   As filed with the Securities and Exchange Commission on October 25, 2001
                                                    Registration No. 333-71942
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                              ___________________
                                AMENDMENT No. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________
                         AmerisourceBergen Corporation
            (Exact name of Registrant as specified in its charter)

           Delaware                             5122                   23-3079390
 (State or Other Jurisdiction       (Primary Standard Industrial    (I.R.S. Employer
of Incorporation or Organization)    Classification Code Number)   Identification No.)

                              ___________________
                         1300 Morris Drive, Suite 100
                         Chesterbrook, PA  19087-5594
                                (610) 727-7000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                              ___________________
                   See Table of Additional Registrants Below

                              ___________________
                                 R. David Yost
                     President and Chief Executive Officer
                         AmerisourceBergen Corporation
                         1300 Morris Drive, Suite 100
                          Chesterbrook, PA 19087-5594
                                (610) 727-7000
(Name, address including zip code, and telephone number, including area code, of agent for service)
                              ___________________
                                With a Copy to:

                             John D. LaRocca, Esq.
                                    Dechert
                           4000 Bell Atlantic Tower
                               1717 Arch Street
                       Philadelphia, Pennsylvania, 19103
                                (215) 994-4000

                              ___________________

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     The Registrants hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         AmerisourceBergen Corporation

                        Table of Additional Registrants


                                                                               Primary Standard
                                                                               Industrial
                                                   State of Incorporation      Classification     IRS Employer
Name                                               or Organization             Code Number        Identification No.
----                                               ----------------------      ----------         ------------------
AmeriSource Corporation                             Delaware                   5122               23-2353106
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087
(610) 727-7000

AmeriSource Health Corporation                      Delaware                   5122               23-2546940
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087
(610) 727-7000

AmeriSource Health Services Corporation             Delaware                   5122               52-1489606
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087
(610) 727-7000

AmeriSource Heritage Corporation                    Delaware                   5122               51-0382309
1403 Foulk Road, Suite 106
Wilmington, DE 19803
(610) 727-7000

AmeriSource Sales Corporation                       Delaware                   5122               23-2892148
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087
(610) 727-7000

Alliance Health Services, Inc.                      Delaware                   6719               22-3226432
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Alliance Home Health Care, Inc                      Connecticut                6719               06-1341698
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

ASD Hemophilia Program, L. P.                       California                 5129               33-0843563
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

ASD Hemophilia Management, LLC                      Delaware                   5129               33-0843562
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

ASD Specialty Healthcare, Inc.                      California                 5129               33-0800482
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

BBC Laboratories                                    California                 6719               95-2657727
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

BBC Packing Corporation                             Delaware                   6719               33-0861595
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

BBC Special Packaging, Inc.                         Delaware                   6719               33-0851593
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

BBC Transportation Company                          California                 6719               33-0183052
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Bergen Brunswig Corporation                         New Jersey                 5129               22-1444512
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Bergen Brunswig Drug Company                        California                 5129               95-2574740
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Bergen Brunswig Realty Services, Inc.               California                 6719               94-1353448
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

BBC Operating Sub, Inc.                             Delaware                   6719               33-0845757
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Beverly Acquisition Corporation                     Delaware                   6719               71-0765364
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Brownstone Pharmacy, Inc.                           Connecticut                8099               06-0765364
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Capstone Med, Inc.                                  Delaware                   6719               52-1993496
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000


Capstone Pharmacy of Delaware, Inc.                 Maryland                   5912               52-1191584
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

CD Smith Healthcare, Inc.                           Missouri                   5122               44-0437360
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087
(610) 727-7000

Century Advertising, Inc.                           California                 6719               95-3684102
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Choice Medical, Inc.                                Kentucky                   5734               61-1152185
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Computran Systems, Inc.                             Oregon                     8099               93-0675109
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Compuscript, Inc                                    New York                   5129               13-3089063
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Corrections Pharmacies of California, LP            Delaware                   6719               33-0849535
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Corrections Pharmacies L.L.C.                       Delaware                   6719               25-1825501
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Corrections Pharmacies of Hawaii, LP                Delaware                   6719               33-0854316
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Corrections Pharmacies Licensing Company, LLC       Delaware                   6719               33-1825502
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

DD Wholesale, Inc.                                  Massachusetts              6719               04-3133621
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Drug Service, Inc.                                  California                 6719               77-0003551
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Dunnington Drug, Inc.                               Delaware                   6719               22-3122469
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Dunnington Rx Services of Massachusetts, Inc.       Massachusetts              6719               04-3122469
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Dunnington Rx Services of Rhode Island, Inc.        Rhode Island               8099               05-0460848
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Durr-Fillauer Medical, Inc.                         Delaware                   6599               63-0063220
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Express Pharmacy Services, Inc.                     Florida                    6719               59-2919363
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Family Center Pharmacy, Inc.                        Pennsylvania               5912               25-1555759
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

General Drug Company                                Illinois                   5122               36-1124740
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087
(610) 727-7000

Goot Nursing Home Pharmacy, Inc.                    Arizona                    5912               86-0785205
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Goot Westbridge Pharmacy, Inc.                      Arizona                    6719               86-0588776
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Goot's Goodies, Inc.                                Arizona                    5499               86-0561754
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Goot's Pharmacy & Orthopedic Supply, Inc.           Arizona                    6719               None
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Green Barn, Inc.                                    Delaware                   6599               33-0883533
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Health Services Capital Corporation                 Delaware                   6719               51-0294301
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087
(610) 727-7000

Healthcare Prescription Services, Inc.              Indiana                    6719               35-1868731
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Home Medical Equipment Health Company               California                 6719               95-4506229
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Insta-Care Holdings, Inc.                           Florida                    6719               59-2213553
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Insta-Care Pharmacy Services Corporation            Texas                      8099               59-1817412
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Integrated Commercialization Solutions, Inc.        California                 5129               75-2758166
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Inteplex, Inc.                                      California                 7379               33-0682992
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

James Brudnick Company, Inc.                        Delaware                   5122               36-3926923
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087
(610) 727-7000

K/S Instrument Corp.                                New Jersey                 6719               13-2611846
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

LAD Drug Corporation                                California                 6719               None
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Los Angeles Drug Corporation                        California                 6719               None
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

MDP Properties, Inc.                                California                 6719               95-6054644
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Management Systems of America, Inc.                 Delaware                   8099               62-1736907
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Medical Health Industries, Inc.                     Delaware                   6719               39-1140633
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Medical Initiatives, Inc.                           Florida                    8099               59-3550338
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Medidyne, Corp                                      New Jersey                 5129               22-3285528
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Omni Med B, Inc.                                    Connecticut                6719               06-1303450
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Pharmacy Dynamics Group, Inc                        Florida                    6719               65-0166808
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Pharmacy Corporation of America, Inc.               California                 8099               95-3849613
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Pharmacy Corporation of America                     Delaware                   8099               71-0776297
-Massachusetts, Inc.
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

Pharmacy Healthcare Solutions, Ltd.                 Texas                      5122               75-2661419
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087
(610) 727-7000

PharMerica, Inc.                                    Delaware                   5122               11-2310352
4000 Metropolitan Drive
Orange, CA 92868
(714) 385-4000

PharMerica Drug Systems, Inc.                       Maryland                   8099               52-1198121
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

Premier Pharmacy, Inc.                              Delaware                   8099               58-2006361
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

RightPak, Inc.                                      Delaware                   3399               33-0861592
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

Rombro's Drug Center, Inc.                          Maryland                   6719               52-0748791
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

SBS Pharmaceuticals, Inc.                           Delaware                   5122               36-1124740
1300 Morris Drive, Suite 100
Chesterbrook, PA  19087
(610) 727-7000

Southwest Pharmacies, Inc.                          Arizona                    8099               86-0362826
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

Southwestern Drug Corporation                       Texas                      6719               00-0986055
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

Stadt Solutions, LLC                                Delaware                   5122               33-0810294
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

Tmesys, Inc.                                        Florida                    8099               59-3143128
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

The Allen Company                                   Florida                    6719               33-0056791
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

The Lash Group, Inc.                                Delaware                   5416               52-1663991
4000 Metropolitan Drive
Orange, CA  92868
(714) 385-4000

Value Apothecaries, Inc.                            Texas                      6719               75-2660314
1300 Morris Drive, Suite 100
Chesterbrook, PA  19087
(610) 727-7000

                             TABLE OF CONTENTS

Forward-Looking Statements...........................     xi       The Exchange Offer...................................     48
Summary Unaudited Pro Forma Consolidated                           Management...........................................     56
 Financial Data AmerisourceBergen....................     11       Ownership Of Capital Stock...........................     58
Summary Historical Financial Data AmeriSource........     14       Description Of Capital Stock.........................     58
Summary Historical Financial Data Bergen.............     16       Description Of Other Indebtedness....................     58
Risk Factors.........................................     19       Description Of Notes.................................     64
Merger And Related Transactions......................     25       Certain United States Federal Tax Consequences.......    106
Use Of Proceeds......................................     27       Plan Of Distribution.................................    110
Calculation of Ratio of Earnings to Fixed Charges....     27       Where You Can Find Additional Information............    111
AmerisourceBergen Corporation Unaudited Pro Forma                  Legal Matters........................................    111
 Consolidated Condensed Financial Information........     28       Experts..............................................    111
AmeriSource And Bergen Selected Consolidated                       Incorporation Of Documents By Reference..............    112
 Financial Data......................................     36       Index To Consolidated Balance Sheet..................    F-1
Business.............................................     40

     You should rely only on the information contained in this prospectus and any supplement, including the periodic reports and other information we file with the Securities and Exchange Commission or to which we have referred you. See "Where you Can Find Additional Information". We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or any supplement.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                          FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable.

     These statements also relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

     We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

     .    acquisitions and dispositions;

     .    changes in general economic, business and industry conditions;

     . changes in pharmaceutical manufacturer pricing and distribution policies;

     .    changes in political and social conditions and local regulations;

     .    significant litigation;

     .    changes in sales mix;

     .    competition;

     .    disruptions of established supply channels;

     .    degree of acceptance of new products;

     .    difficulty of forecasting sales at various times in various markets;

     .    the availability, terms and deployment of capital; and

     . the other factors discussed below under the heading "Risk Factors" and elsewhere in this prospectus.

     All of our forward-looking statements should be considered in light of these factors. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise.

                                    SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) appearing elsewhere or incorporated by reference in this prospectus. Unless the context otherwise requires:

     . "we," "us," "AmerisourceBergen" and "the Company" refer to AmerisourceBergen Corporation and its subsidiaries on a consolidated basis after the merger described below.

     . "AmeriSource" refers to AmeriSource Health Corporation and its subsidiaries on a consolidated basis.

     . "Bergen" refers to Bergen Brunswig Corporation and its subsidiaries on a consolidated basis.

     . "Pro forma" means adjusted as if the following had been completed as of the beginning of the relevant time period: (i) the merger; (ii) the offering of the old notes; (iii) the repayment of amounts outstanding under the former credit facilities of AmeriSource and Bergen; (iv) the closing of the new credit facility; (v) the repurchase of approximately $184.6 million of PharMerica notes tendered under the terms of the tender offer described below and (vi) the repurchase of all outstanding Durr-Fillauer debentures pursuant to the terms of the change of control offer described below.

     . All industry statistics in this prospectus were obtained from data prepared or provided by the National Wholesale Druggists' Association and other recognized industry sources.

                              The Exchange Offer

     On August 14, 2001, we issued and sold $500.0 million aggregate principal amount of Series A 8 1/8% Senior Notes Due 2008, referred to as the old notes. In connection with that sale, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to deliver this prospectus to you and to complete an exchange offer for the old notes. As required by the registration rights agreement, we are offering to exchange $500.0 million aggregate principal amount of our new Series B 8 1/8% Senior Notes Due 2008, referred to as the new notes, the issuance of which will be registered under the Securities Act, for a like aggregate principal amount of our old notes. We refer to this offer to exchange new notes for old notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal as the exchange offer. You are entitled to exchange your old notes for new notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this Summary for further information regarding the exchange offer and the new notes.

                               AmerisourceBergen

     We are a leading national wholesale distributor of pharmaceutical products and related healthcare services and solutions with pro forma operating revenue (excluding bulk shipments) of approximately $30 billion, pro forma adjusted earnings before interest expense, taxes, depreciation and amortization ("Adjusted EBITDA" as defined below) of approximately $584 million and pro forma operating income of approximately $426 million for the fiscal year ended September 30, 2000.

     We were formed in March 2001 when AmeriSource and Bergen (the "predecessor companies") announced their intent to combine in a merger-of-equals to form our company. The merger will enable us to significantly enhance our competitive position with:

     .     enhanced scale of operations;

     .     operating and administrative cost savings;

     .     improved purchasing efficiencies;

     .     improved working capital management; and

     .     broadened product offering.

     The merger occurred on August 29, 2001. As a result of the merger, we expect to achieve estimated cost savings of approximately $150 million per year by the end of the third year following the merger from, among other things, the consolidation of distribution facilities and related working capital improvements, the elimination of duplicative administrative functions and generic inventory purchasing efficiencies. We also expect to benefit from lower financing costs as a result of the combination.

     Our greater scale of operations enhances our competitive position in our core wholesale pharmaceutical distribution business through improved access to capital, enhanced purchasing efficiencies and a broader service offering to our customers. We have several initiatives to provide additional value-added services to our customers including pharmaceutical packaging, management information and consulting services and specialty pharmaceutical product distribution and services.

     Our businesses operate in two segments. The first segment, pharmaceutical distribution, includes our core wholesale pharmaceutical drug distribution business, ASD Specialty Healthcare--our pharmaceutical alternate site distribution business and American Health Packaging--our pharmaceutical repackaging business. Pharmaceutical distribution also includes a number of smaller specialty units in areas such as management reimbursement consulting services and third party logistics services for pharmaceutical manufacturers. Our second operating segment is PharMerica, a leading national provider of institutional pharmacy services in long-term care and alternate site settings. PharMerica also provides mail-order pharmacy services to chronically and catastrophically ill patients under workers' compensation programs.

     We are attractively positioned in the market as the only national wholesale pharmaceutical distributor exclusively focused on pharmaceutical product distribution, services and solutions. We serve the following major market segments:

     .     acute care hospitals and health systems;

     .     independent retail pharmacies;

     .     the alternate site market; and

     .     national and regional retail pharmacy chains.

     We currently serve customers through a geographically diverse network of distribution centers in the United States. We are typically the primary source of supply for pharmaceutical and related products to our customers.

     We offer a broad range of solutions to our customers and suppliers designed to enhance the efficiency and effectiveness of their operations, allowing them to improve the delivery of healthcare to patients and consumers and lower overall costs in the pharmaceutical supply chain.

     Our customer base is geographically diverse and balanced with no single customer representing more than 7.3% of pro forma fiscal 2000 operating revenue. The merger combined two companies with complementary customer bases that have minimal overlap. We have one of the leading market positions in the acute care hospital and health systems market, which represented approximately 30% of pro forma fiscal 2000 operating revenue, and the independent retail pharmacy market, which represented approximately 29% of pro forma fiscal 2000 operating revenue. We also have a strong presence with national and regional retail pharmacy chains, which represented 17% of our pro forma fiscal 2000 operating revenue.

     In the attractive alternate site market, we supply pharmaceuticals and other related products and services to the oncology, nephrology, vaccine, plasma and other specialty healthcare markets. We serve a continuum of customers including physicians' offices and clinics, skilled nursing facilities, mail-order facilities, assisted living centers and chronically ill patients. We also provide plasma products to acute care hospitals. The alternate site market represented approximately 24% of pro forma fiscal 2000 operating revenue.

                               Industry Overview

     We have benefited from the significant growth of the full service wholesale drug industry in the United States. According to an independent third party provider of information to the pharmaceutical and healthcare industry, industry sales grew from approximately $68 billion in 1995 to approximately $140 billion in 2000 and are expected to grow to approximately $264 billion in 2005.

     The factors contributing to the growth of the full service wholesale drug industry in the United States, and other favorable industry trends, include:

     .   an aging population;

     .   the introduction of new pharmaceuticals;

     .   the increased use of outpatient drug therapy;

     .   rising pharmaceutical prices; and

     .   the expiration of patents for brand name pharmaceuticals.

     We expect wholesale drug revenue, gross margins and profitability will continue to benefit from these trends. For example, sales of pharmaceuticals to individuals over age 65, who suffer from greater incidence of chronic illnesses and disabilities and account for higher annual pharmaceutical expenditures, are expected to increase. The population in this age group is projected to increase from 35 million in 2000 to more than 39 million by the year 2010. Also, the introduction of new compounds through traditional research and development as well as the advent of new research, production and delivery methods, such as biotechnology and gene research and therapy, have been responsible for significant increases in pharmaceutical sales. We expect this trend to continue as manufacturers strive to generate new compounds and delivery methods that are more effective in treating diseases. We also expect that, consistent with historical trends, price increases on pharmaceutical products will continue to equal or exceed the overall Consumer Price Index. These price increases create opportunities for appreciation on inventory acquired in advance of price increases, thereby enhancing profitability. We also believe that gross profit margins will be favorably impacted as a significant number of patents for widely-used brand name pharmaceutical products will expire in the next several years, as generic products have historically provided a greater gross profit margin opportunity than brand name products.

                               Business Strategy

     AmerisourceBergen's business strategy is anchored in national pharmaceutical distribution and services, reinforced by the value-added healthcare solutions we provide our customers and suppliers. This focused strategy has significantly expanded our predecessors' businesses over the past five years and we believe we are well-positioned to continue to grow revenue and increase operating income through the execution of the following key elements of our business strategy:

     . Continue Growth in Existing Markets. We believe that we are well-positioned to continue to grow in our existing markets by: (i) providing superior distribution services to our customers and suppliers and (ii) delivering specific programs and services unique to each of our customer groups. We strive to provide exceptional service to our customers, which is reflected in the consistently high rankings achieved by our predecessor companies in recent customer surveys.

     . Expand Growth Opportunities through Healthcare Solutions for Customers. We are continually enhancing our services and packaging these services into programs designed to enable customers to improve sales and compete more effectively. As a result of the merger, we will broaden the range of value-added solutions that AmeriSource and Bergen offered their customers. We expect to integrate complementary AmeriSource and Bergen services and programs, such as generic purchasing programs, independent retail pharmacy marketing programs and customer order and inventory management systems offered to retail pharmacies, into a comprehensive solution package consisting of the best features of existing services and programs. We intend to market these solutions to existing customers and to use the increased range of services to attract new customers.

     . Expand Growth Opportunities through Healthcare Solutions for Suppliers. We have been developing solutions for suppliers to improve the efficiency of the healthcare supply chain. Programs for suppliers to assist with rapid new product launches, promotional and marketing services to accelerate product sales, custom packaging, and product data reporting are examples of value-added solutions currently offered. We believe these services will continue to expand, further contributing to our revenue and income growth. We also intend to acquire companies that deliver complementary value-added products and services to our existing customers and suppliers.

     . Improve Operating and Capital Efficiencies. We believe we already have one of the lowest operating cost structures among our major national competitors. We expect to lower our cost structure further as we consolidate our existing distribution facility network and establish new, more efficient distribution centers. We also intend to further reduce operating expenses as a percentage of revenue by eliminating duplicate administrative functions. These measures are designed to reduce marginal operating costs, to provide greater access to financing sources and to reduce the cost of capital. In addition, we believe we will continue to achieve productivity and operating income gains as we invest in and continue to implement warehouse automation technology, adopt "best practices" in warehousing activities and increase operating leverage due to increased volume per full service distribution facility.

                      The Merger and Related Transactions

     On March 16, 2001, AmeriSource and Bergen entered into an Agreement and Plan of Merger, pursuant to which AmeriSource and Bergen would be combined in a merger-of-equals to form AmerisourceBergen. The closing of the merger occurred on August 29, 2001. We believe that the combined strengths of AmeriSource and Bergen will enable us to achieve significant operating efficiencies and produce substantial benefits for our customers and stockholders. By combining the companies, we believe we will create the potential for stronger operating results and a stronger financial condition than either company could achieve on its own.

     We refinanced the former senior secured credit facilities of AmeriSource and Bergen, which had outstanding balances of $80.9 and $469.6 million, respectively, at June 30, 2001, and the PharMerica debt described below with the proceeds of the offering of the old notes together with borrowings under a new credit facility with a syndicate of banks led by The Chase Manhattan Bank, an affiliate of J.P. Morgan Securities Inc., and Bank of America, N.A., an affiliate of Banc of America Securities LLC. The new credit facility provides an aggregate commitment of $1.3 billion, of which $1.0 billion consists of revolving loan commitments and $300.0 million consists of term loan commitments. We commenced a change of control offer with respect to Bergen's $20.6 million aggregate principal amount of 7% convertible subordinated debentures due 2006 originally issued by Durr-Fillauer Medical Inc., a subsidiary of Bergen, pursuant to the terms of the applicable indenture.

     In connection with the merger, we refinanced the outstanding debt securities of Bergen's PharMerica subsidiary through a tender offer. On July 17, 2001, PharMerica commenced the tender offer. Approximately $184.6 million of PharMerica notes were tendered pursuant to the tender offer. The remaining $123.5 million of PharMerica notes may be tendered pursuant to the change of control offer described below. In connection with the tender offer, PharMerica successfully solicited consents from the holders of the PharMerica notes to eliminate substantially all of the restrictive covenants in the indenture relating to such notes, including a covenant restricting PharMerica's ability to guarantee the new notes offered in exchange for the old notes hereby. The obligation of PharMerica to purchase notes in the tender was conditioned upon, among other things, (i) the consummation of the merger and (ii) the consummation of offering of the old notes. The offering of the old notes was not conditioned upon consummation of the tender offer, but the release from escrow of the funds from the sale of the old notes was conditioned upon PharMerica and certain of our subsidiaries becoming a guarantor of the old and the new notes. Since all of the PharMerica notes were not tendered pursuant to the tender offer, we were required to make a change of control offer to holders of the PharMerica notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

     Cash funding requirements on a pro forma basis as of June 30, 2001 to consummate the refinancings and pay costs associated with the merger were $913.8 million, which were provided by: (i) $413.8 million of borrowings under the new credit facility, of which $113.8 million consisted of revolving credit borrowings and $300.0 million consisted of term loans and (ii) $500.0 million of gross proceeds from the issuance of the old notes. The refinancing of the former secured credit facilities, the PharMerica debt, the Durr-Fillauer debentures, the borrowings under the new credit facility and the offering of the old notes are referred to herein as the "financings."

     The following table sets forth the sources and uses of funds for these transactions assuming that (i) all Durr-Fillauer debentures are repurchased and
(ii) $184.6 million of the PharMerica notes were properly tendered and not withdrawn pursuant to the tender offer.

                                                                                        Amount
                                                                                   -----------------
Source of Funds:                                                                      (in millions)
8 1/8% Senior Notes due 2008.....................................................             $500.0
Revolving borrowings under new credit facility...................................              113.8
Term loans under new credit facility.............................................              300.0
                                                                                    ----------------
   Total sources.................................................................             $913.8
                                                                                    ================

Uses of Funds:
Refinancing of AmeriSource's and Bergen's former outstanding bank debt(1)........             $550.5
Repurchase of outstanding PharMercia notes(2)....................................              184.6
Repurchase of all outstanding Durr-Fillauer debentures(3)........................               20.6
Merger and financing costs(4)....................................................              158.1
                                                                                     ----------------
   Total uses....................................................................             $913.8
                                                                                     ================

_____________
(1)  Based upon amounts outstanding at June 30, 2001.

(2) Includes the PharMerica notes that were repurchased and cancelled pursuant to the tender offer, but excludes the applicable premium and consent fees that were included in fees and expenses. Excludes any PharMerica notes which may be repurchased and cancelled pursuant to a change of control offer.

(3) Includes the balance of the Durr-Fillauer debentures that are expected to be repurchased and cancelled pursuant to a change of control offer.

(4) Includes estimated payments pursuant to executive compensation agreements, merger transaction fees and fees associated with the financings.

                              The Exchange Offer

Securities Offered........................  $500,000,000 aggregate principal amount of 8 1/8% Senior Notes Due
                                            2008. The terms of the new notes and
                                            old notes are identical in all
                                            material respects, except for
                                            transfer restrictions and
                                            registration rights relating to the
                                            old notes.

The Exchange Offer........................  We are offering the new notes to you in exchange for a like principal
                                            amount of old notes. Old notes may
                                            be exchanged only in integral
                                            multiples of $1,000. We intend by
                                            the issuance of the new notes to
                                            satisfy our obligations contained in
                                            the registration rights agreement.

Expiration Date; Withdrawal of Tender.....  The exchange offer will expire at
                                            5:00 p.m., New York City time, on
                                                        , 2001, or such later
                                            date and time to which it may be
                                            extended by us. The tender of old
                                            notes pursuant to the exchange offer
                                            may be withdrawn at any time prior
                                            to the expiration date of the
                                            exchange offer. Any old notes not
                                            accepted for exchange for any reason
                                            will be returned without expense to
                                            the tendering holder thereof as
                                            promptly as practicable after the
                                            expiration or termination of the
                                            exchange offer.

Conditions to the Exchange Offer..........  Our obligation to accept for exchange, or to issue new notes in
                                            exchange for, any old notes is
                                            subject to customary conditions
                                            relating to compliance with any
                                            applicable law or any applicable
                                            interpretation by the staff of the
                                            Securities and Exchange Commission,
                                            the receipt of any applicable
                                            governmental approvals and the
                                            absence of any actions or
                                            proceedings of any governmental
                                            agency or court which could
                                            materially impair our ability to
                                            consummate the exchange offer. We
                                            currently expect that each of the
                                            conditions will be satisfied and
                                            that no waivers will be necessary.
                                            See "The Exchange Offer --
                                            Conditions to the  Exchange Offer."

Procedures for Tendering Old Notes........  If you wish to accept the exchange offer and tender your old notes, you
                                            must complete, sign and date the
                                            Letter of Transmittal, or a
                                            facsimile of the Letter of
                                            Transmittal, in accordance with its
                                            instructions and the instructions in
                                            this prospectus, and mail or
                                            otherwise deliver such Letter of
                                            Transmittal, or the facsimile,
                                            together with the old notes and any
                                            other required documentation, to the
                                            exchange agent at the address set
                                            forth herein. See "The Exchange
                                            Offer -- Procedures for Tendering
                                            Old Notes."

Use of Proceeds...........................  We will not receive any proceeds from the exchange offer.

Exchange Agent............................  The Chase Manhattan Bank and Trust
                                            Company, National Association is
                                            serving as the exchange agent in
                                            connection with the exchange offer.

Federal Income Tax Consequences...........  The exchange of notes pursuant to the exchange offer should not be a
                                            taxable event for federal income tax
                                            purposes. See "United States Federal
                                            Income Tax Consequences."

      Consequences of Exchanging Old Notes Pursuant to the Exchange Offer

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that holders of old notes (other than any holder who is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) who exchange their old notes for new notes pursuant to the exchange offer generally may offer the new notes for resale, resell such new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

     . the new notes are acquired in the ordinary course of the holders' business;

     . the holders have no arrangement with any person to participate in a distribution of the new notes; and

     . neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes.

     Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." In addition, to comply with the securities laws of applicable jurisdictions, the new notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. We have agreed, under the registration rights agreement and subject to limitations specified in the registration rights agreement, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the notes reasonably requests in writing. If a holder of old notes does not exchange the old notes for new notes according to the terms of the exchange offer, the old notes will continue to be subject to the restrictions on transfer contained in the legend printed on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes."

     The old notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market. Following commencement of the exchange offer but prior to its completion, the old notes may continue to be traded in the PORTAL market. Following completion of the exchange offer, the new notes will not be eligible for PORTAL trading.

                                 The New Notes

     The terms of the new notes and the old notes are identical in all material respects, except for transfer restrictions and registration rights relating to the old notes. Included within any reference to the term "notes" throughout this prospectus is a reference to both the new notes and the old notes offered to be exchanges hereby, unless the context otherwise requires.


Issuer..........................   AmerisourceBergen Corporation.

New Notes Offered...............   $500,000,000 aggregate principal amount of
                                   8 1/8% Senior Notes due 2008.

Maturity Date...................   September 1, 2008.

Interest........................   8 1/8% per annum, payable semiannually in
                                   arrears on March 1 and September 1,
                                   commencing March 1, 2002.

Interest Computation............   Interest on the new notes will be paid on the
                                   basis of a 360-day year comprised of twelve
                                   30-day months.

Ranking.........................   The new notes and the subsidiary guarantees
                                   will rank:

                                       .  effectively junior to all of our and
                                          the guarantors' existing and future
                                          secured indebtedness, including any
                                          borrowings under our new credit
                                          facility;

                                       .  equally with any of our and the
                                          guarantors' existing and future
                                          unsecured senior indebtedness; and

                                       .  senior to any of our and the
                                          guarantors' existing and future
                                          subordinated indebtedness.

                                   At June 30, 2001, assuming the merger had been completed at that time, the new notes and the guarantees would have effectively ranked junior to:

                                       .  $413.8 million of secured indebtedness
                                          under the new credit facility;

                                       .  $55.0 million of secured indebtedness
                                          under the Blanco revolving credit
                                          facility; and

                                       .  $825.4 million of additional
                                          borrowings that would have been
                                          available under the new credit
                                          facility after deducting $60.8 million
                                          of outstanding letters of credit. The
                                          new notes are initially being offered
                                          in the principal amount of
                                          $500 million. We may, without the
                                          consent of the holders, increase such
                                          principal amount in the future on the
                                          same terms and conditions and with the
                                          same CUSIP numbers(s) as the notes
                                          being offered hereby.

Optional Redemption..............  We may redeem any of the new notes at any time at the prices set forth in this
                                   prospectus, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. See "Description of New Notes -- Optional Redemption."

Change of Control................  If a change of control occurs we will be required to make an offer to purchase the new notes at a purchase price of 101% of the principal amount of the new notes on the date of purchase, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. See "Description of New Notes -- Repurchase at the Option of Holders-- Change of Control."

Subsidiary Guarantees............  The new notes are jointly and severally guaranteed on an unsecured senior basis by certain of our existing and future domestic restricted subsidiaries.

Certain Covenants................  The indenture governing the new notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

                                        .   incur additional indebtedness;

                                        .   create liens;

                                        .   pay dividends or make other equity
                                            distributions;

                                        .   purchase or redeem capital stock;

                                        .   make investments;

                                        .   sell assets or consolidate or merge
                                            with or into other companies; and

                                        .   engage in transactions with
                                            affiliates.

                                   These limitations are subject to a number of important qualifications and exceptions. See "Description of New Notes--Certain Covenants."

                                     * * *

     Our principal executive offices are located at 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594 and our western management center is located at 4000 Metropolitan Drive, Orange, California 92868-3510. Our telephone number is (610) 727-7000. Our website is http://www.amerisourcebergen.net. Any Internet addresses provided in this prospectus are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

                                 Risk Factors

     You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors" for a discussion of the material risks involved with an investment in the notes.

           SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                               AMERISOURCEBERGEN

     The following table summarizes, under the purchase method of accounting, summary unaudited pro forma consolidated statement of operations data for the year ended September 30, 2000 and the nine months ended June 30, 2001, as if the merger between AmeriSource and Bergen and the financings had been completed on October 1, 1999 and summary unaudited pro forma consolidated balance sheet data as of June 30, 2001 as if the merger and financings had been completed on that date. We have included this summary unaudited pro forma consolidated financial information only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger between AmeriSource and Bergen and the financings had been completed on the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of AmerisourceBergen will be. This summary unaudited pro forma consolidated financial data does not reflect any adjustments to reflect any cost savings or other synergies anticipated as a result of the merger or any future merger-related expenses.

                                                      Year Ended               Nine Months Ended
                                                 September 30, 2000(a)         June 30, 2001(a)
                                               -------------------------     --------------------
  Statement of Operations Data:                  (dollars in thousands, except per share amounts)
  Revenue:
    Operating Revenue.............................    $30,335,606                $25,546,626
    Bulk deliveries to customers' warehouses......      4,252,317                  3,187,843
                                                      -----------                -----------
    Total revenue.................................     34,587,923                 28,734,469
  Income from continuing operations...............        145,591                    185,778
  Earnings per share from continuing
    operations--assuming dilution.................           1.43                       1.76
  Cash dividends declared per share (b)...........    $       .10                $      .075
  Ratio of earnings to fixed charges (c)..........            2.2x                       2.9x

  Other Operating Information:
  EBITDA(d).......................................    $   497,382                $   507,016
  Adjusted EBITDA (e).............................    $   583,911                $   507,919
  Ratio of Adjusted EBITDA to interest
    expense and distributions on preferred
    securities of subsidiary trust................            3.2x                       3.5x
  Capital expenditures (f)........................    $    85,928                $    42,208

                                                                                                June 30, 2001
                                                                                            ---------------------
                                                                                            (in thousands, except
                                                                                              per share amounts)
Cash and cash equivalents.................................................................         $    155,102
Total assets..............................................................................            9,523,147
Long-term debt, including current portion of $3,454.......................................            1,906,930
Preferred securities of subsidiary trust holding solely debt securities of Bergen.........              254,400
Total stockholders' equity................................................................            2,777,579
Book value per share......................................................................                26.93

__________
(a) Amounts include the effect of AmeriSource's and Bergen's special items as described in Note 5 of the Notes to Unaudited Pro Forma Consolidated Condensed Financial Information. The aggregate effect of these items was:

     -- to reduce pro forma consolidated income from continuing operations by $55.3 million and $0.6 million for the year ended September 30, 2000 and nine month ended June 30, 2001, respectively; and

     -- to reduce pro forma earnings per share from continuing operations-- assuming dilution by $.54 and $.01 for the year ended September 30, 2000 and nine months ended June 30, 2001, respectively.

(b) Pro forma consolidated cash dividends declared per share represent the combined company's intention to declare and pay a quarterly dividend of $.025 per share.

(c) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include income (loss) before taxes and fixed charges (adjusted for interest capitalized during the period). "Fixed charges" include interest, whether expensed or capitalized, amortization of deferred financing costs, distributions on trust preferred securities and the portion of rental expense that is representative of the interest factor in these rentals.

(d) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

(e) Adjusted EBITDA is calculated by adding to EBITDA certain items of expense that we believe are not indicative of our future operating performance, as described in the AmeriSource and Bergen Summary Historical Financial Data.

     The following table summarizes the impact of these adjustments to EBITDA for the periods indicated:

                                                                        Nine Months
                                                  Year Ended               Ended
                                              September 30, 2000       June 30, 2001
                                              ------------------    ------------------
                                                           (in thousands)
EBITDA......................................        $ 497,382          $ 507,016
Adjustments:
   Special provisions for doubtful                     66,700                ---
     receivables............................
   Restructuring charge.....................           10,670                ---
   Abandonment of capitalized software......            6,309                ---
   Office severance.........................            3,973                ---
   Facility consolidations and employee
     severance..............................           (1,123)               ---
   Merger costs.............................              ---                903
                                                    ---------          ---------
Adjusted EBITDA.............................        $ 583,911          $ 507,919
                                                    =========          =========

     Adjusted EBITDA represents EBITDA plus the additional adjustments noted in the table above. Adjusted EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may present Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

(f) Capital expenditures represent the historical capital expenditures of AmeriSource and Bergen for the periods presented.

                       SUMMARY HISTORICAL FINANCIAL DATA
                                  AMERISOURCE

     The summary historical financial data of AmeriSource has been derived from the consolidated financial statements and related notes of AmeriSource for each of the years in the five-year period ended September 30, 2000 and the consolidated financial statements for the nine months ended June 30, 2001 and 2000. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes incorporated by reference in this prospectus.

                                                                                                       As of or for the Nine
                                                                                                            Months Ended
                                                As of or for the Year Ended September 30,                     June 30,
                                     ---------------------------------------------------------------  -------------------------
                                         1996       1997(a)      1998(b)      1999(c)      2000(d)      2000(d)      2001(e)
                                     -----------  -----------  -----------  -----------  -----------  -----------  ------------
                                                          (dollars in thousands, except per share amounts)
Statement of Operations Data:
Operating revenue................... $ 5,806,126  $ 8,173,679  $ 9,373,482  $ 9,760,083  $11,609,995  $ 8,582,219  $10,306,288
Bulk deliveries to customers'
 warehouses.........................     111,046      124,956      129,555       47,280       35,026       31,072          834
                                     -----------  -----------  -----------  -----------  -----------  -----------  ------------
Total revenue.......................   5,917,172    8,298,635    9,503,037    9,807,363   11,645,021    8,613,291   10,307,122
Income before extraordinary items...      43,463       50,123       46,030       70,915       99,014       71,018       89,213
Net income(f).......................      36,221       48,141       46,030       67,466       99,014       71,018       89,213
Earnings per share-assuming
 dilution:
 Income before extraordinary
    items...........................         .90         1.00          .91         1.38         1.90         1.37         1.64
 Net income.........................         .75          .96          .91         1.31         1.90         1.37         1.64
Balance Sheet Data:
Cash and cash equivalents and
 restricted cash....................      73,832       71,551       90,344       59,497      120,818       36,160       94,298
Total assets........................   1,236,221    1,798,109    1,726,272    2,060,599    2,458,567    2,402,780    2,887,944
Long-term debt, including
 current portion....................     443,908      602,166      540,327      559,127      413,675      533,382      643,379
Stockholders' equity (deficit)...... $   (34,856) $    18,881  $    75,355  $   166,277  $   282,294  $   245,143  $   402,925
Ratio of earnings to fixed
 charges(g).........................         2.6x         2.7x         2.3x         3.6x         4.3x         4.2x         5.2x
Other Operating Information:
EBITDA(h)........................... $   109,939  $   138,211  $   155,816  $   176,375  $   217,666  $   157,574  $   190,893
Adjusted EBITDA(i).................. $   109,939  $   149,782  $   182,505  $   191,267  $   216,543  $   156,451  $   191,796
Ratio of Adjusted EBITDA to
 interest expense...................         2.9x         3.5x         3.1x         4.8x         5.2x         5.0x         6.4x
Ratio of total debt to Adjusted
 EBITDA.............................         4.0x         4.0x         3.0x         2.9x         1.9x          --           --
Capital expenditures................ $    16,822  $    16,302  $    12,101  $    15,793  $    16,619  $    12,360  $    18,139

__________
(a) Includes $7.1 million of costs related to facility consolidations and employee severance, net of income tax benefit of $4.5 million.

(b) Includes $11.2 million of merger costs, net of income tax benefit of $7.2 million, and $5.1 million of costs related to facility consolidations and employee severance, net of income tax benefit of $3.2 million.

(c) Includes $9.3 million of costs related to facility consolidations and employee severance, net of income tax benefit of $2.4 million, and $2.7 million of merger costs, net of income tax benefit of $0.5 million.

(d) Includes a $0.7 million reversal of costs related to facility consolidations and employee severance, net of income taxes of $0.4 million.

(e) Includes $0.6 million of merger costs, net of income tax benefit of $0.3 million.

(f) In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS No. 141") and SFAS No. 142, "Goodwill and Other Intangible Assets," ("SFAS No. 142"). SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. SFAS No. 141 is not expected to have a significant impact on the results of operations or financial position of AmeriSource. While AmeriSource has not fully evaluated the impact of SFAS 142, adoption of this standard is expected to result in the elimination of approximately $1.4 million of amortization expense per year.

(g) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include income before taxes and fixed charges (adjusted for interest capitalized during the period). "Fixed charges" include interest, whether expensed or capitalized, amortization of deferred financing costs and the portion of rental expense that is representative of the interest factor in these rentals.

(h) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because AmeriSource believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. However, other companies in the industry may calculate EBITDA differently than AmeriSource does. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of AmeriSource's operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

(i) Adjusted EBITDA is calculated by adding to or deducting from EBITDA certain items of expense that AmeriSource believes are not indicative of its future operating performance.

     The following table summarizes the impact of these adjustments to EBITDA:

                                                                                               For the Nine Months
                                                                                                      Ended
                                                For the Year Ended September 30,                     June 30,
                                  ---------------------------------------------------------   ----------------------
                                     1996        1997        1998        1999        2000        2000         2001
                                  ---------   ---------   ---------   ---------   ---------   ---------   ----------
                                                                    (in thousands)
EBITDA..........................   $109,939    $138,211    $155,816    $176,375    $217,666    $157,574     $190,893
Adjustments:
 Facility consolidations and
  employee severance............         --      11,571       8,283      11,730      (1,123)     (1,123)          --
 Merger costs...................         --          --      18,406       3,162          --          --          903
                                  ---------   ---------   ---------   ---------   ---------   ---------   ----------
Adjusted EBITDA.................   $109,939    $149,782    $182,505    $191,267    $216,543    $156,451     $191,796
                                  =========   =========   =========   =========   =========   =========   ==========

     Adjusted EBITDA represents EBITDA plus the additional adjustments noted in the table above. Adjusted EBITDA is presented because AmeriSource believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.
     However, other companies in the industry may present Adjusted EBITDA differently than AmeriSource does. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of AmeriSource's operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See "Statements of Cash Flows" included in AmeriSource's financial statements.

                       SUMMARY HISTORICAL FINANCIAL DATA
                                    BERGEN

     The summary historical financial data of Bergen has been derived from the consolidated financial statements and related notes of Bergen for each of the years in the five-year period ended September 30, 2000 and the consolidated financial statements for the nine months ended June 30, 2001 and 2000. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes incorporated by reference in this prospectus.

                                                                                                            As of or for the Nine
                                                                                                                 Months ended
                                                                As of or for the Year Ended September 30,           June 30,
                                     ---------------------------------------------------------------------  ---------------------
                                        1996          1997(a)     1998(b)(c)(d)   1999(d)(e)   2000(d)(f)      2000        2001
                                     ----------    -----------   --------------  ----------- -------------  ----------  ---------
                                                             (dollars in thousands, except per share amounts)
Statement of Earnings Data:
Net sales and other revenue:
Excluding bulk shipments to
 customers' warehouses................ $ 9,321,645  $10,908,560  $12,943,739   $16,137,864   $18,725,611   $13,888,268  $15,240,338
Bulk shipments to customers'
 warehouses...........................   2,476,110    2,837,646    3,401,651     4,056,479     4,217,291     3,109,046    3,187,009
                                       -----------  -----------  -----------   -----------   -----------   -----------  -----------
Total net sales and other
 revenue..............................  11,797,755   13,746,206   16,345,390    20,194,343    22,942,902    16,997,314   18,427,347
Earnings (loss) from
 continuing operations(g)(h)..........      73,608       81,044       95,247        84,380      (481,026)       64,309       84,717
Earnings (loss) per share from
 continuing operations-diluted........         .73          .80          .93           .71         (3.58)          .48          .62
Cash dividends declared per
 Class A Common share.................        .192         .216         .315          .225          .170           .16          .03
Balance Sheet Data:

Cash and cash equivalents.............      21,407       54,493       79,003       116,356        94,032       191,504       60,804
Total assets..........................   2,426,892    2,637,828    2,929,622     5,399,452     4,571,424     5,355,092    5,010,373
Long-term debt, including current
 portion..............................     398,030      418,177      448,323     1,537,604     1,089,646     1,343,917    1,112,800
Preferred securities of
 subsidiary trust holding solely
 debt securities of Bergen............          --           --           --       300,000       300,000       300,000      300,000
Stockholders' equity.................. $   578,966  $   644,861  $   629,064   $ 1,495,490   $   723,249   $ 1,269,192  $   809,509
Ratio of earnings to fixed charges(i)          6.1x         6.4x         5.4x          2.9x           --           2.1x         2.1x
Other Operating Information:
EBITDA(j)............................. $   174,146  $   190,378  $   220,653   $   266,332   $  (226,902)  $   279,366  $   315,561
Adjusted EBITDA(k).................... $   174,146  $   196,178  $   240,595   $   312,332   $   366,050   $   279,366  $   315,561
Ratio of Adjusted EBITDA to
 interest expense.....................         8.8x         9.5x         8.1x          4.6x          2.7x          2.8x         2.6x
Ratio of total debt(1) to
 Adjusted EBITDA......................         2.3x         2.1x         1.9x          4.9x          3.4x           --           --
Capital expenditures.................. $    15,107  $    17,957  $    20,835   $    40,918   $    69,309   $    61,095  $    24,069

___________
(a) Includes special charges for merger expenses of $3.4 million, net of income tax benefit of $2.4 million, relating to the termination of a previously proposed merger.

(b) Includes special charges for merger expenses of $8.6 million, net of income tax benefit of $6.0 million, primarily relating to the termination of a previously proposed merger; and abandonment of capitalized software of $3.2 million, net of income tax benefit of $2.1 million.

(c) Includes a cash dividend of $0.075 per share declared September 24, 1998 and paid December 1, 1998.

(d) For information regarding business acquisitions and dispositions during these fiscal years, see Item 7 of Bergen's Form 10-K for the fiscal year ended September 30, 2000.

(e) Includes a special provision for doubtful receivables of $27.8 million, net of income tax benefit of $18.2 million.

(f) Includes special charges for goodwill impairment of $505.3 million, no income tax effect; provision for doubtful receivables associated with two customers of $40.4 million, net of income tax benefit of $26.3 million; restructuring charge of $6.4 million, net of income tax benefit of $4.3 million; abandonment of capitalized software of $3.8 million, net of income tax benefit of $2.5 million; officer severance of $2.4 million, net of income tax benefit of $1.6 million and impairment of investment of $3.0 million, net of income tax benefit of $2.0 million.

(g)  The following table summarizes the special charges described in notes (a),
     (b), (e) and (f) above:

                                                               For the Year Ended September 30,
                                  ----------------------------------------------------------------------------------------
                                          1997                  1998                   1999                   2000
                                  -------------------    -------------------    -------------------    -------------------
                                                                        (in thousands)
Goodwill impairment                  $             --       $             --       $             --       $       (505,300)
Special provision for doubtful
 receivables.....................                  --                     --                (46,000)               (66,700)
Restructuring charge.............                  --                     --                     --                (10,670)
Abandonment of capital software                    --                 (5,307)                    --                 (6,309)
Impairment of investment.........                  --                     --                     --                 (5,000)
Officer severance................                  --                     --                     --                 (3,973)
Merger-related expenses..........              (5,800)               (14,635)                    --                     --
                                     ----------------       ----------------       ----------------       ----------------
Total pre-tax effect.............              (5,800)               (19,942)               (46,000)              (597,592)
Income tax benefit...............               2,378                  8,178                 18,170                 36,598
                                     ----------------       ----------------       ----------------       ----------------
Effect on earnings from
 continuing operations...........    $         (3,422)      $        (11,764)      $        (27,830)      $       (561,354)
                                     ================       ================       ================       ================

(h) In July 2001, the Financial Accounting Standards Board issued SFAS No. 141 and SFAS No. 142. SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. SFAS No. 141 is not expected to have a significant impact on the results of operations or financial position of Bergen. While Bergen has not fully evaluated all the provisions of SFAS No. 142, it would be expected to eliminate the ongoing amortization of goodwill. During the year ended September 30, 2000, the amortization of goodwill was approximately $31.7 million.

(i) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include income (loss) before taxes and fixed charges (adjusted for interest capitalized during the period). "Fixed charges" include interest, whether expensed or capitalized, amortization of deferred financing costs, distributions on trust preferred securities and the portion of rental expense that is representative of the interest factor in these rentals. For the year ended September 30, 2000, earnings before fixed charges were insufficient to cover fixed charges by approximately $451.2 million.

(j) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because Bergen believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. However, other companies in the industry may calculate EBITDA differently than Bergen does. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Bergen's operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

(k) Adjusted EBITDA is calculated by adding to EBITDA certain items of expense that Bergen believes are not indicative of our future operating performance as set forth in notes (a), (b), (e) and (f) above.

     The following table summarizes the impact of these adjustments to EBITDA for the periods indicated:

                                                                                                      For the Nine Months
                                                For the Year Ended September 30,                         Ended June 30,
                                  --------------------------------------------------------------    -----------------------
                                     1996         1997         1998         1999         2000          2000         2001
                                  ----------   ----------   ----------   ----------   ----------    ----------   ----------
                                                                       (in thousands)
EBITDA..........................  $ 174,146    $ 190,378   $  220,653   $  266,332    $ (226,902)   $  279,366   $  315,561
Adjustments:
 Goodwill impairment............         --           --           --           --       505,300            --           --
 Special provision for doubtful
  receivables...................         --           --           --       46,000        66,700            --           --
 Restructuring charge...........         --           --           --           --        10,670            --           --
 Abandonment of capitalized
  software......................         --           --        5,307           --         6,309            --           --
 Officer severance..............         --           --           --           --         3,973            --           --
 Merger-related expenses........         --        5,800       14,635           --            --            --           --
                                  ---------    ---------   ----------   ----------    ----------    ----------   ----------
Adjusted EBITDA.................  $ 174,146    $ 196,178   $  240,595   $  312,332    $  366,050    $  279,366   $  315,561
                                  =========    =========   ==========   ==========    ==========    ==========   ==========

     Adjusted EBITDA represents EBITDA plus the additional adjustments noted in the table above. Adjusted EBITDA is presented because Bergen believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. However, other companies in the industry may present Adjusted EBITDA differently than Bergen does. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Bergen's operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

(l) Total debt excludes preferred securities of subsidiary trust holding solely debt securities of Bergen and includes Bergen's asset securitization facility.

                                 RISK FACTORS

     You should consider carefully the following risk factors, in addition to the other information set forth in this prospectus, before making an investment decision.

                          Risks Related to the Notes

     Our substantial indebtedness could adversely affect our financial health and adversely impact our ability to repay the notes.

     We are highly leveraged. On June 30, 2001, after giving pro forma effect to the sale of the old notes, we would have had total indebtedness of approximately $1.9 billion (of which $500 million would have consisted of the notes and $414 million would have consisted of secured borrowings under our new credit facility) and stockholders' equity of approximately $2.8 billion. Also after giving pro forma effect to the sale of the old notes, our pro forma ratio of earnings to fixed charges would have been 2.2 to 1 for the fiscal year ended September 30, 2000, and 2.9 to 1 for the nine months ended June 30, 2001. We and our subsidiaries will be permitted to incur substantial additional indebtedness in the future. See "Summary Unaudited Pro Forma Consolidated Financial Data" and "Description of Notes."

     Our substantial indebtedness could have important consequences to you. For example, it could:

     . make it more difficult for us to satisfy our obligations with respect to the notes;

     . increase our vulnerability to general adverse economic and industry conditions;

     . limit our ability to obtain additional financing to fund future working capital, capital expenditures, and other general corporate requirements, or to carry out other aspects of our business plan;

     . require us to dedicate a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, or other general corporate purposes, or to carry out other aspects of our business plan;

     . limit our flexibility in planning for, or reacting to, changes in our business and the industry; and

     . place us at a competitive disadvantage compared to our competitors that have less debt.

     In addition, the indenture and our new credit facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

   To service our indebtedness, we will require a significant amount of cash.

     Our ability to generate cash depends on many factors beyond our control. Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures and efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Based on our current level of operations and anticipated cost savings and operating improvements, we believe that cash flow from operations and available cash, together with available borrowings under our new credit facility, will be adequate to meet our future liquidity needs for at least the next few years. We may, however, need to refinance all or a portion of the principal amount of the notes on or prior to maturity.

     We cannot assure you, however, that our business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under our new credit facility in an amount sufficient to enable us to service our indebtedness, including these notes, or to fund our other liquidity needs. In addition, we cannot assure you that we will be able to refinance any of our indebtedness, including our new credit facility and these notes, on commercially reasonable terms or at all.

   Your right to receive payments on the new notes, like the old notes, is effectively subordinated to our and the subsidiary guarantors' existing and future secured indebtedness.

     The new notes, like the old notes, are unsecured and therefore will be effectively subordinated in right of payment to all of our and the subsidiary guarantors' current and future secured indebtedness, as well as all of the non-guarantors' indebtedness.

     Upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our secured indebtedness or the secured indebtedness of the guarantors will be entitled to be paid in full from the proceeds of their collateral before any such proceeds may be distributed to the holders of these notes. As a result, our secured creditors will likely recover more in a bankruptcy or similar proceeding than the holders of these notes.

     As of June 30, 2001, on a pro forma adjusted basis after giving effect to the offering of the old notes, the aggregate amount of our secured indebtedness and the secured indebtedness of our subsidiaries would have been approximately $468.8 million, and approximately $825.4 million would have been available for additional borrowing under our new credit facility after giving effect to the letters of credit of $60.8 million. We will be permitted to borrow substantial additional indebtedness, including secured indebtedness, in the future under the terms of the indenture. See "Description of Other Debt" and "The New Credit Facility."

   Not all of our subsidiaries will guarantee these notes.

     Certain of our subsidiaries will not guarantee these notes. Additionally, under the terms of the indenture, we may, under certain circumstances, designate additional subsidiaries as unrestricted subsidiaries and/or as designated non-guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Assuming we had completed the offering of the old notes on June 30, 2001, the notes would have been effectively subordinated to $55.0 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated less than 1.0% of our pro forma operating revenue for the nine-month period ended June 30, 2001.

   We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make any required repurchases of notes or that restrictions in our new credit facility will not allow such repurchases. Certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Notes--Repurchase at the Option of Holders."

   Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

     Under the federal bankruptcy law or comparable provisions of state fraudulent transfer laws, a note or guarantee could be voided, or claims in respect of a note or guarantee could be subordinated to all other debts of us or that of the guarantor, as the case may be, if, among other things, we or the guarantor, at the time it incurred the indebtedness evidenced by the note or the guarantee:

     . received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

     .  was insolvent or rendered insolvent by reason of such incurrence; or

     . was engaged in a business or transaction for which our or the guarantor's remaining assets constituted unreasonably small capital; or

     . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment made by us pursuant to these notes or by a guarantor pursuant to a subsidiary guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of our creditors or the guarantor, as the case may be.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, we or a guarantor would be considered insolvent if:

     . the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets; or

     . the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     .  it could not pay its debts as they become due.

   There is no public trading market for the new notes and an active trading market may not develop for the new notes.

     The old notes are currently eligible for trading in the PORTAL Market, a screen-based market operated by the National Association of Securities Dealers. The PORTAL Market is limited to qualified institutional investors as defined by Rule 144A of the Securities Act. The new notes will not be eligible for trading on the PORTAL Market. The new notes are new securities for which there is no established trading market. We do not intend to apply for listing or quotation of the new notes on any securities exchange or stock market.

     Credit Suisse First Boston, Banc of America Securities LLC and JP Morgan acted as initial purchasers in connection with the offer and sale of the old notes. The initial purchasers have informed us that they intend to make a market in the new notes. However, these initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the new notes.

   Failure to tender your old notes for new notes could limit your ability to resell the old notes.

     The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes under the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, if you want to exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                         Risks Related to Our Business

   AmerisourceBergen may not realize all of the anticipated benefits of the merger.

     The success of the merger will depend in part on our ability to realize the anticipated synergies of $150 million per year by the end of the third year of the existence of AmerisourceBergen and growth opportunities from integrating the businesses of AmeriSource and Bergen. Our success in realizing these synergies, cost savings and growth opportunities, and the timing of this realization, depends on the successful integration of AmeriSource's and Bergen's operations. Even if we are able to integrate the business operations of AmeriSource and Bergen successfully, we cannot assure you that this integration will result in the realization of the full benefits of the synergies, cost savings and growth opportunities that we currently expect to result from this integration or that these benefits will be achieved within the anticipated time frame. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated and the benefits from the merger may be offset by costs incurred in integrating the companies.

   Intense competition may erode our profit margins.

     The wholesale distribution of pharmaceuticals and related healthcare services is highly competitive. We compete primarily with the following:

     . national wholesale distributors of pharmaceuticals such as Cardinal Health, Inc. and McKesson Corporation;

     .  regional and local distributors of pharmaceuticals;

     .  chain drugstores that warehouse their own pharmaceuticals;

     .  manufacturers who distribute their products directly to customers; and

     .  other specialty distributors.

     Some of our competitors have greater financial resources than we have. Competitive pressures have contributed to a decline in our predecessors' pharmaceutical wholesale drug distribution gross profit margins on operating revenue from 5.2% in fiscal 1996 to 4.3% in fiscal 2000 on a combined basis. This trend may continue and our business could be adversely affected as a result.

     PharMerica faces competitive pressure from other market participants that are significantly larger than it is and that have significantly greater financial resources than it does. These competitive pressures could lead to a decline in gross profit margins for PharMerica in the future. In addition, there are relatively few barriers to entry in the local markets served by PharMerica, and PharMerica may encounter substantial competition from new local market entrants. These factors could adversely affect PharMerica's business in the future.

   The changing United States healthcare environment may impact our revenue and income.

     Our products and services are intended to function within the structure of the healthcare financing and reimbursement system currently existing in the United States. In recent years, the healthcare industry has undergone significant changes in an effort to reduce costs and government spending. These changes include an increased reliance on managed care, cuts in Medicare funding affecting our healthcare provider customer base, consolidation of competitors, suppliers and customers, and the development of large, sophisticated purchasing groups. We expect the healthcare industry to continue to change significantly in the future. Some of these potential changes, such as a reduction in governmental support of healthcare services or adverse changes in legislation or regulations governing prescription drug pricing, healthcare services or mandated benefits, may cause healthcare industry participants to greatly reduce the amount of our products and services they purchase or the price they are willing to pay for our products and services. Changes in pharmaceutical manufacturers' pricing or distribution policies could also significantly reduce our income.

   Our operating revenue and profitability may suffer upon our loss of, or the bankruptcy or insolvency of, a significant customer.

     During the fiscal year ended September 30, 2000 and the nine-month period ended June 30, 2001, sales to the Veterans Administration accounted for 7.3% of our pro forma operating revenue. In addition, we have contracts with group purchasing organizations ("GPOs") which represent a concentration of buying power among multiple healthcare providers. While we believe the risk of default by a federal government agency is minimal and the credit risk with a GPO contract is spread among the members of the GPO that purchase products from the Company, loss of a major federal government customer or GPO could lead to a significant reduction in revenue. We otherwise have no individual customer that accounted for more than 4.3% of our pro forma fiscal 2000 operating revenue.

   Failure in our information technology systems could significantly disrupt our operations, which could reduce our customer base and result in lost revenue.

     Our success depends, in part, on the continued and uninterrupted performance of our information technology, or IT, systems. Our computer systems are vulnerable to damage from a variety of sources, including telecommunications failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautions we have taken, unanticipated problems affecting our systems could cause failures in our IT systems. Sustained or repeated system failures that interrupt our ability to process test orders, deliver test results or perform tests in a timely manner would adversely affect our reputation and result in a loss of customers and net revenue.

     In addition, the wholesale drug distribution businesses of AmeriSource and Bergen were based on different IT systems. We are in the process of evaluating the differing systems and intend to use a common IT system in the future. This process is complex and will take several years to complete. During systems conversions of this type, workflow may be temporarily interrupted, which may cause interruptions in customer service. In addition, the implementation process, including the transfer of databases and master files to new data centers, presents significant conversion risks which could cause failures in our IT systems and disrupt our operations.

   Our operations may suffer if government regulations regarding pharmaceuticals change.

     The healthcare industry is highly regulated at the local, state and federal level. Consequently, we are subject to the risk of changes in various local, state, federal and international laws, which include the operating and security standards of the United States Drug Enforcement Administration, or DEA, the Food and Drug Administration, or FDA, various state boards of pharmacy and comparable agencies. These changes may affect our operations, including distribution of prescription pharmaceuticals (including certain controlled substances), operation of pharmacies and packaging of pharmaceuticals. A review of our business by regulatory authorities may result in determinations that could adversely affect the operations of the business.

   If we fail to comply with extensive laws and regulations in respect of healthcare fraud, we could suffer penalties or be required to make significant changes to our operations.

     We are subject to extensive and frequently changing local, state and federal laws and regulations relating to healthcare fraud. The federal government continues to strengthen its position and scrutiny over practices involving healthcare fraud affecting the Medicare, Medicaid and other government healthcare programs. Contractual relationships with pharmaceutical manufacturers and healthcare providers subject our business to provisions of the federal Social Security Act which, among other things, (i) preclude persons from soliciting, offering, receiving or paying any remuneration in order to induce the referral of a patient for treatment or for inducing the ordering or purchasing of items or services that are in any way paid for by Medicare, Medicaid or other government-sponsored healthcare programs and (ii) impose a number of restrictions upon referring physicians and providers of designated health services under Medicare and Medicaid programs. Legislative provisions relating to healthcare fraud and abuse give federal enforcement personnel substantially increased funding, powers and remedies to pursue suspected fraud and abuse. While we believe that we are in material compliance with all applicable laws, many of the regulations applicable to us, including those relating to marketing incentives offered by pharmaceutical suppliers, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require us to make changes in our operations. If we fail to comply with applicable laws and regulations, we could suffer civil and criminal penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

   If key managers leave the Company, our operating results may be adversely affected.

     We depend on our senior management. If some of these employees leave us, operating results could be adversely affected. We cannot be assured that we will be able to retain these or any other key employees.

   Federal and state laws that protect patient health information may increase our costs and limit our ability to collect and use that information.

     Our activities subject us to numerous federal and state laws and regulations governing the collection, dissemination, use, security and confidentiality of patient-identifiable health information, including the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, and related rules and regulations, or Privacy Laws. For example, as part of PharMerica's pharmaceutical dispensing, medical record keeping, third party billing and other services, we collect and maintain patient-identifiable health information, which activities may trigger certain requirements under the Privacy Laws. The costs associated with our efforts to comply with the Privacy Laws could be substantial. Moreover, if we fail to comply with certain Privacy Laws, we could suffer civil and criminal penalties. We can provide no assurance that the costs incurred in complying or penalties we may incur for failure to comply with the Privacy Laws will not have a material effect on us.

   Our growth may be limited if we are not able to implement our acquisition strategy.

     Since 1995, and prior to the merger of AmeriSource and Bergen, each of AmeriSource and Bergen completed several acquisitions. Through these acquisitions and other investments, AmeriSource and Bergen expanded their respective geographic presence and breadth of service offerings. We expect to continue to acquire companies as an element of our growth strategy. However, we are not currently engaged in substantive negotiations for material acquisitions. We may not, however, be able to identify suitable acquisition candidates or to complete acquisitions on favorable terms. We also may not be able to successfully integrate acquired businesses in a timely or efficient manner.

                        MERGER AND RELATED TRANSACTIONS

     On March 16, 2001, AmeriSource and Bergen entered into an Agreement and Plan of Merger, pursuant to which AmeriSource and Bergen would be combined in a merger-of-equals to form AmerisourceBergen. To accomplish the combination of their businesses, AmeriSource and Bergen jointly formed a new company. The merger occurred on August 29, 2001.

     Before the merger, the organization of the companies was:

                                 [FLOW CHART]


     Following the merger, the organization of the companies is:


                                 [FLOW CHART]



     We believe that the combined strengths of AmeriSource and Bergen will enable us to achieve significant operating efficiencies and produce substantial benefits for our customers and stockholders. By combining the companies, AmerisourceBergen will create the potential for stronger operating results and a stronger financial condition than either company could have achieved on its own.

     We refinanced the former senior secured credit facilities of AmeriSource and Bergen, which had outstanding balances of $80.9 million and $469.6 million, respectively, at June 30, 2001. The former credit facilities and the PharMerica bonds described below were refinanced with the proceeds of the offering of the old notes together with borrowings under our new credit facility with a syndicate of banks led by The Chase Manhattan Bank, an affiliate of J.P. Morgan Securities Inc., and Bank of America, N.A., an affiliate of Banc of America Securities LLC. The new credit facility provides aggregate commitments of $1.3 billion, of which $1.0 billion consists of revolving loan commitments and $300.0 million consists of term loan commitments. We commenced a change of control offer with respect to Bergen's $20.6 million aggregate principal amount of 7% convertible subordinated debentures due 2006 originally issued by Durr-Fillauer Medical, Inc., a subsidiary of Bergen, and with respect to the PharMerica notes that remain outstanding following the completion of the tender offer, pursuant to the terms of the applicable indentures.

     On July 17, 2001, PharMerica commenced a tender offer to repurchase any or all of its outstanding 8 3/8% Senior Subordinated Notes. Approximately $184.6 million of the PharMerica notes were tendered. The remaining $123.5 million of PharMerica notes may be tendered pursuant to the change of control offer described below. In connection with the tender offer, PharMerica successfully solicited consents from the holders of the PharMerica notes to eliminate substantially all of the restrictive covenants in the indenture relating to such notes, including a covenant restricting PharMerica's ability to guarantee the notes offered hereby. The obligation of PharMerica to purchase notes in the tender offer was conditioned upon, among other things, (i) the consummation of the merger and (ii) the consummation of the offering of the old notes. The offering of the old notes was not conditioned upon consummation of the tender offer, but the release of the escrowed funds from the offering of the old notes was conditioned upon PharMerica and certain of our subsidiaries becoming a guarantor of the old and the new notes. We were required to make a change of control offer to holders of the PharMerica notes not tendered in the tender offer at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

     Cash funding requirements to consummate these transactions on a pro-forma basis as of June 30, 2001, plus the estimated costs associated with the merger and the financings, were $913.8 million, which were provided by: (i) $413.8 million of borrowings under the new credit facility, of which $113.8 million consisted of revolving credit borrowings and $300.0 million consisted of term loans and (ii) $500.0 million of gross proceeds from the issuance of the old notes.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive in exchange old notes of like principal amount, the terms of which are identical in all material respects to the new notes. The old notes surrendered in exchange for new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

     The net proceeds from the sale of the old notes were approximately $489 million. We used the net proceeds from the sale of the old notes to refinance a portion of AmeriSource's and Bergen's then outstanding bank debt and to pay merger related costs.

                      RATIO OF EARNINGS TO FIXED CHARGES


     The following table summarizes the ratios of earnings to fixed charges for AmerisourceBergen which were calculated using summary unaudited pro forma consolidated statement of operations data for the year ended September 30, 2000, and the nine months ended June 30, 2001. The summary unaudited pro forma consolidated statement of operations data used in the calculations were prepared under the purchase method of accounting as if the merger between Amerisource and Bergen and the related financing transactions had been completed on October 1, 1999. We have included this information only for purposes of illustration, and it does not necessarily indicate what the ratios of earnings to fixed charges would have been if the merger and the related financing transactions had been completed on October 1, 1999. Moreover, this information does not necessarily indicate what the future ratios of earnings to fixed charges will be. You should read this table in conjunction with the "AmerisourceBergen Corporation Unaudited Pro Forma Consolidated Condensed Financial Information" included herein.



                                             Year Ended        Nine Months Ended
                                         September 30, 2000      June 30, 2001
                                         ------------------    -----------------
Ratio of earnings to fixed charges....          2.2x                     2.9x


     The above ratios of earnings to fixed charges have been computed by dividing our earnings from continuing operations before income taxes, distribution on preferred securities of subsidiary trust and fixed charges, by the fixed charges. For purposes of these ratios, fixed charges consist of interest, whether expensed or capitalized, amortization of deferred financing costs, distributions on preferred trust securities and the portion of rent expense representative of interest.

                         AMERISOURCEBERGEN CORPORATION
                       UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated condensed financial statements are presented to illustrate the effects of the merger and the financings on the historical financial position and results of operations of AmeriSource and Bergen, using the assumptions set forth below. Such information is not necessarily indicative of the financial position or results of operations of AmerisourceBergen that would have occurred if the merger and the financings had been consummated as of the dates indicated, nor should it be construed as being a representation of the future financial position or results of operations of AmerisourceBergen.

     Management expects that the benefits of the merger will include synergies to the combined entity resulting from, among other things, the consolidation of distribution facilities and related working capital improvements, the elimination of duplicate administrative functions and generic inventory purchasing efficiencies. These synergies are estimated at $150 million per year by the end of the third year following the merger. However, such synergies will be partially offset by merger-related integration expenses. The accompanying pro forma financial information does not include any adjustments to reflect these anticipated merger-related synergies or expenses.

     The unaudited pro forma information has been derived in part from, and should be read in conjunction with, the historical audited and unaudited consolidated financial statements and related notes of AmeriSource and Bergen incorporated by reference in this prospectus.

     The unaudited pro forma consolidated condensed balance sheet of AmerisourceBergen at June 30, 2001 assumes that the merger and the financings took place on that date. The unaudited pro forma consolidated condensed statements of operations of AmerisourceBergen for the year ended September 30, 2000 and the nine months ended June 30, 2001 assume that the merger and the financings took place on October 1, 1999.

     Both AmeriSource and Bergen have a fiscal year ending September 30; therefore, the accompanying pro forma operating results represent the full fiscal 2000 and the first nine months of fiscal 2001 for each entity, respectively.

     In July 2001, the Financial Accounting Standards Board issued Statement No. 141 entitled "Business Combinations" and Statement No. 142 entitled "Goodwill and Other Intangible Assets". Accordingly, the following unaudited pro forma consolidated condensed statements of operations have been prepared under the rules set forth in the two new Statements.

                         AMERISOURCEBERGEN CORPORATION
           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                              As of June 30, 2001
                                (in thousands)

                                                                                                      Amerisource
                                                                                      Pro Forma         Bergen
                                                     AmeriSource        Bergen       Adjustments       Pro Forma
                                                    ------------      ----------    -------------    -------------
ASSETS
Current assets:
  Cash and cash equivalents........................   $   94,298      $   60,804      $        -         $  155,102
  Accounts receivable, less allowance for doubtful
   accounts........................................      677,180       1,178,159               -          1,855,339
  Merchandise inventories..........................    1,955,385       2,619,495         166,450  (a)     4,741,330
  Income taxes receivable..........................            -           3,456          (3,456) (b)             -
  Deferred income taxes............................            -           9,595          (9,595) (c)             -
  Prepaid expenses and other.......................        4,266          21,031               -             25,297
                                                    ------------      ----------    ------------      -------------
    Total current assets...........................    2,731,129       3,892,540         153,399          6,777,068

Property and equipment, net........................       71,009         195,581          30,000  (d)       296,590
Other assets:
  Goodwill, net....................................       40,584         663,268        (663,268) (e)     2,250,332
                                                                                       2,209,748  (f)
  Deferred income taxes............................            -          19,937           8,634  (c)        28,571
  Deferred charges and other assets................       45,222         136,577           1,000  (g)       170,586
                                                                                         (12,213) (h)
                                                    ------------      ----------    ------------      -------------
    Total other assets.............................       85,806         819,782       1,543,901          2,449,489
                                                    ------------      ----------    ------------      -------------
TOTAL ASSETS.......................................   $2,887,944      $4,907,903      $1,727,300         $9,523,147
                                                    ============      ==========    ============      =============

LIABILITIES AND STOCKHOLDERS'
    EQUITY

Current liabilities:
  Accounts payable.................................   $1,639,876      $2,428,002      $        -         $4,067,878
  Accrued expenses and other.......................       56,704         287,970         (53,326) (h)       291,348
  Accrued income taxes.............................       20,163               -          (3,456) (b)        16,707
  Deferred income taxes............................      117,092               -          46,985  (c)       164,077
                                                    ------------      ----------    ------------      -------------
    Total current liabilities......................    1,833,835       2,715,972          (9,797)         4,540,010

Long-term debt, less current portion...............      640,934       1,058,465          (7,305) (i)     1,903,476
                                                                                         211,382  (h)
Other liabilities..................................       10,250          23,957          13,475  (j)        47,682

Company-obligated mandatorily redeemable preferred
 securities of subsidiary trust holding solely
 debt securities of Bergen.........................            -         300,000         (45,600) (k)       254,400

Stockholders' equity:
  Common stock.....................................          596         207,506        (207,506) (l)         1,031
                                                                                             435  (m)
  Capital in excess of par value...................      314,954         824,131        (824,131) (l)     2,683,143
                                                                                       2,368,189  (m)
  Accumulated other comprehensive income...........            -              15             (15) (l)             -
  Retained earnings (accumulated deficit)..........       93,595        (199,091)        199,091  (l)        93,405
                                                                                            (190) (l)
  Cost of common stock in treasury.................       (6,220)        (23,052)         29,272  (l)             -
                                                    ------------      ----------    ------------      -------------
    Total stockholders' equity.....................      402,925         809,509       1,565,145          2,777,579
                                                    ------------      ----------    ------------      -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........   $2,887,944      $4,907,903      $1,727,300         $9,523,147
                                                    ============      ==========    ============      =============

See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                  Information.

                         AMERISOURCEBERGEN CORPORATION
      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                         Year Ended September 30, 2000
                     (in thousands, except per share data)

                                                                                                        Amerisource
                                                                                      Pro Forma           Bergen
                                                     AmeriSource        Bergen       Adjustments         Pro Forma
                                                    ------------      ----------    -------------      -------------
Operating revenue..................................   $11,609,995      $18,725,611      $       -       $30,335,606
Bulk deliveries to customers' warehouses...........        35,026        4,217,291              -         4,252,317
                                                      -----------      -----------      ---------       -----------
Total revenue......................................    11,645,021       22,942,902              -        34,587,923
Cost of goods sold.................................    11,125,440       21,703,755              -        32,829,195
                                                      -----------      -----------      ---------       -----------
Gross profit.......................................       519,581        1,239,147              -         1,758,728
Distribution, selling and administrative...........       292,196          796,491           (750)(a)     1,087,937
Provision for doubtful receivables.................        10,274          143,306                          153,580
Depreciation.......................................        14,129           45,594          4,267 (b)        63,990
Amortization.......................................         1,980           37,104        (31,680)(c)         7,404
Special charges....................................        (1,123)         526,252       (505,300)(d)        19,829
                                                      -----------      -----------      ---------       -----------
Operating income (loss) from continuing
 operations........................................       202,125         (309,600)       533,463           425,988
Impairment of investment and other.................           568            5,000              -             5,568
Interest expense...................................        41,857          112,016          1,595 (e)       158,157
                                                                                            2,689 (f)
                                                      -----------      -----------      ---------       -----------

Income (loss) from continuing operations before
 taxes and distributions on preferred securities
 of subsidiary trust...............................       159,700         (426,616)       529,179           262,263
Taxes on income from continuing operations.........        60,686           40,306            882 (g)       101,874
                                                      -----------      -----------      ---------       -----------

Income (loss) from continuing operations
 before distributions on preferred securities of
 subsidiary trust..................................        99,014         (466,922)       528,297           160,389
Distributions on preferred securities of
 subsidiary trust, net of income tax benefit.......             -          (14,104)          (694)(h)       (14,798)
                                                      -----------      -----------      ---------       -----------
Income (loss) from continuing operations...........   $    99,014      $  (481,026)     $ 527,603       $   145,591
                                                      ===========      ===========      =========       ===========

Earnings (loss) per share from continuing
 operations:
  Basic............................................   $      1.92      $     (3.58)                     $      1.44
  Assuming dilution................................   $      1.90      $     (3.58)                     $      1.43
Weighted average common shares outstanding:
  Basic............................................        51,552          134,504        (84,738)          101,318
  Assuming dilution................................        52,020          134,504        (84,666)          101,858

See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                 Information.

                         AMERISOURCEBERGEN CORPORATION
      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                        Nine Months Ended June 30, 2001
                     (in thousands, except per share data)

                                                                                                             Amerisource
                                                                                       Pro Forma               Bergen
                                                     AmeriSource         Bergen       Adjustments             Pro Forma
                                                   ----------------  ---------------  -----------         -----------------
Operating revenue...................................  $10,306,288     $15,240,338     $        --            $   25,546,626
Bulk deliveries to customers' warehouses............          834       3,187,009              --                 3,187,843
                                                      -----------     -----------     -----------            --------------
Total revenue.......................................   10,307,122      18,427,347              --                28,734,469
Cost of goods sold..................................    9,873,581      17,462,795              --                27,336,376
                                                      -----------     -----------     -----------            --------------
Gross profit........................................      433,541         964,552              --                 1,398,093
Distribution, selling and administrative............      230,591         612,106            (562)  (a)             842,135
Provision for doubtful receivables..................       11,154          36,885              --                    48,039
Depreciation........................................       10,722          33,866           3,200   (b)              47,788
Amortization........................................        1,658          17,407         (13,992)  (c)               5,073
Merger costs........................................          903              --              --                       903
                                                      -----------     -----------     -----------            --------------
Operating income....................................      178,513         264,288          11,354                   454,155
Equity in net loss of unconsolidated affiliate......        4,581              --              --                     4,581
Interest expense....................................       30,030         101,674           1,196   (e)             126,767
                                                                                           (6,133)  (f)
                                                      -----------     -----------     -----------            --------------
Income before taxes and distributions on preferred
 securities of subsidiary trust.....................      143,902         162,614          16,291                   322,807
Taxes on income.....................................       54,689          67,319           3,923   (g)               125,931
                                                      -----------     -----------     -----------            --------------
Income before distributions on preferred
 securities of subsidiary trust.....................       89,213          95,295          12,368                   196,876
Distributions on preferred securities of
 subsidiary trust, net of income tax benefit........           --         (10,578)           (520)  (h)             (11,098)
                                                      -----------     -----------     -----------            --------------
Net income..........................................  $    89,213     $    84,717     $    11,848            $      185,778
                                                      ===========     ===========     ===========            ==============

Earnings per share:
  Basic.............................................  $      1.69     $      0.63                            $         1.81
  Assuming dilution.................................  $      1.64     $      0.62                            $         1.76
Weighted average common shares outstanding:
  Basic.............................................       52,656         135,168         (85,156)                  102,668
  Assuming dilution.................................       57,819         136,824         (86,199)                  108,444

 See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                 Information.

                         AMERISOURCEBERGEN CORPORATION

   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

NOTE 1. BASIS OF PRO FORMA PRESENTATION

     The unaudited pro forma consolidated condensed financial statements give effect to the merger using the purchase method of accounting. Since the former AmeriSource stockholders owned approximately 51% of AmerisourceBergen's common stock immediately after the closing of the merger, AmerisourceBergen accounted for the merger as an acquisition by AmeriSource of Bergen.

     Following is a summary of the estimated aggregate purchase price (in thousands):

          Market value of common stock issued to Bergen stockholders..........  $   2,299,156
          Fair value of Bergen's stock options................................         75,688
          Estimated transaction costs.........................................         45,000
                                                                                -------------
            Total purchase price..............................................  $   2,419,844
                                                                                =============

     AmerisourceBergen issued approximately 50 million shares of AmerisourceBergen common stock in exchange for approximately 135.2 million outstanding common shares of Bergen, based on an exchange ratio of 0.37 to 1 (each outstanding Bergen share was converted into 0.37 of a share of AmerisourceBergen stock). The AmerisourceBergen common stock issued was valued based on a price per share of $45.86, which was the weighted-average market price of the AmeriSource common stock during the few days before and after the date the merger was announced.

     AmerisourceBergen issued options to purchase approximately 3.3 million shares of AmerisourceBergen common stock in exchange for all of the outstanding options of Bergen, based on a weighted-average fair value of $23.29 per option. The fair value of the options was determined using the Black-Scholes option-pricing model and was based on a weighted-average exercise price of $36.63 and the following weighted-average assumptions: expected volatility--50.90%; expected life--4 years; risk-free interest rate--4.64%; and expected dividend yield--0.21%.

     The estimated pro forma allocation of the purchase price is as follows (in thousands):

          Bergen's historical assets and liabilities..............................   $  809,509
          Adjustment of Bergen's historical assets and liabilities to fair value..       63,855
          Elimination of Bergen's historical goodwill.............................     (663,268)
          New goodwill............................................................    2,209,748
                                                                                     ----------
            Total purchase price..................................................   $2,419,844
                                                                                     ==========

     The above pro forma allocation of the purchase price to the acquired assets and liabilities is based on management's best estimate of the respective fair values at this early stage of the merger process. However, such allocation is preliminary and is subject to the completion of a more comprehensive valuation process. Accordingly, the final allocation of the purchase price could differ materially from the pro forma allocation reflected herein if materially different fair value information is obtained.

     AmeriSource announced to its employees that all stock options granted prior to February 15, 2001 would vest 100% as of the close of business on the last business day prior to the effective time of the merger. As a result of this acceleration of vesting, AmeriSource recorded a charge of $6.5 million to its earnings on the date of acceleration. This amount is not reflected in the accompanying pro forma statements of operations.

     Management is currently in the process of determining the integration plans concerning its distribution network, systems requirements and corporate administrative functions. The integration planning has been designed as a three-phase process. Phase I included data capture, process mapping and day-one-readiness tasks. The results of this phase were completed during the third calendar quarter of 2001. During Phase II, integration projects will be prioritized and a detailed integration plan will be created. Phase II is expected to be completed in the fourth calendar quarter of 2001. The final phase, Phase III, is the merger implementation phase, which is expected to begin following the completion of Phase II. Based on the timing of the activities as discussed above, the Company has not finalized all integration decisions and, accordingly, the amounts of merger-related integration costs have not been determined. Therefore, such merger-related costs are not reflected in the pro forma purchase price allocation or the accompanying pro forma statements of operations.

NOTE 2. PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET

     (a) Represents the adjustment of Bergen's inventory to fair value, primarily consisting of the elimination of Bergen's last-in, first-out (LIFO) valuation reserve.

     (b) Represents the reclassification of income taxes receivable against income taxes payable based on the consolidated AmerisourceBergen net tax payable balance.

     (c) Represents the establishment of deferred income tax assets and liabilities to reflect differences between the book and tax bases resulting from the pro forma adjustments described herein and the reclassification of current deferred income tax assets against current deferred income tax liabilities based on the consolidated AmerisourceBergen net current deferred income tax liability.

     (d) Represents the adjustment of Bergen's property and equipment to its estimated fair value.

     (e)  Reflects the elimination of Bergen's historical goodwill balance.

     (f) Represents the preliminary allocation of the purchase price to goodwill as described in Note 1 above.

     (g) Represents the adjustment of Bergen facility leases to their estimated fair value, based on current market rental rates.

     (h) Represents the net effect of the financings, which include (i) the offering of $500 million of old notes, (ii) the repayment of amounts outstanding under the former bank credit facilities of AmeriSource and Bergen, (iii) the closing of the new AmerisourceBergen senior bank credit facility, (iv) the repurchase of $184.6 million of outstanding PharMerica 8 3/8 % notes tendered pursuant to the terms of a tender offer, (v) the repurchase of all $20.6 million of outstanding Durr-Fillauer 7% convertible debentures pursuant to the terms of a change of control offer, (vi) payments of $84.5 million made in connection with the merger under executive compensation and benefit arrangements and (vii) payment of $45.0 million for the estimated transaction costs to be incurred by AmeriSource and Bergen in connection with the merger, including investment banking, legal and other professional fees and other merger-related fees. The pro forma consolidated balance sheet assumes that these debt issuances and retirements occurred on June 30, 2001. Reflected in the pro forma adjustment are the write-off of the historical amounts of AmeriSource and Bergen deferred financing costs associated with the bank credit facilities and debt to be retired or revalued, as well as the addition of estimated deferred financing costs associated with the new bank credit facilities and debt issued. Also reflected is the payment of premiums and prepayment penalties associated with certain of the bank credit facilities and debt to be retired.

     (i) Represents the adjustment of Bergen's long-term debt to fair value, based on quoted market prices.

     (j) Represents the adjustment of Bergen's pension liabilities to their estimated fair value.

     (k) Represents the adjustment of Bergen's preferred securities of subsidiary trust to fair value, based on quoted market prices.

     (l) Represents the elimination of Bergen's historical stockholders' equity and the retirement of AmeriSource's treasury shares.

     (m) Represents the issuance of new shares of AmerisourceBergen common stock in exchange for Bergen's common shares, and the issuance of new AmerisourceBergen stock options in exchange for Bergen's stock options, as described in Note 1 above.

NOTE 3. PRO FORMA ADJUSTMENTS TO STATEMENTS OF OPERATIONS

     (a) Represents the net effect of two adjustments: (i) the reduction of periodic pension expense, due to the adjustment of Bergen's pension liabilities to their fair value and (ii) the amortization of the fair value of Bergen's leases over the average remaining lease term of four years.

     (b) Represents an increase in the depreciation of Bergen's property and equipment based on the adjustment of such assets to fair value.

     (c) Represents the elimination of Bergen's historical goodwill amortization expense. Under the accounting rules set forth in Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142"), issued by the Financial Accounting Standards Board in July 2001, goodwill is not amortized against earnings other than in connection with an impairment.

     (d) Represents the elimination of Bergen's $505.3 million goodwill impairment charge in fiscal 2000.

     (e) Represents an increase to interest expense as a result of the adjustment of Bergen's long-term debt to its fair value as described in Note 2(i) above. The difference between the fair value and the face amount of each borrowing is amortized as additional interest expense over the remaining term of the borrowing. The borrowings mature at various dates between 2003 and 2008.

     (f) Represents the net effect on interest expense resulting from the financings described in Note 2(h) above. Pro forma net interest expense was calculated under the assumption that the financings occurred on October 1, 1999. Interest for fixed-rate debt was calculated based upon the expected fixed rates, while interest for variable rate debt was calculated based on the historical benchmark rates (such as LIBOR) plus the spreads set forth in the new bank credit facilities. Historical borrowing levels were adjusted upward to reflect the assumed payment of merger costs, financing costs, and certain executive compensation and benefits on the effective date of the merger. Amortization of deferred financing costs was calculated based on the expected amounts and terms of the new bank credit facilities and debt issued.

     (g) Represents the aggregate pro forma income tax effect of Notes 3(a) through 3(f) above.

     (h) Represents an increase in expense as a result of the adjustment of the Bergen preferred securities of subsidiary trust to its fair value as described in Note 2(k) above. The difference between the fair value and the face amount of the securities is accreted to redemption value over the remaining term of the securities, which mature in 2039. These adjustments are recorded as preferred distributions, net of an assumed 40% income tax benefit.

NOTE 4. RECLASSIFICATIONS

     Reclassifications have been made to the historical financial statements of AmeriSource and Bergen to conform to the presentation expected to be used by the combined company.

NOTE 5. EFFECT OF SPECIAL ITEMS

     AmeriSource's historical amounts for the year ended September 30, 2000 include the effect of a pre-tax $1.1 million reversal of costs related to facility consolidations and employee severance. Bergen's historical amounts for the year ended September 30, 2000, excluding the write-down of goodwill of $505.3 million described in Note 3(e) above, include special pre-tax charges for provision for doubtful receivables associated with two customers of $66.7 million, a restructuring charge of $10.7 million, abandonment of capitalized software of $6.3 million, officer severance of $4.0 million and an impairment of an investment of $5.0 million. The after-tax effect of these special items on the unaudited pro forma consolidated condensed results for the year ended September 30, 2000 was to reduce pro forma income from continuing operations by $55.3 million and reduce pro forma earnings from continuing operations per share--assuming dilution by $.54 per share.

     AmeriSource's historical amounts for the nine months ended June 30, 2001 include the effect of $0.6 million of merger costs net of income tax benefit of $0.3 million. The after tax effect of these costs on the unaudited pro forma consolidated condensed results for the nine months ended June 30, 2001, was to reduce pro forma earnings per share--assuming dilution by $.01.

NOTE 6. EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS

     The pro forma earnings (loss) per share from continuing operations has been adjusted to reflect the issuance of AmerisourceBergen common stock in the merger based on Bergen's historical weighted average shares outstanding for the periods presented at the exchange ratio of 0.37 to 1. In addition, Bergen's historical weighted average shares outstanding--assuming dilution for the year ended September 30, 2000 have been adjusted to include the dilutive effect of Bergen's stock options, which were anti-dilutive in Bergen's historical financial statements. Additionally, the earnings per share--assuming dilution calculation for the nine months ended June 30, 2001 considers the AmeriSource convertible subordinated notes as if they were converted and, therefore, the effect of interest expense related to these notes is added back to net income in determining income available to common stockholders.

NOTE 7. NEW ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" ("SFAS No. 141") and SFAS No. 142. SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001, however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. SFAS No. 141 is not expected to have a significant impact on the results of operations or financial position of the Company. The Company expects to early adopt SFAS No. 142 on October 1, 2001. Adoption of SFAS No. 142 is expected to result in the elimination of approximately $1.4 million of amortization expense per year.

                            AMERISOURCE AND BERGEN
                     SELECTED CONSOLIDATED FINANCIAL DATA

Selected Historical Financial Data

     The following tables present (i) selected historical financial data of AmeriSource and (ii) selected historical financial data of Bergen.

                                  AmeriSource

                       Selected Historical Financial Data

     The selected historical financial data of AmeriSource has been derived from the consolidated financial statements and related notes of AmeriSource for each of the years in the five-year period ended September 30, 2000 and the consolidated financial statements for the nine months ended June 30, 2001 and 2000. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes incorporated by reference in this prospectus.

                                                            As of or for the Year Ended                        As of or for the
                                                                    September 30,                                 Nine Months
                                                                                                                 Ended June 30,
                                     ------------------------------------------------------------------   -------------------------
                                        1996        1997(a)       1998(b)       1999(c)       2000(d)       2000(d)       2001(e)
                                     ------------------------------------------------------------------   -------------------------
                                                             (dollars in thousands, except per share amounts)
Statement of Operations Data:
Operating revenue................     $5,806,126   $8,173,679   $9,373,482   $9,760,083   $11,609,995   $8,582,219    $10,306,288
Bulk deliveries to customers'
 warehouses......................        111,046      124,956      129,555       47,280        35,026       31,072            834
                                      ----------   ----------   ----------   ----------   -----------   ----------    -----------
Total revenue....................      5,917,172    8,298,635    9,503,037    9,807,363    11,645,021    8,613,291     10,307,122
Income before extraordinary
 items...........................         43,463       50,123       46,030       70,915        99,014       71,018         89,213
Net income.......................         36,221       48,141       46,030       67,466        99,014       71,018         89,213
Earnings per share-assuming
 dilution:
 Income before extraordinary
  items..........................            .90         1.00          .91         1.38          1.90         1.37           1.64
 Net income(f)...................            .75          .96          .91         1.31          1.90         1.37           1.64
Balance Sheet Data:
Cash and cash equivalents and
 restricted cash.................         73,832       71,551       90,344       59,497       120,818       36,160         94,298
Total assets.....................      1,236,221    1,798,109    1,726,272    2,060,599     2,458,567    2,402,780      2,887,944
Long-term debt, including current
 portion.........................        443,908      602,166      540,327      559,127       413,675      533,382        643,379
Stockholders' equity (deficit)...        (34,856)      18,881       75,355      166,277       282,294      245,143        402,925


___________
(a) Includes $7.1 million of costs related to facility consolidations and employee severance, net of income tax benefit of $4.5 million.

(b) Includes $11.2 million of merger costs, net of income tax benefit of $7.2 million and $5.1 million of costs related to facility consolidations and employee severance, net of income tax benefit of $3.2 million.

(c) Includes $9.3 million of costs related to facility consolidations and employee severance, net of income tax benefit of $2.4 million and $2.7 million of merger costs, net of income tax benefit of $0.5 million.

(d) Includes a $0.7 million reversal of costs related to facility consolidations and employee severance, net of income tax benefit of $0.4 million.

(e) Includes $0.6 million of merger costs, net of income tax benefit of $0.3 million.

(f) In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS No. 141") and SFAS No. 142, "Goodwill and Other Intangible Assets," ("SFAS No. 142"). SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. SFAS No. 141 is not expected to have a significant impact on the results of operations or financial position of AmeriSource. While AmeriSource has not fully evaluated the impact of SFAS 142, adoption of this standard is expected to result in the elimination of approximately $1.4 million of amortization expense per year.

                                    Bergen

                      Selected Historical Financial Data

     The selected historical financial data of Bergen has been derived from the consolidated financial statements and related notes of Bergen for each of the years in the five-year period ended September 30, 2000 and the consolidated financial statements for the nine months ended June 30, 2001 and 2000. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes incorporated by reference in this prospectus.

                                                            As of or for the Year Ended                        As of or for the
                                                                    September 30,                                 Nine Months
                                                                                                                 Ended June 30,
                                     ------------------------------------------------------------------   -------------------------
                                        1996         1997(a)    1998(b)(c)(d)  1999(d)(e)     2000(d)(f)        2000       2001
                                     ------------------------------------------------------------------   -------------------------
                                                             (dollars in thousands, except per share amounts)
Statement of Operations
 Data:
Net sales and other revenue:
Excluding bulk shipments to
 customers' warehouses......       $  9,321,645   $10,908,560   $12,943,739   $16,137,864   $18,725,611   $13,888,268   $15,240,338
Bulk shipments to
 customers' warehouses......          2,476,110     2,837,646     3,401,651     4,056,479     4,217,291     3,109,046     3,187,009
                                   ------------   -----------   -----------   -----------   -----------   -----------   -----------
Total net sales and other
 revenue....................         11,797,755     13,746,206   16,345,390    20,194,343    22,942,902    16,997,314    18,427,347
Earnings (loss) from
 continuing operations
 (g)(h).....................             73,608         81,044       95,247        84,380      (481,026)       64,309        84,717
Earnings (loss) per share
 from continuing
 operations--diluted........                .73            .80          .93           .71         (3.58)          .48           .62
Cash dividends declared per
 Class A Common share.......               .192           .216         .315          .225          .170           .16           .03
Balance Sheet Data:
Cash and cash equivalents...             21,407         54,493       79,003       116,356        94,032       191,504        60,804
Total assets................          2,426,892      2,637,828    2,929,622     5,399,452     4,571,424     5,355,092     5,010,373
Long-term debt, including
 current portion............            398,030        418,177      448,323     1,537,604     1,089,646     1,343,917     1,112,800
Preferred securities of
 subsidiary trust holding
 solely debt securities of
 Bergen.....................                 --             --           --       300,000       300,000       300,000       300,000
Stockholders' equity........            578,966        644,861      629,064     1,495,490       723,249     1,269,192       809,509

____________
(a) Includes special charges for merger expenses of $3.4 million, net of income tax benefit of $2.4 million, relating to the termination of a previously proposed merger.

(b) Includes special charges for merger expenses of $8.6 million, net of income tax benefit of $6.0 million, primarily relating to the termination of a previously proposed merger; and abandonment of capitalized software of $3.2 million, net of income tax benefit of $2.1 million.

(c) Includes a cash dividend of $0.075 per share declared September 24, 1998 and paid December 1, 1998.

(d) For information regarding business acquisitions and dispositions during these fiscal years, see Item 7 of Bergen's Form 10-K for the fiscal year ended September 30, 2000.

(e) Includes a special provision for doubtful receivables of $27.8 million, net of income tax benefit of $18.2 million.

(f) Includes special charges for goodwill impairment of $505.3 million, no income tax effect; provision for doubtful receivables associated with two customers of $40.4 million, net of income tax benefit of $26.3 million; restructuring charge of $6.4 million, net of income tax benefit of $4.3 million; abandonment of capitalized software of $3.8 million, net of income tax benefit of $2.5 million; officer severance of $2.4 million, net of income tax benefit of $1.6 million; and impairment of investment of $3.0 million, net of income tax benefit of $2.0 million.

(g)  The following table summarizes the special charges described in notes (a),
     (b), (e) and (f) above:

                                                                   For the Year Ended September 30,
                                         ---------------------------------------------------------------------------------
                                                1997                1998                  1999                  2000
                                         -----------------     ---------------     -----------------     -----------------
                                                                           (in thousands)
Goodwill impairment......................      $        --         $        --         $         --           $ (505,300)
Special provision for doubtful
 receivables.............................               --                  --               (46,000)            (66,700)
Restructuring charge.....................               --                  --                    --             (10,670)
Abandonment of capitalized software......               --              (5,307)                   --              (6,309)
Impairment of investment.................               --                  --                    --              (5,000)
Officer severance........................               --                  --                    --              (3,973)
Merger-related expenses..................           (5,800)            (14,635)                   --                  --
                                               -----------         -----------         -------------          ----------
  Total pre-tax effect...................           (5,800)            (19,942)              (46,000)           (597,952)
Income tax benefit.......................            2,378               8,178                18,170              36,598
                                               -----------         -----------         -------------          ----------
  Effect on earnings from continuing
   operations............................      $    (3,422)        $   (11,764)        $     (27,830)         $ (561,354)
                                               ===========         ===========          =============          ==========

(h) In July 2001, the Financial Accounting Standards Board issued SFAS No. 141 and SFAS No. 142. SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. SFAS No. 141 is not expected to have a significant impact on the results of operations or financial position of Bergen. While Bergen has not fully evaluated all the provisions of SFAS No. 142, it would be expected to eliminate amortization of goodwill. During the year ended September 30, 2000, the amortization of goodwill was approximately $31.7 million.

                                   BUSINESS

AmerisourceBergen

     We are a leading wholesale distributor of pharmaceutical products and related healthcare services and solutions in the United States. We distribute a full line of products, including pharmaceuticals, proprietary medicines, cosmetics, toiletries, personal health products, sundries and home healthcare supplies and equipment. We provide services to acute care hospitals and health systems, independent retail pharmacies, alternate site customers (physicians' offices and clinics, skilled nursing facilities, mail-order facilities, assisted living centers and patients with chronic illnesses) and national and regional retail pharmacy chains located in all 50 states, the District of Columbia, Puerto Rico and the Territory of Guam. We believe we are the largest distributor of pharmaceuticals to the acute care hospital and health systems market and one of the largest wholesalers of pharmaceuticals and specialty healthcare products to the independent retail pharmacy market. We also distribute pharmaceuticals to long-term care and workers' compensation patients and provide product distribution, logistics, pharmacy management programs, consulting services and internet fulfillment services designed to reduce costs and improve patient outcomes.

Industry Overview

     We have benefited from the significant growth of the full service wholesale drug industry in the United States. According to an independent third party provider of information to the pharmaceutical and healthcare industry, industry sales grew from approximately $68 billion in 1995 to approximately $140 billion in 2000 and are expected to grow to approximately $264 billion in 2005.

     The factors contributing to the growth of the full service wholesale drug industry in the United States, and other favorable industry trends, include:

     . Aging Population. The number of individuals over age 65 in the United States grew from approximately 31 million in 1990 to approximately 35 million in 2000 and is projected to increase to more than 39 million by the year 2010. This age group suffers from a greater incidence of chronic illnesses and disabilities than the rest of the population and is estimated to account for approximately two-thirds of total healthcare expenditures in the United States.

     . Introduction of New Pharmaceuticals. Traditional research and development as well as the advent of new research, production and delivery methods, such as biotechnology and gene research and therapy, continue to generate new compounds and delivery methods that are more effective in treating diseases. These compounds have been responsible for significant increases in pharmaceutical sales. We believe that ongoing research and development expenditures by the leading pharmaceutical manufacturers will contribute to continued growth of the industry.

     . Increased Use of Outpatient Drug Therapies. In response to rising healthcare costs, governmental and private payors have adopted cost containment measures that encourage the use of efficient drug therapies to prevent or treat diseases. While national attention has been focused on the overall increase in aggregate healthcare costs, we believe that drug therapy has had a beneficial impact on overall healthcare costs by reducing expensive surgeries and prolonged hospital stays. Pharmaceuticals currently account for less than 11% of overall healthcare costs, and manufacturers' emphasis on research and development is expected to continue the introduction of cost-effective drug therapies.

     . Rising Pharmaceutical Prices. Consistent with historical trends, we believe that pharmaceutical price increases will continue to equal or exceed the overall Consumer Price Index. We believe that these increases will be due in large part to the relatively inelastic demand in the face of higher prices charged for patented drugs as manufacturers have attempted to recoup costs associated with the development, clinical testing and FDA approval of new products.

     . Expiration of Patents for Brand Name Pharmaceuticals. A significant number of patents for widely-used brand name pharmaceutical products will expire in the next several years. Such products are expected to be marketed by generic manufacturers and distributed by us. We consider this a favorable trend because generic products have historically provided a greater gross profit margin opportunity than brand name products.

The Company

     We are a leading national wholesale distributor of pharmaceutical products and related healthcare services and solutions with pro forma operating revenue (excluding bulk shipments) of approximately $30 billion, Adjusted EBITDA of approximately $584 million and pro forma operating income of approximately $426 million for the fiscal year ended September 30, 2000.

     We were formed in March 2001 when AmeriSource and Bergen announced their intentions to combine in a merger-of-equals to form our Company. The merger, which was consummated in August 2001, will enable the Company to significantly enhance its competitive position with:

     .  enhanced scale of operations;

     .  operating and administrative cost savings;

     .  improved purchasing efficiencies;

     .  improved working capital management; and

     .  broadened product offering.

     As a result of the merger, we expect to achieve estimated cost savings of approximately $150 million per year by the end of the third year following the consummation of the merger from, among other things, the consolidation of distribution facilities and related working capital improvements, the elimination of duplicative administrative functions and generic inventory purchasing efficiencies. We also expect to benefit from lower financing costs as a result of the combination.

     We are attractively positioned in the market as the only national wholesale pharmaceutical distributor exclusively focused on pharmaceutical product distribution, services and solutions. We serve the following major market segments:

     .  acute care hospitals and health systems;

     .  independent retail pharmacies;

     .  the alternate site market; and

     .  national and regional retail pharmacy chains.

     We currently serve customers through a geographically diverse network of distribution centers in the United States. We are typically the primary source of supply for pharmaceutical and related products to our customers. We offer a broad range of solutions to our customers and suppliers designed to enhance the efficiency and effectiveness of their operations, allowing them to improve the delivery of healthcare to patients and consumers and lower overall costs in the pharmaceutical supply chain.

     Our customer base is geographically diverse and balanced with no single customer representing more than 7.3% of pro forma fiscal 2000 operating revenue. The merger combines two companies with complementary customer bases that have minimal overlap. We have leading market positions in the acute care hospital and health systems market, which represented approximately 30% of pro forma fiscal 2000 operating revenue, and the independent retail pharmacy market, which represented approximately 29% of pro forma fiscal 2000 operating revenue. We also have a strong presence with the national and regional retail pharmaceutical chains, which represented 17% of pro forma fiscal 2000 operating revenue.

     In the attractive alternate site market we supply pharmaceuticals and other related products and services to physicians in the oncology, nephrology, vaccine, plasma and other specialty healthcare markets. We serve a continuum of customers including physicians' offices and clinics, skilled nursing facilities, mail-order facilities, assisted living centers and patients with chronic illnesses. We also provide plasma to acute care hospitals. The alternate site market represents approximately 24% of pro forma fiscal 2000 operating revenue.

Strategy

     Our business strategy is anchored in national pharmaceutical distribution and services, reinforced by the value-added healthcare solutions we provide our customers and suppliers. This focused strategy has significantly expanded our predecessors' businesses over the past five years and we believe we are well-positioned to continue to grow revenue and increase operating income through the execution of the following key elements of our business strategy:

     . Continue Growth in Existing Markets. We believe that we are well-positioned to continue to grow in our existing markets by: (i) providing superior distribution services to our customers and suppliers and (ii) delivering specific programs and services unique to each of our customer groups. We strive to provide exceptional service to our customers, which is reflected in the consistently high rankings achieved by our predecessor companies in recent customer surveys.

     . Expand Growth Opportunities through Healthcare Solutions for Customers. We are continually enhancing our services and packaging these services into programs designed to enable customers to improve sales and compete more effectively. As a result of the merger, we have broadened the range of value-added solutions that AmeriSource and Bergen offered their customers. We expect to integrate complementary AmeriSource and Bergen services and programs, such as generic purchasing programs, independent retail pharmacy marketing programs and customer order and inventory management systems offered to retail pharmacies, into a comprehensive solution package consisting of the best features of existing services and programs. We intend to market these solutions to existing customers and to use the increased range of services to attract new customers.

     . Expand Growth Opportunities through Healthcare Solutions for Suppliers. We have been developing solutions for suppliers to improve the efficiency of the healthcare supply chain. Programs for suppliers to assist with rapid new product launches, promotional and marketing services to accelerate product sales, custom packaging and product data reporting are examples of value-added solutions currently offered. We believe these services will continue to expand, further contributing to our revenue and income growth. We also intend to acquire companies that deliver complementary value-added products and services to our existing customers and suppliers.

     . Improve Operating and Capital Efficiencies. We believe we already have one of the lowest operating cost structures among our major national competitors. We expect to lower our cost structure further as we consolidate our existing distribution facility network and establish new, more efficient distribution centers. We also intend to further reduce operating expenses as a percentage of revenue by eliminating duplicate administrative functions. These measures are designed to reduce marginal operating costs, provide greater access to financing sources and reduce the cost of capital. In addition, we believe we will continue to achieve productivity and operating income gains as we invest in and continue to implement warehouse automation technology, adopt "best practices" in warehousing activities and increase operating leverage due to increased volume per full service distribution facility.

Operations

     Operating Structure. Our businesses operate in two segments. The first segment, pharmaceutical distribution, includes our core wholesale pharmaceutical drug distribution business, ASD Specialty Healthcare--our pharmaceutical alternate site distribution business and American Health Packaging--our pharmaceutical repackaging business. Pharmaceutical distribution also includes a number of smaller specialty units in areas such as management reimbursement consulting services and third party logistics services for pharmaceutical manufacturers. Our second operating segment is PharMerica, a leading national provider of institutional pharmacy services in long-term care and alternate site settings. PharMerica also provides mail-order pharmacy services to chronically and catastrophically ill patients under workers' compensation programs.

     Pharmaceutical Distribution. The Pharmaceutical Distribution segment, including ASD Specialty Healthcare, Inc. ("ASD"), American Health Packaging ("AHP"), Integrated Commercialization Solutions ("ICS"), The Lash Group ("Lash"), Pharmacy Healthcare Solutions, Ltd. ("PHS") and Choice Systems, Inc. ("Choice") form one of the largest national distributors of products sold or used by hospital, institutional and retail pharmacies. We principally distribute a full line of brand name and generic pharmaceuticals and over-the-counter medications from distribution centers in 44 states and the Commonwealth of Puerto Rico. These products are sold to acute care hospitals and health systems, independent retail pharmacies, the alternate site market and national and regional retail pharmacy chains located in all 50 states, the District of Columbia, Puerto Rico and the Territory of Guam.

     ASD was established during fiscal 1994 to provide pharmaceutical products and services for the rapidly growing pharmaceutical alternate site business.
ASD is a leading supplier of pharmaceuticals and other products and services to physicians in the oncology, nephrology, vaccine, plasma and other specialty healthcare markets and has four principal distribution locations in four states. AHP delivers unit dose, punch card and unit-of-use packaging for health systems, alternate site and independent retail pharmacies. ICS provides distribution, accounting, marketing, education and other outsourcing services for pharmaceutical manufacturers. Lash provides consulting and management of reimbursement and patient-assistance programs. PHS provides hospital consulting to improve operational efficiencies and a proprietary program for recovering indigent patient pharmaceutical reimbursements. Choice develops and markets inventory management systems and related software for hospitals and other healthcare providers.

     PharMerica. PharMerica is a leading provider of institutional pharmacy services to the elderly, chronically-ill and disabled in long-term care and alternate site settings, including skilled nursing facilities, assisted living facilities, specialty hospitals, residential living communities and the home. PharMerica also provides mail-order pharmacy services to chronically and catastrophically ill patients under workers' compensation programs. As of June 30, 2001, PharMerica served approximately 289,000 patients in long-term care and alternate site facilities and 88,000 patients covered under workers' compensation benefits programs.

     PharMerica's institutional pharmacy business involves the purchase of bulk quantities of prescription and nonprescription pharmaceuticals, principally from BBDC, and the distribution of those products to residents in long-term care facilities. Unlike hospitals, most long-term care facilities do not have onsite pharmacies to dispense prescription drugs but depend instead on institutional pharmacies such as PharMerica to provide the necessary pharmacy products and services and to play an integral role in monitoring patient medication. PharMerica's pharmacies dispense pharmaceuticals in patient-specific packaging in accordance with physician orders. In addition, PharMerica provides infusion therapy services and Medicare Part B products, as well as formulary management and other pharmacy consulting services.

     PharMerica's network of 131 locations covers a geographic area that includes over 85% of the nation's institutional/long-term care beds. Each PharMerica pharmacy typically serves customers within a 150-mile radius.

     PharMerica's workers' compensation business provides pharmaceutical claims administration and mail-order distribution. PharMerica's services include home delivery of prescription drugs, medical supplies and equipment and an array of computer software solutions to reduce the payor's administrative costs.

     Sales and Marketing. We have approximately 500 sales professionals organized regionally and specialized by customer type. Customer service representatives are located in distribution facilities in order to respond to customer needs in a timely and effective manner. In addition, a specially trained group of telemarketing representatives makes regular contact with customers regarding special promotions. Our corporate marketing department designs and develops the AmerisourceBergen array of value-added customer solutions. Tailored to specific customer groups, these programs can be further customized at the distribution facility level to adapt to local market conditions. Corporate sales and marketing also serves national account customers through close coordination with local distribution centers.

     Facilities. Each of our distribution facilities carries an inventory suited to the needs of the local market. The efficient distribution of small orders is possible through the extensive use of computerization and modern warehouse techniques. These include computerized warehouse product location, routing and inventory replenishment systems, gravity-flow racking, mechanized order selection and efficient truck loading and routing. We typically deliver our products to our customers on a daily basis. We utilize a fleet of owned and leased vans and trucks and contract carriers. Night picking operations in our distribution facilities have further reduced delivery time. Orders are generally delivered in less than 24 hours.

     The following table presents certain information on a fiscal year basis regarding the AmeriSource and Bergen operating units on a combined basis prior to the merger.

                                                                          Fiscal Year Ended September 30, (1)
                                                    ----------------------------------------------------------------------------
                                                        1996              1997             1998           1999          2000
                                                    ------------      ------------     -----------    ------------  ------------
                                                                   (dollars in millions; square feet in thousands)
Operating revenue...............................        $15,087            $18,978        $22,114         $25,402      $29,452
Number of distribution facilities...............             52                 56             56              57           57
Average revenue per distribution facility.......        $   290            $   338        $   394         $   445      $   516
Total square feet (distribution facilities).....          5,094              5,745          5,727           5,807        5,848
Average revenue per square foot in whole
 dollars (distribution facilities)                      $ 2,962            $ 3,303        $ 3,861         $ 4,374      $ 5,036


___________
(1) Includes full service pharmaceutical distribution facilities and ASD distribution facilities.

     Customers and Markets. We have a diverse customer base that includes acute care hospitals, health systems, independent retail pharmacies, alternate site customers and national and regional retail pharmaceutical chains, including pharmacy departments of supermarkets and mass merchandisers. We are typically the primary source of supply for our customers. In addition, we offer a broad range of value-added solutions designed to enhance the operating efficiencies and competitive positions of our customers, allowing them to improve the delivery of healthcare to patients and consumers.

     No single customer represented more than 7.3% of AmeriSource's and Bergen's total operating revenue on a combined basis during fiscal 2000. Including the Veterans Administration, AmeriSource's, and Bergen's top ten customers on a combined basis represented approximately 24.9% of the total pro forma operating revenue during fiscal 2000.

     Suppliers. Historically, AmeriSource and Bergen obtained pharmaceutical and other products from a number of manufacturers, none of which accounted for more than approximately 7% of AmeriSource's and Bergen's net sales on a combined basis in fiscal 2000. The five largest suppliers in fiscal 2000 accounted for approximately 26% of AmeriSource's and Bergen's combined net sales. AmeriSource and Bergen have not experienced difficulty in purchasing desired products from suppliers in the past. We currently have agreements with many of our suppliers which generally require them to maintain an adequate quantity of a supplier's products in inventory. The majority of contracts with suppliers are terminable upon 30 days notice by either party. The loss of certain suppliers could adversely affect our business if alternate sources of supply are unavailable.
We believe that our relationships with our suppliers are good.

     Management Information Systems. We continually invest in advanced management information systems and automated warehouse technology. Our management information systems provide for, among other things, electronic order entry by customers, invoice preparation and purchasing and inventory tracking. As a result of electronic order entry, the cost of receiving and processing orders has not increased as rapidly as sales volume. Our customized systems strengthen customer relationships by allowing the customer to lower its operating costs and by providing the basis for a number of the value-added services offered to its customers, including marketing data, inventory replenishment, single-source billing, computer price updates and price labels.

     AmeriSource and Bergen operate their respective full service pharmaceutical distribution facilities with different centralized management information systems. We are now in the process of evaluating the two systems and intend to use a common system in the future. This process is complex and will take several years to complete.

     We plan to continue to make system investments to further improve our information capabilities and meet our customer and operational needs.
Currently, we are expanding our electronic interface with suppliers and now electronically process a substantial portion of our purchase orders, invoices and payments. We also intend to expand our use of warehouse automation systems.

Competition

     We engage in the wholesale distribution of pharmaceuticals and related healthcare solutions in a highly competitive environment. We compete with both national and regional distributors, some of which are larger and have greater financial resources than we do. Our national competitors include Cardinal Health, Inc. and McKesson Corporation. In addition, we compete with regional and local distributors, direct-selling manufacturers, warehousing chain drugstores and other specialty distributors. Competitive factors include value-added service programs, breadth of product, price, service and delivery, credit terms and customer support.

     PharMerica's competitors principally include national institutional pharmacies and long-term care company-owned captive pharmacies. We believe that the competitive factors most important in PharMerica's lines of business are quality and range of service offered, comparative prices, reputation with referral sources, ease of doing business with the provider and the ability to develop and maintain relationships with referral sources. One of PharMerica's competitors is significantly larger than PharMerica. In addition, there are relatively few barriers to entry in the local markets served by PharMerica and it may encounter substantial competition from local market entrants. PharMerica competes with numerous billing companies in connection with its workers' compensation electronic claims adjudication business.

Employees

     As of June 30, 2001 we employed approximately 13,700 persons, of which approximately 12,000 were full-time employees. Approximately 6% of full and part-time employees are covered by collective bargaining agreements. We consider our relationship with our employees and the unions representing certain of our employees to be satisfactory.

Government Regulation

     From time to time various federal and state agencies may investigate our compliance with legal and regulatory requirements applicable to our operations, and may initiate actions in response to perceived non-compliance with these requirements. Generally, we have been able to satisfy their concerns or resolve the issues, and believe that we are in material compliance with applicable requirements.

   Healthcare Regulation

     Certain pharmaceutical products and medical supplies sold by us are subject to federal and state statutes and regulations governing the sale, marketing, packaging and distribution of prescription drugs, including controlled substances, and medical devices.

   Licensure and Registration Laws

     The DEA, the FDA and various state boards of pharmacy regulate the distribution of pharmaceutical products and controlled substances, requiring wholesale distributors of these substances to register for permits and licenses, and to meet various security and operating standards. As a wholesale distributor of pharmaceuticals, the Company is subject to these regulations. Furthermore, we (particularly in our PharMerica operations) and/or our customers are subject to extensive licensing requirements. The DEA and FDA laws and regulations are broad in scope and are subject to frequent modification and varied interpretation. Significant criminal, civil and administrative sanctions may be imposed for violation of these laws and regulations.

   Medicare and Medicaid

     As part of various changes made to Medicare, the United States Congress established the Prospective Payment System ("PPS") in 1997 for Medicare patients in skilled nursing facilities. PPS pays a federal daily rate for virtually all covered skilled nursing facility services. Under PPS, PharMerica's skilled nursing facility customers are no longer able to pass through their costs for certain products and services provided by PharMerica. Instead, PharMerica's customers receive a federal daily rate to cover the costs of all eligible goods and services provided to Medicare patients, which may include certain pharmaceutical and other goods and services provided by PharMerica that were previously reimbursed separately under Medicare. Since the reimbursement to skilled nursing facilities by Medicare is limited by PPS, such facilities now have an increased incentive to negotiate with PharMerica to minimize the costs of providing goods and services to patients covered under Medicare. PharMerica continues to bill skilled nursing facilities on a negotiated fee schedule.

     PharMerica's reimbursement for pharmaceuticals provided under state Medicaid programs are also subject to government regulation. During the fourth quarter of fiscal 2000, PharMerica began to experience the negative impact of two recent regulatory events which reduced reimbursement under state Medicaid programs, and it is expected that such lower reimbursements will continue into future years. The first event was the announcement by approximately 34 states of a significant reduction in AWP reimbursement levels for certain intravenous
(IV) drugs provided to Medicaid beneficiaries. The second event was CMS' reduction of FUL prices, which are used to set the reimbursement levels for numerous pills and tablets dispensed to Medicaid beneficiaries.

   Kickback/Referral Restrictions

     The fraud and abuse laws (i) preclude, among other things, persons from soliciting, offering, receiving or paying any remuneration in order to induce the purchasing of items or services that are paid for by Medicare or Medicaid and (ii) impose a number of restrictions upon referring physicians and providers of designated health services under Medicare and Medicaid programs. Significant criminal, civil and administrative sanctions may be imposed for violation of these laws.

   Health Information Practices

     HIPAA and related rules and regulations set forth health information standards in order to protect security and privacy in the exchange of individually identifiable health information. Significant criminal and civil penalties may be imposed for violation of these standards. Management is not currently in the position to estimate or predict the cost of compliance with HIPAA requirements.

   Healthcare Reform

     As a result of a wide variety of political, economic and regulatory influences, the healthcare delivery industry in the United States is and will continue to be under intensive scrutiny and subject to fundamental changes. We cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on us.

   Environmental Regulation

     At our former Charleston, South Carolina, distribution center there is evidence of residual soil contamination remaining from the fertilizer manufacturing process operated on that site by third parties over thirty years ago. Our environmental consulting firm has conducted soil surveys and groundwater studies at various times since 1994. Early studies indicated that there was lead on-site at levels requiring further investigation and the preliminary analysis prepared during the third quarter of fiscal 1994 indicated that, if both soil and groundwater remediation are required, the approximate cost would be $4.1 million. Recent analyses have resulted in a reduction in the estimated liability for remediation to approximately $1.0 million. Such estimate, which is reflected in other liabilities in our consolidated balance sheet, is based on the present estimate of the extent of contamination, choice of remedy, and enacted laws and regulations, including remedial standards; however, changes in any of these could affect the estimated liability.

and enacted laws and regulations, including remedial standards; however, changes in any of these could affect the estimated liability.

Properties

     As of June 30, 2001, we conducted our business from office and operating unit facilities at 184 owned and leased locations throughout the United States and Puerto Rico. In the aggregate, our operating units occupy approximately 7.9 million square feet of office and warehouse space, of which approximately 2.9 million square feet is owned and approximately 5.0 million square feet is leased under lease agreements with expiration dates ranging from fiscal 2001 to fiscal 2010.

     Our 52 full service pharmaceutical distribution facilities range in size from approximately 20,000 square feet to 231,500 square feet, with an aggregate of approximately 5.8 million square feet. Leased facilities are located in Puerto Rico plus the following states: Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, North Carolina, Ohio, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia, Washington and West Virginia. Owned facilities are located in the following states: Alabama, California, Georgia, Illinois, Indiana, Kentucky, Massachusetts, Michigan, Mississippi, Missouri, Ohio, Oklahoma, Tennessee, Texas and Virginia. We utilize a fleet of owned and leased vans and trucks, as well as contract carriers to deliver our products. We consider our operating properties to be in satisfactory condition and well utilized with adequate capacity for growth.

     As of June 30, 2001, our PharMerica operations were located in 114 leased locations ranging in size from approximately 150 to 89,000 square feet and have a combined area of approximately 1,152,000 square feet. The lease expiration dates of the leased facilities range from fiscal 2001 through fiscal 2010.

     As of June 30, 2001, the other business units within the pharmaceutical distribution segment (our pharmaceutical alternate site distribution business, our pharmaceutical repackaging businesses and our smaller specialty units) were located in thirteen leased and two owned locations. The locations range in size from approximately 2,000 square feet to 153,000 square feet and have a combined area of approximately 678,000 square feet. The leases expire from fiscal 2001 through fiscal 2005.

     We own and lease an aggregate of approximately 315,000 square feet of general and executive offices in Orange, California and Chesterbrook, Pennsylvania, and lease approximately 28,000 square feet of data processing offices in Montgomery, Alabama. The lease expiration dates of these facilities range from fiscal 2004 through fiscal 2010.

Legal Proceedings

   AmeriSource

     For a description of AmeriSource's legal proceedings see the annual report of AmeriSource on Form 10-K filed with the SEC on December 20, 2000, the relevant portions of which are incorporated by reference herein and the quarterly reports of AmeriSource on Form 10-Q filed with the SEC on February 13, 2001, May 14, 2001 and August 14, 2001, the relevant portions of which are incorporated by reference herein.

   Bergen

     For a description of Bergen's legal proceedings see the annual report of Bergen on Form 10-K filed with the SEC on December 29, 2000, the relevant portions of which are incorporated by reference herein, and the quarterly reports of Bergen on Form 10-Q filed with the SEC on February 14, 2001, May 14, 2001 and August 14, 2001, respectively, the relevant portions of which are incorporated by reference herein.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     We issued and sold the old notes to the initial purchasers on August 14, 2001. The initial purchasers subsequently sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Because the old notes are subject to transfer restrictions, we, the subsidiary guarantors and the initial purchasers entered into a registration rights agreement dated August 14, 2001 under which we agreed:

     . on or before November 12, 2001, to prepare and file with the Securities and Exchange Commission the registration statement of which this prospectus is a part;

     . on or before February 10, 2002, to use our best efforts to cause the registration statement to become effective under the Securities Act;

     . upon the effectiveness of the registration statement, to offer the new notes in exchange for surrender of the old notes; and

     . to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes.

The registration statement is intended to satisfy in part our obligations relating to the old notes under the registration rights agreement.

     Under existing interpretations of the Securities and Exchange Commission, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that:

     .    it is acquiring the new notes in the ordinary course of its business;

     . it has no arrangement or understanding with any person to participate in the distribution of the new notes; and

     . it is not our affiliate, as that term is interpreted by the Securities and Exchange Commission.

However, broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement regarding resales of the new notes. The Securities and Exchange Commission has taken the position that broker-dealers receiving new notes in the exchange offer may fulfill their prospectus delivery requirements relating to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with this prospectus. Under the registration rights agreement, we are required to allow broker-dealers receiving new notes in the exchange offer and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

Terms of The Exchange Offer; Period For Tendering Old Notes

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal (which together constitute the exchange offer), we will accept for exchange old notes which are properly tendered on or prior to the expiration date of the exchange offer and not withdrawn as permitted below. The expiration date of the exchange offer shall be 5:00 p.m., New York City time, on , 2001, unless extended by us, in our sole discretion.

     As of the date of this prospectus, $500.0 million aggregate principal amount of the old notes are outstanding. This prospectus, together with the
Letter of Transmittal, is first being sent on or about                 , 2001
to all holders of old notes known to us. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to conditions as set forth under "-- Conditions to the Exchange Offer" below.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for any exchange of any old notes, by giving notice of the extension to the holders of old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-- Conditions to the Exchange Offer." We will give notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable, the notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

     Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer.

Procedures for Tendering Old Notes

     The tender to us of old notes by a holder of old notes as set forth below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange under the exchange offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by the Letter of Transmittal, to The Chase Manhattan Bank and Trust Company, National Association at the address set forth below under "--Exchange Agent" on or prior to the expiration date of the exchange offer. In addition, the exchange agent must receive:

     . certificates for the old notes along with the Letter of Transmittal, or

     . prior to the expiration date of the exchange offer, a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company in accordance with the procedure for book-entry transfer described below, or

     . the holder must comply with the guaranteed delivery procedure described below.

     The method of delivery of old notes, Letters of Transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send Letters of Transmittal or old notes to us.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

     . by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instruction" on the Letter of Transmittal; or

     . for the account of a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. If old notes are registered in the name of a person other than a signer of the Letter of Transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature on the old notes guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's old notes, either (1) make appropriate arrangements to register ownership of the old notes in the owner's name or (2) obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by us in our sole discretion. This determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date of the exchange offer (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date of the exchange offer (including the Letter of Transmittal and the instructions to the Letter of Transmittal) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity regarding any tender of old notes for exchange, nor shall any of them incur any liability for failure to give notification.

     If the Letter of Transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

     By tendering, each holder of old notes will represent to us in writing that, among other things:

     . the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the holder and any beneficial holder;

     . neither the holder nor any beneficial holder has an arrangement or understanding with any person to participate in the distribution of the new notes; and

     . neither the holder nor any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in distribution of the new notes.

     If any holder or any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of ours, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the new notes to be acquired in the exchange offer, the holder or any other person (1) may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If the holder is a broker-dealer, the holder must represent that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

Acceptance of Old Notes For Exchange; Delivery Of New Notes

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all old notes properly tendered, and will issue the new notes promptly after acceptance of the old notes. See "--Conditions to the Exchange Offer" below.
For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral and written notice to the exchange agent.

     The new notes will bear interest from the most recent date to which interest has been paid on the old notes, or if no interest has been paid on the old notes, from August 14, 2001. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from August 14, 2001. Old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer and will be deemed to have waived their rights to receive accrued interest on the old notes.

     In all cases, issuance of new notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of (1) certificates for the old notes or a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company, (2) a properly completed and duly executed Letter of Transmittal and (3) all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company according to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to an account maintained with the Depository Trust Company) as promptly as practicable after the expiration of the exchange offer.

Book-Entry Transfer

     Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of old notes by causing The Depository Trust Company to transfer the old notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at The Depository Trust Company, the Letter of Transmittal or facsimile of the Letter of Transmittal with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date of the exchange offer, unless the holder has strictly complied with the guaranteed delivery procedures described below.

     We understand that the exchange agent has confirmed with The Depository Trust Company that any financial institution that is a participant in The Depository Trust Company's system may utilize The Depository Trust Company's Automated Tender Offer Program to tender old notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that The Depository Trust Company establish an account for the old notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of old notes by causing The Depository Trust Company to transfer the old notes into the exchange agent's account in accordance with The Depository Trust Company's Automated Tender Offer Program procedures for transfer. However, the exchange of the old notes so tendered will only be made after timely confirmation of the book-entry transfer and timely receipt by the exchange agent of, in addition to any other documents required, an appropriate Letter of Transmittal with any required signature guarantee and an agent's message, which is a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a confirmation of a book-entry transfer, which states that The Depository Trust Company has received an express acknowledgment from a participant tendering old notes which are the subject of the confirmation of a book-entry transfer and that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce the agreement against that participant.

Guaranteed Delivery Procedures

     If a registered holder of the old notes desires to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may nonetheless be effected if:

     . the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

     . prior to the expiration date of the exchange offer, the exchange agent received from the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) and Notice of Guaranteed Delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of old notes and the amount of old notes tendered, stating that the tender is being made and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States with the exchange agent; and

     . the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and all other documents required by the Letter of Transmittal are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

     Tenders of old notes may be withdrawn at any time prior to the expiration date of the exchange offer. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under "--Exchange Agent." Any notice of withdrawal must:

     . specify the name of the person having tendered the old notes to be withdrawn;

     . identify the old notes to be withdrawn (including the principal amount of the old notes); and

     . where certificates for old notes have been transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States unless the holder is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     If old notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by us, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder (or in the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company according to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with The Depository Trust Company for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the expiration date of the exchange offer.

Conditions To The Exchange Offer

     Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of the old notes for exchange or the exchange of new notes for the old notes, we determine that:

     . the exchange offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

     .    we have not received all applicable governmental approvals; or

     . any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the exchange offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any old notes, if at that time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

     The Chase Manhattan Bank and Trust Company, National Association has been appointed as the exchange agent for the exchange offer. All executed Letters of Transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

       The Chase Manhattan Bank and Trust Company, National Association
                       101 California Street, Suite 3800
                        San Fancisco, California  94111
                             Attention: James Nagy

     Delivery other than as set forth above will not constitute a valid delivery.

Fees and Expenses

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     The expenses to be incurred in connection with the exchange offer will be paid by us. These expenses include fees and expenses of the exchange agent and trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

Accounting Treatment

     The new notes will be recorded at the same carrying amount as the old notes, which is the principal amount as reflected in our accounting records on the date of the exchange and, accordingly, no gain or loss will be recognized. The debt issuance costs will be capitalized and amortized to interest expense over the term of the new notes.

Transfer Taxes

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Consequences of Failure To Exchange; Resales of New Notes

     Holders of old notes who do not exchange their old notes for new notes in the exchange offer will continue to be subject to the restrictions on transfer of the old notes as set forth in the legend on the old notes as a consequence of the issuance of the old notes in accordance with exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Old notes not exchanged in accordance with the exchange offer will continue to accrue interest at 8 1/8% per annum and will otherwise remain outstanding in accordance with their terms. Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer. In general, the old notes may not be offered or sold unless registered under the Securities Act, except in accordance with an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act. However, (1) if because of any change in law or in applicable interpretations by the staff of the Securities and Exchange Commission, we are not permitted to effect the exchange offer, (2) if the exchange offer is not consummated by March 12, 2002, (3) if any initial purchaser so requests that the old notes not eligible be exchanged for new notes in the exchange offer and held by it following consummation of the exchange offer or (4) if any holder of old notes (other than a broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making or other trading activities) is not eligible to participate in the exchange offer or, in the case of any holder of old notes (other than a broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making or other trading activities) that participates in the exchange offer, does not receive new notes in exchange for old notes that may be sold without restriction under state and federal securities laws, we are obligated to file a shelf registration statement on the appropriate form under the Securities Act relating to the old notes held by such persons.

     Based on interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that new notes issued in accordance with the exchange offer may be offered for resale, resold or otherwise transferred by the holders (other than (1) any holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or (2) any broker-dealer that purchases notes from us to resell in accordance with Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the new notes. If any holder has any arrangement or understanding regarding the distribution of the new notes to be acquired in accordance with the exchange offer, the holder (1) could not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds old notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." We have not requested the staff of the Securities and Exchange Commission to consider the exchange offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make a no-action request.

     In addition, to comply with the securities laws of applicable jurisdictions, the new notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, under the registration rights agreement and subject to specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions in the United States as any selling holder of the notes reasonably requests in writing.

                                  MANAGEMENT

Directors, Executive Officers and Key Employees

     The principal executive officers and directors of AmerisourceBergen are as follows:

Name                                 Age       Title
----                                 ---       -----
R. David Yost....................     53       President, Chief Executive Officer and Director of AmerisourceBergen
Kurt J. Hilzinger................     41       Executive Vice President and Chief Operating Officer of
                                               AmerisourceBergen
Neil F. Dimick...................     51       Executive Vice President and Chief Financial Officer of
                                               AmerisourceBergen
Charles J. Carpenter.............     51       Senior Vice President and President of PharMerica, Inc.
Steven H. Collis.................     39       Senior Vice President and President of ASD Specialty Healthcare,
                                               Inc.
Brent R. Martini.................     41       Senior Vice President and President of AmerisourceBergen Drug
                                               Company
William G. Sprague...............     58       Vice President, General Counsel and Secretary
Robert E. Martini................     68       Director and Non-executive Chairman of the Board of
                                               AmerisourceBergen
Rodney H. Brady..................     66       Director
Richard C. Gozon.................     62       Director
Edward E. Hagenlocker............     61       Director
James R. Mellor..................     69       Director
Francis G. Rodgers...............     73       Director
J. Lawrence Wilson...............     64       Director

     R. David Yost. Mr. Yost served as director of AmeriSource from 1997 until the merger. He was Chairman of AmeriSource's board of directors and Chief Executive Officer of AmeriSource from December 2000 until the merger. Mr. Yost previously served as President and Chief Executive Officer of AmeriSource from May 1997 to December 2000. Prior to that, Mr. Yost served as Executive Vice President--Operations of AmeriSource since 1995. Mr. Yost held a variety of sales, marketing and management positions with AmeriSource or its predecessors since 1974. Mr. Yost was a member of the Capital Appropriations Committee of AmeriSource's board of directors.

     Kurt J. Hilzinger. Mr. Hilzinger served as President and Chief Operating Officer of AmeriSource from December 2000 until the merger. Prior to that time he served as Senior Vice President and Chief Operating Officer of AmeriSource from January 1999 to December 2000. He served as Senior Vice President, Chief Financial Officer of AmeriSource from 1997 to 1999 and Vice President, Chief Financial Officer and Treasurer of AmeriSource from 1995 to 1997.

     Neil F. Dimick. Mr. Dimick served as Senior Executive Vice President and Chief Financial Officer of Bergen from 1992 until the merger of AmeriSource and Bergen and was formerly Bergen's Vice President, Finance from 1991 to 1992. He was also President of Bergen Brunswig Specialty Company from September 1996 to August 2000. Mr. Dimick was a member of the Bergen board of directors from 1995 until the merger and was Chairman of Bergen's Financing Committee of the board of directors and a member of Bergen's Investment Retirement Plan Committee of the board of directors.

     Charles J. Carpenter. Mr. Carpenter served as President, PharMerica, Inc., from April 1999 until the merger, and Senior Executive Vice President of Bergen from 1996 until the merger. Prior to that, he was Chief Procurement Officer of Bergen, from 1996 to April 1999 and Executive Vice President, Supplier Relations and Operations, Bergen Brunswig Drug Company, a subsidiary of Bergen, from 1995 to 1996.

     Steven H. Collis. Mr. Collis served as Senior Executive Vice President of Bergen from February 2000 until the merger and President of ASD Specialty Healthcare, Inc., from September 2000 until the merger. He was also Executive Vice President of ASD Specialty Healthcare, Inc., from 1996 to August 2000 and was General Manager of ASD Specialty Healthcare, Inc., from 1994 to 1996.

     Brent R. Martini. Mr. Martini served as Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company, a subsidiary of Bergen, from September 1996 until the merger. Prior to that he was Executive Vice President, West Region of Bergen from 1994 to 1996 and Vice President, Quality Organizational Development and Training of Bergen Brunswig Drug Company from 1991 to 1994. Mr. Martini was a director of Bergen from December 1999 until the merger. Mr. Martini is a director of Healthcare Distribution Management Association, a national trade association that represents pharmaceutical and related healthcare product distributors throughout the Americas. Mr. Brent R. Martini is the son of Mr. Robert E. Martini, former Chairman and Chief Executive Officer of Bergen and current Chairman of the board of directors of AmerisourceBergen.

     William G. Sprague. Mr. Sprague was appointed Vice President, General Counsel and Secretary of AmeriSource in November 1998. Prior to that time he served as Vice President, General Counsel and Secretary of Lukens, Inc. from 1992 to 1998.

     Robert E. Martini. Mr. Martini served as a director of Bergen from 1962 until the merger. He was the Chairman of the board of directors of Bergen from 1992 until the merger and Chief Executive Officer of Bergen from November 1999 until the merger. Prior to that, he had been a consultant to Bergen since 1997. Mr. Martini had been Chief Executive Officer of Bergen from 1990 to 1997 and President of Bergen from 1981 to 1992. Mr. Martini was a member of Bergen's Executive Committee and Financing Committee. Mr. Martini is a director of Mossimo, Inc. Mr. Martini is the father of Brent R. Martini, a former Senior Executive Vice President and member of the board of directors of Bergen and the current Senior Vice President and President of AmerisourceBergen.

     Rodney H. Brady. Mr. Brady served as a director of Bergen from 1973 until the merger. Mr. Brady has been the President and Chief Executive Officer of Deseret Management Corporation (diversified corporate holding company) since April 1996. He is the former President and Chief Executive Officer, Bonneville International Corporation (broadcast communications) (1985 to 1996). Mr. Brady is a director of Deseret Mutual Insurance Company and has also served as a director of First Security Corporation.

     Richard C. Gozon. Mr. Gozon was a director of AmeriSource from 1994 until the merger. He has served as the Executive Vice President of Weyerhaeuser Company since June 1994. Mr. Gozon is a director of UGI Corporation, Triumph Group, Inc., and Amerigas Partners, L.P.

     Edward E. Hagenlocker. Mr. Hagenlocker was a director of AmeriSource from 1999 until the merger. He is the retired Vice Chairman of Ford Motor Company and served in that position from 1996 until his retirement in 1999. He also served as Chairman of Visteon from 1997 to 1999. He formerly served as President of Ford Automotive Operations from 1994 to 1996 and Chairman of Ford of Europe in 1996. He serves as a director of Boise Cascade Corporation, Nanophase Technologies Corporation and Air Products and Chemicals, Inc.

     James R. Mellor. Mr. Mellor served as a director of Bergen from 1979 until the merger. He has served as Chairman of the Board of USEC, Inc. since July 1998. Mr. Mellor is the former Chairman of the Board and Chief Executive Officer (1993 to 1997), and former President and Chief Operating Officer (1991 to 1993) of General Dynamics Corporation (diversified defense and aerospace). Mr. Mellor is a director of General Dynamics Corporation, Aeromovel USA, Inc., USEC, Inc. and Computer Sciences Corporation.

     Francis G. Rodgers. Mr. Rodgers served as a director of Bergen from 1982 until the merger. He is also an author and lecturer and the former Vice President of Marketing for IBM (information processing systems). Mr. Rodgers is a director of Milliken and Company, Protegrity Inc. and Response Logic Inc.

     J. Lawrence Wilson. Mr. Wilson was a director of AmeriSource from January 2000 until the merger. He is the Retired Chairman and Chief Executive Officer of Rohm and Haas Company where he served from 1988 until his retirement in 1999. He serves as a director of Cummins Engine Company, Inc., Mead Corporation and The Vanguard Group of Investment Companies.

     The AmerisourceBergen bylaws also provide for the establishment of an executive management committee. The executive management committee will be comprised of: (i) the President and Chief Executive Officer of AmerisourceBergen, (ii) the Executive Vice President and Chief Operating Officer of AmerisourceBergen, (iii) the Executive Vice President and Chief Financial Officer of AmerisourceBergen, (iv) the Senior Vice President of AmerisourceBergen and President of AmerisourceBergen Drug Company, (v) the Senior Vice President of AmerisourceBergen and President of PharMerica, Inc. and
(vi) the Senior Vice President of AmerisourceBergen and President of ASD Specialty Healthcare, Inc.

     The executive management committee will have all of the power and authority in the management of the business and affairs of AmerisourceBergen, insofar as it pertains to capital expenditures and acquisitions, as the board of directors of AmerisourceBergen may determine.

Compensation of Executive Officers

     The following table sets forth, for the period from August 29, 2001 through September 30, 2001(1), certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for that time period, to each of the persons who served as an executive officer of the Company.

                           Summary Compensation Table

                                                                                    Long Term Compensation
                                                                --------------------------------------------------------------
                                                                           Awards                          Payouts
                                                                --------------------------------------------------------------
                                                    Other        Restricted     Securities
  Name and Principal                               Compen-          Stock       Underlying       LTIP          All Other
       Position          Salary ($)   Bonus ($)    sation($)     Awards(s) ($)  Options (#)   Payouts ($)    Compensation ($)
----------------------   ----------   ---------    ---------    -------------   -----------   -----------    ----------------
R. David Yost........        49,466      53,521       --             --             100,000       --             250 (2)
President, Chief
Executive Officer and
Director of
AmerisourceBergen

Kurt J. Hilzinger.....       32,120      31,758       --             --              75,000       --             250 (2)
Executive Vice
President and Chief
Operating Officer

Neil F. Dimick........       34,615      40,500       --             --              50,000       --             786 (3)
Executive Vice
President and Chief
Financial Officer

Brent R. Martini......       29,646      19,167       --             --              25,000       --             546 (3)
Senior Vice President
and President of
AmerisourceBergen Drug
Company

Charles J. Carpenter..       27,623      27,983       --             --              25,000       --             546 (3)
Senior Vice President
and President of
PharMerica, Inc.


(1) The following information is for this period only because it was on August 29, 2001 that the merger of AmeriSource and Bergen was completed and AmerisourceBergen began trading on the New York Stock Exchange as a public company on August 30, 2001.


(2) "All Other Compensation" for Mr. Yost and Mr. Hilzinger represents club dues.

(3) "All Other Compensation" for Mr. Dimick, Mr. Martini and Mr. Carpenter represents imputed compensation reflecting the difference between the average market interest rate for the Company and the interest free loan to the respective officer.


Stock Options

Option Grants

     The following table sets forth certain information with respect to options granted to and exercised by the executive officers of the Company during the period from August 29, 2001 through September 30, 2001. The information set forth in these tables relates to options granted to and exercised by the executive officers of the Company to purchase shares of Common Stock under the 2001 Stock Option Plan.

                                                         Individual Grants
                                                         -----------------
                                Number of
                               Securities           % of         Exercise
                               Underlying      Total Options/     or Base                              Grant Date
                              Options/SARs    SARs Granted to      Price                                 Present
Name                         Granted(#) (1)      Employees        ($/Sh)        Expiration Date       Value($) (2)
----                         --------------      ---------        ------        ---------------       ------------
R. David Yost..............      100,000             5.79%         64.02       September 17, 2011       $3,023,000
Kurt J. Hilzinger..........       75,000             4.34          64.02       September 17, 2011        2,267,250
Neil F. Dimick.............       50,000             2.89          64.02       September 17, 2011        1,511,500
Brent R. Martini...........       25,000             1.45          64.02       September 17, 2011          755,750
Charles J. Carpenter.......       25,000             1.45          64.02       September 17, 2011          755,750

(1) The options granted under the 2001 Stock Option Plan become exercisable at a rate of 25% each year, beginning one year from the date of grant.

(2) Present values were calculated using the Black-Scholes option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of the stock options was $30.23 based on the following defined option terms and assumptions: (a) a grant price of $64.02; (b) an exercise price of $64.02;
     (c) an expected life of 5 years; (d) a risk free interest rate of 3.99%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of .16% representing the stock's current yield; and (f) a stock price volatility rate of .497, which reflects how much the stock price varied on a weekly basis since the initial public offering of AmeriSource's Common Stock on April 4, 1995.

Aggregated Option Exercises and Option Values

     The following table sets forth information regarding the number of exercised options during the period from August 29, 2001 through September 30, 2001 and the value of unexercised in-the-money options held by the executive officers of the Company as of September 30, 2001:

                                                                         Number of Securities   Value of Unexercised
                                                                              Underlying            In-the-Money
                                                                            Options/SARs at        Options/SARs at
                                Shares Acquired          Value                 FY-end (#)             FY-end ($)
                                  On Exercise           Realized             Exercisable/           Exercisable/
Name                                   (#)                 ($)               Unexercisable        Unexercisable (1)
----                              -----------           --------             -------------        -----------------
R. David Yost..............          28,000             1,419,600             176,250/298,750    7,622,750/8,419,000
Kurt J. Hilzinger..........          24,000             1,258,337             135,000/270,000    5,819,500/7,397,688
Neil F. Dimick.............               0                     0             142,436/144,781    3,954,338/4,584,610
Brent R. Martini...........               0                     0             106,353/112,023    2,608,190/4,249,012
Charles J. Carpenter ......               0                     0              84,257/111,690    1,604,654/4,204,966

(1) Value calculated as the difference between the fair market value of the Common Stock on September 28, 2001 and the option exercise price.

                           OWNERSHIP OF CAPITAL STOCK

     For information concerning the beneficial ownership of the capital stock of AmeriSource and Bergen, see AmeriSource's and Bergen's respective proxy statements used in connection with their 2001 annual meetings of stockholders, the relevant portions of which are incorporated by reference herein.

                          DESCRIPTION OF CAPITAL STOCK

     For a description of AmerisourceBergen's Capital Stock, see Form S-4/A filed with the SEC on July 27, 2001, the relevant portions of which are incorporated by reference herein.

                       DESCRIPTION OF OTHER INDEBTEDNESS

Senior Debt

     In connection with the merger, AmerisourceBergen entered into a credit agreement (the "Credit Agreement") with a syndicate of senior lenders providing a senior secured facility of $1.3 billion. The new credit facility (i) provides for a revolving credit facility in the maximum amount of $1 billion and (ii) a term loan facility in the amount of $300 million, $100 million of which is available for letters of credit. The new credit facility expires on August 2006. Among other things, the Credit Agreement provides for: (i) interest rates of LIBOR plus a spread and (ii) the release of security based upon achievement of investment grade senior, unsecured debt ratings from Moodys and Standard & Poors credit rating agencies. In connection with the Credit Agreement, AmerisourceBergen incurred approximately $12 million of financing fees which will be deferred and amortized on a straight-line basis over the five-year term of the Credit Agreement. The term loan facility will be subject to amortization of principal in annual amounts to be determined.

     Borrowings under the Credit Agreement bear interest at the rate of LIBOR plus a spread or the applicable prime rate plus a spread. Interest on loans under the Credit Agreement are payable at least quarterly. Under the terms of the Credit Agreement, AmerisourceBergen granted the senior lenders a perfected first priority security interest in AmerisourceBergen's inventory and other assets for collateral against borrowings under the Credit Agreement. AmerisourceBergen is required to pay a commitment fee on the unused portion of the commitment under the Credit Agreement plus an annual administration fee.

     The credit agreement contains affirmative covenants usual for facilities and transactions of this type. These covenants include the following:

     .    satisfactory insurance;

     .    payment of taxes;

     .    delivery of financial statements;

     .    maintenance of properties; and

     .    compliance with laws.

     The credit agreement contains negative covenants usual for facilities and transactions of this type. These include the following restrictions:

     .    indebtedness;

     .    liens;

     .    sale/leaseback arrangements;

     .    dividends and distributions;

     .    capital expenditures;

     .    mergers, acquisitions and assets dispositions;

     .    investments;

     .    transactions with affiliates;

     .    changes in businesses conducted; and

     .    amendments of certain material documents.

     Additional covenants require compliance by AmerisourceBergen with specified financial ratios, including a leverage ratio and a fixed charge ratio. Obligations under the credit agreement are unconditionally guaranteed by AmerisourceBergen's current and future domestic subsidiaries, with certain exceptions.

AmeriSource Securitization

     Effective May 14, 1999, AmeriSource, through a consolidated wholly-owned special-purpose entity, established a new receivables securitization facility, which provided AmeriSource with up to $325 million in available credit. During the third quarter of fiscal 2000, AmeriSource amended its receivables securitization facility to provide an additional $75 million of borrowing capacity, increasing total commitments under this facility to $400 million (the "Securitization Facility"). In connection with the Securitization Facility, AmeriSource sells on a revolving basis certain accounts sponsored by a financial institution. AmeriSource was retained as servicer of the sold accounts receivables. The Securitization Facility has an expiration date of May 2004. Interest is at a rate at which funds are obtained by the financial institution to fund the receivables (short-term commercial paper rates) plus a program fee of 38.5 basis points (7.0% at September 30, 2000). AmeriSource is required to pay a commitment fee of 25 basis points on any unused credit in excess of $25 million under the facility. Fees of $0.9 million incurred to establish and amend the Securitization Facility were deferred and are being amortized on a straight-line basis over the term of the Securitization Facility. The transaction does not qualify as a "sale" in accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," and, accordingly, AmeriSource accounts for the Securitization Facility as a financing transaction in its consolidated financial statements.

     Proceeds from the Securitization Facility were used to extinguish AmeriSource's prior receivables securitization financing ("Receivables Program") in the fourth quarter of fiscal 1999 and resulted in an extraordinary charge of $0.7 million (net of a $0.4 million tax benefit) related to the write-off of unamortized deferred financing fees. The Receivables Program bore interest at rates ranging from LIBOR plus 0.2% to the federal funds rate plus 1%. Transactions under this program did not qualify as sales under SFAS No. 125 and, accordingly, AmeriSource accounted for the Receivables Program as a financing transaction.

Bergen Securitization

     On December 20, 2000, Bergen replaced its receivables securitization program by entering into a new receivables securitization agreement with a financial institution. The new agreement, which has a five-year term, provides for a longer commitment by the financial institution than did the prior agreement, which had a one-year term. In addition, the new agreement is designed to give Bergen additional availability, improved pricing and more flexibility in the timing of receivable sales. Availability is subject to specified percentages of eligible receivables, as defined in the agreement. The initial maximum availability under the program was $350 million, but Bergen increased the maximum to $450 million in August 2001 upon payment of an additional fee.

     Through the new Bergen receivables securitization program, Bergen's subsidiary drug company sells, on an ongoing basis, its accounts receivable to Blue Hill II ("Blue Hill"), a 100%-owned special purpose subsidiary. Blue Hill, in turn, sells an undivided percentage ownership interest in such receivables to various investors. The program qualifies for treatment as a sale of assets under SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Sales are recorded at the estimated fair value of the receivables sold, reflecting discounts for the time value of money based on specified interest rates and estimated credit losses; the weighted average rate for the program was approximately 4.73% at June 30, 2001.

     As of June 30, 2001 and September 30, 2000, Bergen had outstanding net proceeds of $340 million and $168 million, respectively, from the sale of such receivables under its receivables securitization program, and accounts receivable has been reduced by these amounts in the accompanying Consolidated Balance Sheets. After the maximum limit of receivables sold has been reached and as sold receivables are collected, additional receivables may be sold up to the maximum amount available under the program. Aggregate discount and fees of approximately $4.7 million and $5.4 million for the three-month periods ended June 30, 2001 and 2000, and $15.6 million and $10.4 million for the nine-month periods, respectively, on the sold receivables are included in net interest expense.

Blanco Revolving Credit Facility

     One of Bergen's subsidiaries has a $55 million bank revolving credit facility which expires on May 20, 2002. Borrowings under the facility bear interest at 0.35% above LIBOR and are secured by a standby letter of credit under AmerisourceBergen's new credit facility for which AmerisourceBergen incurs a fee of 1.625%.

Bergen Senior Notes

     On December 1, 1992, Bergen filed a $400 million shelf registration relating to debt securities which may be either senior or subordinated in priority of payment. Also on December 1, 1992, Bergen entered into a senior indenture (the "Indenture") with Chemical Trust Company of California, as senior trustee. The senior notes set forth below were issued pursuant to the shelf registration and the Indenture.

   7 3/8% Senior Notes

     On January 14, 1993, Bergen sold $150 million aggregate principal amount of unsecured 7 3/8% Senior Notes due January 15, 2003. The 7 3/8% notes are not redeemable prior to maturity and are not entitled to any sinking fund. Interest on the 7 3/8% notes is payable semi-annually on January 15 and July 15 of each year.

     The Indenture contains covenants restricting Bergen's ability and the ability of certain of Bergen's subsidiaries to incur or permit to exist liens on their assets, except for permitted liens and to enter into sale and leaseback transactions, except permitted sale and leaseback transactions.

     The failure of Bergen and some of its subsidiaries to pay specific indebtedness when due constitutes, among other things, an event of default under the 7 3/8% notes and can lead to the acceleration of the payment of the 7 3/8% notes.

   7 1/4 % Senior Notes

     On May 23, 1995, Bergen sold $100 million aggregate principal amount of unsecured 7 1/4% Senior Notes due June 1, 2005. The 7 1/4% notes are not redeemable prior to maturity and are not entitled to any sinking fund. Interest on the 7 1/4% notes is payable semi-annually on June 1 and December 1 of each year.

     The Indenture contains covenants restricting Bergen's ability and the ability of certain of Bergen's subsidiaries to incur or permit to exist liens on their assets, except for permitted liens and to enter into sale and leaseback transactions, except permitted sale and leaseback transactions. The failure of Bergen and some of its subsidiaries to pay specific indebtedness when due constitutes, among other things, an event of default under the 7 1/4% notes and can lead to the acceleration of the payment of the 7 1/4% notes.


Durr-Fillauer 7% Convertible Subordinated Debentures

     In connection with the acquisition of Durr-Fillauer Medical Inc. and subsidiaries ("Durr") in September 1992, Bergen assumed $69 million of Durr's unsecured 7% Convertible Subordinated Debentures due March 1, 2006. Since September 1992, Bergen has redeemed $48.4 million aggregate principal amount plus accrued interest. The remaining unredeemed 7% debentures receive interest on March 1 and September 1 of each year.

     Under the terms of the indenture governing these debentures, Bergen commenced a change of control offer on the remaining debentures as a result of the merger. The change of control offer expires on October 26, 2001.

AmeriSource 5% Convertible Subordinated Notes

     In December 2000 AmeriSource issued $300 million of Convertible Subordinated Notes due December 1, 2007 (the "AmeriSource notes"). The AmeriSource notes have an annual interest rate of 5% and are payable semiannually on June 1 and December 1 of each year. The AmeriSource notes are convertible into Common Stock of AmerisourceBergen at $52.97 per share at any time before their maturity or their prior redemption or repurchase by AmeriSource. The AmeriSource notes are subordinated in right of payment to all of AmeriSource's existing and future senior debt. AmeriSource's direct wholly-owned subsidiary, AmeriSource Corporation, unconditionally guaranteed the AmeriSource notes on a subordinated basis. Net proceeds from the AmeriSource notes of approximately $290.7 million were used to repay existing borrowings of AmeriSource, and for working capital and other general corporate purposes.

     Upon the occurrence of specific changes in control of AmerisourceBergen, each note holder has the right to require AmerisourceBergen to purchase all or a portion of the note holder's AmeriSource notes at a price equal to 100% of the aggregate principal amount of the Amerisource notes. The failure of AmerisourceBergen and some of its subsidiaries to pay specific indebtedness when due constitutes, among other things, an event of default under the AmeriSource notes and can lead to the acceleration of the payment of the AmeriSource notes. After the merger, AmerisourceBergen became a co-obligor under the AmeriSource notes.

PharMerica 8 3/8% Senior Subordinated Notes

     On June 25, 1999, PharMerica, Inc. ("PharMerica"), a wholly-owned subsidiary of Bergen, completed an offer to purchase its unsecured 8 3/8% Senior Subordinated Notes due 2008. Holders tendered an aggregate principal amount of $16.9 million in response to PharMerica's offer to purchase the PharMerica notes at a cash price equal to $1,010 per $1,000 principal amount, plus interest. The offer was required as a result of the acquisition of PharMerica by Bergen on April 26, 1999 according to the terms of the indenture under which the PharMerica notes were issued.

     PharMerica commenced a tender offer and consent solicitation for these notes on July 17, 2001. See "The Merger and Related Transactions." Approximately $184.6 million of PharMerica notes were tendered pursuant to the tender offer. Pursuant to the terms of the indenture governing the PharMerica notes, the consummation of the merger required us to make a change of control offer to repurchase remaining outstanding notes at a purchase price equal to 101% of the outstanding principal amount thereof plus accrued and unpaid interest to the date of redemption. The change of control offer expires on October 29, 2001.

Bergen 6 7/8% Exchangeable Subordinated Debentures

     In July 1986, Bergen issued $43 million of unsecured 6 7/8% Exchangeable Subordinated Debentures due July 2011. During March 1990, $32.1 million principal amount of the 6 7/8% debentures were tendered and purchased pursuant to an offer from Bergen. Since March 1990, Bergen has redeemed an additional $2.5 million aggregate principal amount plus accrued interest. The remaining unredeemed 6 7/8% debentures receive interest on January 15 and July 15 of each year.

     The failure of Bergen and some of its subsidiaries to pay specific indebtedness when due constitutes, among other things, an event of default under the 6 7/8% debentures and can lead to the acceleration of the payment of the 6 7/8% debentures.

Bergen Trust Preferred Securities

     During the year ended September 30, 1999, Bergen formed Bergen Capital I (the "Trust") which was established to sell preferred securities to the public; sell common securities to Bergen; use the proceeds from these sales to buy an equal amount of subordinated debt securities of Bergen and distribute the cash payments it receives on the subordinated debt securities it owns to the holders of its preferred and common securities. In turn, Bergen will pay principal, premium (if any) and interest on its subordinated debt securities and will guarantee certain payments relating to the preferred securities. As of August 14, 2001, AmerisourceBergen also agreed to guarantee certain payments relating to the preferred securities.

     On May 26, 1999, the Trust, a wholly-owned subsidiary of Bergen, issued 12,000,000 shares of 7.80% Trust Originated Preferred Securities (SM) (TOPrS(SM)) (the "Preferred Securities") at $25 per security. The proceeds of such issuances were invested by the Trust in $300 million aggregate principal amount of Bergen's 7.80% Subordinated Deferrable Interest Notes due June 30, 2039. Bergen used the net proceeds from the Trust for general corporate purposes, principally retirement of a portion of its outstanding debt. The subordinated notes represent the sole assets of the Trust and bear interest at the annual rate of 7.80%, payable quarterly, and are redeemable by Bergen beginning in May 2004 at 100% of the principal amount thereof. The obligations of the Trust related to the Preferred Securities are fully and unconditionally guaranteed by Bergen and AmerisourceBergen.

     Holders of the Preferred Securities are entitled to cumulative cash distributions at an annual rate of 7.80% of the liquidation amount of $25 per security beginning June 30, 1999. The Preferred Securities will be redeemable upon any repayment of the Subordinated Notes at 100% of the liquidation amount beginning in May 2004.

     Bergen, under certain conditions, may cause the Trust to defer the payment of distributions for successive periods of up to 20 consecutive quarters. During such periods, accrued distributions on the Preferred Securities will compound quarterly at an annual rate of 7.80%. Also, during such periods, Bergen may not declare or pay distributions on its capital stock; may not redeem, purchase or make a liquidation payment on any of its capital stock; and may not make interest, principal or premium payments on, or repurchase or redeem, any of its debt securities that rank equal with or junior to the Subordinated Notes.

     The subordinated notes and the related Trust investment in the subordinated notes have been eliminated in consolidation and the Preferred Securities are reflected as outstanding in Bergen's consolidated financial statements incorporated by reference herein.

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, "AmerisourceBergen" refers only to AmerisourceBergen Corporation and not to any of its subsidiaries.

     AmerisourceBergen issued the notes under an indenture between itself and Chase Manhattan Bank and Trust Company, National Association, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of these notes. Copies of the indenture and the registration rights agreement are available as set forth below under "-- Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

     The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

     The notes:

     .   are general unsecured obligations of AmerisourceBergen;

     . are pari passu in right of payment with any future unsecured senior Indebtedness of AmerisourceBergen;

     . are senior in right of payment to any future subordinated Indebtedness of AmerisourceBergen; and

     . are unconditionally guaranteed by each of the Domestic Subsidiaries of AmerisourceBergen (other than the Designated Non-Guarantors).

     However, the notes are effectively subordinated in right of payment to all existing and future secured debt of AmerisourceBergen and the guarantors, including all borrowings under the New Credit Facility. See "Risk Factors--Your right to receive payments on the notes is effectively subordinated to our and the subsidiary guarantors' existing and future secured indebtedness." Assuming we had completed this offering of notes and applied the net proceeds as intended, as of June 30, 2001, AmerisourceBergen would have had $413.8 million of secured debt outstanding and an additional $825.8 million would have been available for borrowing on a secured basis under the New Credit Facility. The indenture will permit us to incur additional secured debt under certain circumstances.

     All of our subsidiaries are "Restricted Subsidiaries" and are guarantors, except the Receivables Subsidiaries established in connection with our accounts receivables securitization facilities, which are not Restricted Subsidiaries and do not guarantee the notes, and except that the Designated Non-Guarantors do not guarantee the notes. Under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our other subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries do not guarantee the notes. The Designated Non-Guarantors held less than 1% of our pro forma assets as of June 30, 2001 and accounted for less than 1% of our pro forma operating revenue for the nine-month period ended June 30, 2001.

Principal, Maturity and Interest

     AmerisourceBergen issued the notes with a maximum aggregate principal amount of $500.0 million. AmerisourceBergen may issue additional notes from time to time after the initial offering. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. AmerisourceBergen will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on September 1, 2008.

     Interest on the notes will accrue at the rate of 8 1/8% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on March 1, 2002. AmerisourceBergen will make each interest payment to the Holders of record on the immediately preceding February 15 and August 15.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

     If a Holder has given wire transfer instructions to AmerisourceBergen, AmerisourceBergen will pay, or cause to be paid, all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless AmerisourceBergen elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

     The trustee will initially act as paying agent and registrar. AmerisourceBergen may change the paying agent or registrar without prior notice to the Holders of the notes, and AmerisourceBergen or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. AmerisourceBergen may require a Holder to pay all taxes and fees required by law or permitted by the Indenture. AmerisourceBergen is not required to transfer or exchange any note selected for redemption. Also, AmerisourceBergen is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

     The notes will be guaranteed by each of AmerisourceBergen's current and future Domestic Subsidiaries, other than the Designated Non-Guarantors, pursuant to the supplemental indenture that was executed and delivered at the time that the Merger was consummated. These Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee is limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and State statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than AmerisourceBergen or another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2)  either:

          (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee or by operation of law; or

          (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

     The Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of AmerisourceBergen, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

     (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of AmerisourceBergen, if the sale complies with the "Asset Sale" provisions of the indenture; or

     (3) if AmerisourceBergen designates a Guarantor to be an Unrestricted Subsidiary in accordance with the indenture.

     See "--Repurchase at the Option of Holders--Asset Sales."

Optional Redemption

     The notes are not redeemable at the option of AmerisourceBergen except as set forth in the following paragraph.

     The notes may be redeemed, in whole or in part, at any time at the option of AmerisourceBergen upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the greater of:

     (1)  101% of the principal amount thereof; or

     (2) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption.

     Unless AmerisourceBergen defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portion thereof called for redemption.

Mandatory Redemption

     AmerisourceBergen is not required to make mandatory redemption or sinking fund payments with respect to the notes except as provided below under "-- Repurchase at the Option of Holders."

Repurchase at the Option of Holders

   Change of Control

     If a Change of Control occurs, each Holder of notes will have the right to require AmerisourceBergen to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, AmerisourceBergen will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 90 days following any Change of Control, AmerisourceBergen will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. AmerisourceBergen will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, AmerisourceBergen will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, AmerisourceBergen will, to the extent lawful:

     (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

     (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by AmerisourceBergen.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The provisions described above that require AmerisourceBergen to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that AmerisourceBergen repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     AmerisourceBergen will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by AmerisourceBergen and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The agreements governing AmerisourceBergen's other debt currently prohibit AmerisourceBergen from purchasing any notes, and also provides that certain change of control or asset sale events with respect to AmerisourceBergen would constitute a default under those agreements. Any future credit agreements or other agreements relating to other senior debt to which AmerisourceBergen becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when AmerisourceBergen is prohibited from purchasing notes, AmerisourceBergen could seek the consent of its other lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If

AmerisourceBergen does not obtain such a consent or repay such borrowings, AmerisourceBergen will remain prohibited from purchasing notes. In such case, AmerisourceBergen's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under such secured debt.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of AmerisourceBergen and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require AmerisourceBergen to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of AmerisourceBergen and its Subsidiaries taken as a whole to another Person or group may be uncertain.

   Asset Sales

     AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) AmerisourceBergen (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) the fair market value is determined by AmerisourceBergen's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

     (3) at least 75% of the consideration received in the Asset Sale by AmerisourceBergen or such Restricted Subsidiary is in the form of cash; provided that this 75% limitation shall not apply to any Asset Sale in which the after-tax cash or Cash Equivalents portion of the consideration received is equal or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the 75% limitation.

     For purposes of this provision, each of the following will be deemed to be cash:

          (a) any liabilities, as shown on AmerisourceBergen's or such Restricted Subsidiary's most recent balance sheet, of AmerisourceBergen or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets;

          (b) any securities, notes or other obligations received by AmerisourceBergen or any such Restricted Subsidiary from such transferee that are delivered within 20 days of the sale, subject to ordinary settlement periods, converted by AmerisourceBergen or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

          (c) any payment of secured debt secured by the assets sold in the Asset Sale;

          (d)  Cash Equivalents;

          (e) long-term assets that are used or useful in a Permitted Business; and

          (f) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen of such Capital Stock
               (i) such Person becomes a Restricted Subsidiary of AmerisourceBergen or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, AmerisourceBergen may apply those Net Proceeds at its option to one or more of the following:

     (1) to repay Indebtedness under a Credit Facility (and to effect a corresponding commitment reduction if such Indebtedness is revolving credit Indebtedness);

     (2) to acquire (or enter into a binding agreement to acquire, provided that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within 180 days after the end of such 365-day period) all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

     (3)  to make a capital expenditure; or

     (4) to acquire (or enter into a binding agreement to acquire, provided that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within 180 days after the end of such 365-day period) other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, AmerisourceBergen may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, AmerisourceBergen will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, AmerisourceBergen may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     AmerisourceBergen will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, AmerisourceBergen will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

Selection and Notice

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

     (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

     The indenture contains the following provisions relating to covenants.

   Changes in Covenants when Notes Rated Investment Grade

     If on any date following the date of the indenture:

     (1) the notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, in either case, if such person ceases to rate the notes for reasons outside of the control of AmerisourceBergen, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by AmerisourceBergen as a replacement agency) (such date being the "Rating Event Date"); and

     (2)  no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and continuing at all times thereafter regardless of any changes in the rating of the notes, the covenants specifically listed under the following captions in this prospectus will no longer be applicable to the notes:

     (1)  "--Repurchase at the Option of Holders-Asset Sales;"

     (2)  "--Restricted Payments;"

     (3)  "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

     (4)  "--Dividend and Other Payment Restrictions Affecting Subsidiaries;"

     (5)  "--Designation of Restricted and Unrestricted Subsidiaries;"

     (6)  "--Transactions with Affiliates;" and

     (7) clause (4)(b) of the covenant listed under "--Merger, Consolidation or Sale of Assets."

     There can be no assurance that a Rating Event Date will occur or, if one occurs, that the notes will continue to maintain an investment grade rating.

   Restricted Payments

     AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of AmerisourceBergen's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving AmerisourceBergen or any of its Restricted Subsidiaries) or to the direct or indirect holders of

          AmerisourceBergen's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of AmerisourceBergen or to AmerisourceBergen or a Restricted Subsidiary of AmerisourceBergen);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving AmerisourceBergen) any Equity Interests of AmerisourceBergen or any direct or indirect parent of AmerisourceBergen (other than Equity Interests owned by AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen);

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or any guarantee of the notes (other than Indebtedness between or among AmerisourceBergen and its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

     (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

     (2) AmerisourceBergen would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by AmerisourceBergen and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (8) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

          (a) 50% of the Consolidated Net Income of AmerisourceBergen for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the date of the indenture falls to the end of AmerisourceBergen's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

          (b) 100% of the aggregate net cash proceeds received by AmerisourceBergen since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of AmerisourceBergen (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of AmerisourceBergen that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of AmerisourceBergen), plus

          (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

          (d) if any Unrestricted Subsidiary (i) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the board of directors of AmerisourceBergen) as of the date of its redesignation or (ii) pays any cash dividends or cash distributions to AmerisourceBergen or any of its Restricted Subsidiaries, the amount of any such dividends or distributions made after the date of the indenture.

The preceding provisions will not prohibit any of the following:

     (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of AmerisourceBergen or any Restricted Subsidiary or of any Equity Interests of AmerisourceBergen in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of AmerisourceBergen) of, Equity Interests of AmerisourceBergen (other than Disqualified Stock) or from the net cash proceeds of an equity capital contribution to AmerisourceBergen; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of AmerisourceBergen or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, so long as no Default has occurred and is continuing or would be caused thereby;

     (4) the payment of any dividend by a Restricted Subsidiary of AmerisourceBergen to the holders of its Equity Interests on a pro rata basis;

     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen held by any member of AmerisourceBergen's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement, so long as no Default has occurred and is continuing or would be caused thereby; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any twelve-month period;

     (6) the declaration or payment of dividends or advances to AmerisourceBergen for expenses incurred by AmerisourceBergen in its capacity as a holding company that are attributable to the operations of AmerisourceBergen and its Restricted Subsidiaries;

     (7) the repurchase of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

     (8) the defeasance, redemption, repurchase or other acquisition of any Indebtedness subordinated or pari passu in right of payment to the notes at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon, in the event of a Change of Control; provided that prior to or contemporaneously with such repurchase, AmerisourceBergen has made the Change of Control Offer with respect to the notes required by the indenture and has repurchased all notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer;

     (9) other Restricted Payments in an aggregate amount not to exceed $50.0 million; or

     (10) The use of the proceeds from the offering of the old notes.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by AmerisourceBergen or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the board of directors of AmerisourceBergen, whose determination will be conclusive. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (9) above or is entitled to be made pursuant to the first paragraph of this covenant, AmerisourceBergen shall, in its sole discretion, classify such Restricted Payment in any manner that complies with this covenant.

   No Senior Subordinated Debt

     Notwithstanding the provisions of the "Restricted Payments" Covenant (i) AmerisourceBergen shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the notes, and (ii) no Guarantor shall incur any Indebtedness that is subordinated or junior in right of payment to any Guarantees of Senior Debt and senior in any respect in right of payment to the Guarantees.

   Incurrence of Indebtedness and Issuance of Preferred Stock

     AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and AmerisourceBergen will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that AmerisourceBergen or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for AmerisourceBergen's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) the incurrence by AmerisourceBergen and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of AmerisourceBergen and its Restricted Subsidiaries thereunder) not to exceed the greater of:

          (a) $1.4 billion less the aggregate amount of all Net Proceeds of Asset Sales that have been applied by AmerisourceBergen or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction, in each case with the Net Proceeds of an Asset Sale pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders-- Asset Sales" and

          (b)  the Borrowing Base;

     (2) the incurrence by AmerisourceBergen and its Restricted Subsidiaries of the Existing Indebtedness and their existing guarantees;

     (3) the incurrence by AmerisourceBergen and the Guarantors of Indebtedness represented by the notes issued on the date of the indenture and the guarantees issued pursuant to the pledge and escrow agreement and the Exchange Notes and the related Subsidiary Guarantees issued pursuant to the registration rights agreement;

     (4) the incurrence by AmerisourceBergen or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4) or (15) of this paragraph;

     (5) the incurrence by AmerisourceBergen or any of its Restricted Subsidiaries of intercompany Indebtedness between or among AmerisourceBergen and any of its Restricted Subsidiaries; provided, however, that:

          (a) if AmerisourceBergen or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of AmerisourceBergen, or the Subsidiary Guarantee, in the case of a Guarantor; and

          (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than AmerisourceBergen or a Restricted Subsidiary of AmerisourceBergen and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either AmerisourceBergen or a Restricted Subsidiary of AmerisourceBergen; will be deemed, in each case, to constitute an incurrence of such Indebtedness by AmerisourceBergen or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

     (6) the incurrence by AmerisourceBergen or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding or Hedging Obligations with respect to foreign currency transactions;

     (7) the guarantee by AmerisourceBergen or any of the Guarantors of Indebtedness of AmerisourceBergen or a Restricted Subsidiary of AmerisourceBergen that was permitted to be incurred by another provision of this covenant or that was in existence on the date of the indenture;

     (8) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to AmerisourceBergen or to any Restricted Subsidiary of AmerisourceBergen or their assets (other than such Receivables Subsidiary and its assets and, as to AmerisourceBergen or any Subsidiary of AmerisourceBergen, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

     (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of

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          Disqualified Stock will not be deemed to be an incurrence of
          Indebtedness or an issuance of Disqualified Stock for purposes of this covenant;

     (10) Indebtedness of AmerisourceBergen or a Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to AmerisourceCredit or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

     (11) Indebtedness arising from agreements of AmerisourceBergen or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Equity Interests; provided that the maximum aggregate liability of all such Indebtedness shall at not time exceed the gross proceeds actually received by AmerisourceBergen and its Restricted Subsidiaries in connection with such disposition;

     (12) obligations in respect of performance and surety bonds and completion guarantees provided by AmerisourceBergen or any Restricted Subsidiary in the ordinary course of business;

     (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

     (14) the incurrence by AmerisourceBergen or any of its Restricted Subsidiaries of guarantees of Indebtedness of customers or suppliers in an aggregate amount at any one time outstanding not to exceed $20.0 million; and

     (15) the incurrence by AmerisourceBergen or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
          (15), not to exceed $80.0 million.

     AmerisourceBergen will not incur any Indebtedness (including Permitted
Debt) that is contractually subordinated in right of payment to any other Indebtedness of AmerisourceBergen unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of AmerisourceBergen will be deemed to be contractually subordinated in right of payment to any other Indebtedness of AmerisourceBergen solely by virtue of being unsecured.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, AmerisourceBergen will, in its sole discretion, be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause
(1) of the definition of Permitted Debt.

   Liens

     AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless (i) in the case of AmerisourceBergen, the notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien or (ii) in the case of any

Subsidiary Guarantor, such Subsidiary Guarantor's guarantee of the notes is secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien.

   Dividend and Other Payment Restrictions Affecting Subsidiaries

     AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to AmerisourceBergen or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to AmerisourceBergen or any of its Restricted Subsidiaries;

     (2) make loans or advances to AmerisourceBergen or any of its Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to AmerisourceBergen or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

     (2)  the indenture, the notes and the Subsidiary Guarantees;

     (3)  applicable law and any applicable rule, regulation or order;

     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by AmerisourceBergen or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

     (5) customary non-assignment provisions in leases or other similar agreements entered into in the ordinary course of business and consistent with past practices;

     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

     (7) any agreement for the sale or other disposition of a Restricted Subsidiary or all or substantially all the assets of such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

     (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

     (11) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary or the receivables or inventory which are subject to the Qualified Receivables Transaction;

     (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (13) contractual encumbrances and restrictions in effect on the date of the indenture;

     (14) mortgage or construction financing that imposes restrictions on transfer of the property acquired or improved;

     (15) protective liens filed in connection with sale-leaseback transactions permitted under "--Sale and Leaseback Transactions;" and

     (16) Indebtedness permitted to be incurred pursuant to clauses (13), (14) and (15) of the second paragraph of the covenant "--Incurrence of Indebtedness and Issuance of Preferred Stock."

   Merger, Consolidation or Sale of Assets

     AmerisourceBergen may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not AmerisourceBergen is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of AmerisourceBergen and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

     (1) either: (a) AmerisourceBergen is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than AmerisourceBergen) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than AmerisourceBergen) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of AmerisourceBergen under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

     (3) immediately after such transaction, no Default or Event of Default exists; and

     (4) AmerisourceBergen or the Person formed by or surviving any such consolidation or merger (if other than AmerisourceBergen), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

          (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of AmeriSource Bergen immediately preceding the transaction; and

          (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, AmerisourceBergen may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, merger, assignment, transfer, conveyance or other disposition of assets between or among AmerisourceBergen and any of its Restricted Subsidiaries.

   Designation of Restricted and Unrestricted Subsidiaries

     The board of directors of AmerisourceBergen may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by AmerisourceBergen and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as determined by AmerisourceBergen. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The board of directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

   Transactions with Affiliates

     AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are not materially less favorable to AmerisourceBergen or the relevant subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of AmerisourceBergen or such Restricted Subsidiary; provided, however, that for an Affiliate Transaction with an aggregate value of $25.0 million or more, at AmerisourceBergen's option, either:

     (1) a majority of the disinterested members of the board of directors of AmerisourceBergen shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of AmerisourceBergen; or

     (2) the board of directors of AmerisourceBergen or any such Restricted Subsidiary to such Affiliate Transaction shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of AmerisourceBergen.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any employment agreement, compensation or employee benefit arrangements, incentive arrangements or director fees (including grants of stock, stock options or other Equity Interests) entered into by AmerisourceBergen or any of its Restricted Subsidiaries in the ordinary course of business;

     (2) transactions between or among AmerisourceBergen and/or its Restricted Subsidiaries;

     (3) transactions with a Person that is an Affiliate of AmerisourceBergen solely because AmerisourceBergen owns an Equity Interest in, or controls, such Person;

     (4)  payment of reasonable directors fees;

     (5) sales or issuances of Equity Interests (other than Disqualified Stock) to Affiliates of AmerisourceBergen;

     (6) transactions between or among AmerisourceBergen and/or its Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

     (7) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments;"

     (8) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultant of AmerisourceBergen or any of its Restricted Subsidiaries; or

     (9) transactions pursuant to any contract or agreement in effect on the date of the indenture as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to AmerisourceBergen and its Restricted Subsidiaries than the original contract or agreement as in effect on the date of the indenture.

   Additional Subsidiary Guarantees

     If AmerisourceBergen or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture or if any Restricted Subsidiary becomes a Domestic Subsidiary, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created or became a Domestic Subsidiary, provided, however, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries or Designated Non-Guarantors in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries or Designated Non-Guarantors will not have to comply with the requirements of this covenant.

   Sale and Leaseback Transactions

     AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that AmerisourceBergen or any Guarantor may enter into a sale and leaseback transaction if:

     (1) AmerisourceBergen or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens;"

     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the board of directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and AmerisourceBergen applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

   Payments for Consent

     AmerisourceBergen will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

   Reports

     Whether or not required by the SEC, so long as any notes are outstanding, AmerisourceBergen will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if AmerisourceBergen were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by AmerisourceBergen's certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if AmerisourceBergen were required to file such reports.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the SEC, AmerisourceBergen will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, AmerisourceBergen has agreed that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

Events of Default and Remedies

     Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

     (2) default in payment when due of the principal of, or premium, if any, on the notes;

     (3) failure by AmerisourceBergen or any of its Restricted Subsidiaries for 30 days from receipt of written notice by the trustee or the Holders of at least 25% of the principal amount of the notes outstanding to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Certain Covenants-- Restricted Payments" or "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"

     (4) failure by AmerisourceBergen or any of its Restricted Subsidiaries for 60 days after written notice by the trustee or the Holders of at least 25% of the principal amount of the notes outstanding to comply with any of the other agreements in the indenture;

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AmerisourceBergen or any of its Restricted Subsidiaries (or the payment of which is guaranteed by AmerisourceBergen or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

          (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity,

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

     (6) failure by AmerisourceBergen or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million (net of any amount covered by insurance), which judgments are not paid, discharged or stayed pending appeal (or otherwise stayed) for a period of 60 days;

     (7) failure to comply with, or the breach of, any material provision of the pledge and escrow agreement, provided that the invalidity of the trustee's security interest in the assets contained in the pledge and escrow account will automatically constitute an Event of Default;

     (8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

     (9) certain events of bankruptcy or insolvency described in the indenture with respect to AmerisourceBergen, any of its Significant Subsidiaries, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to AmerisourceBergen, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     AmerisourceBergen is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, AmerisourceBergen is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of AmerisourceBergen or any Guarantor, as such, will have any liability for any obligations of AmerisourceBergen or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

     AmerisourceBergen may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

     (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

     (2) AmerisourceBergen's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and AmerisourceBergen's obligations in connection therewith; and

     (4)  the Legal Defeasance provisions of the indenture.

     In addition, AmerisourceBergen may, at its option and at any time, elect to have the obligations of AmerisourceBergen and the Restricted Subsidiaries released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) AmerisourceBergen must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and AmerisourceBergen must specify whether the notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, AmerisourceBergen has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) AmerisourceBergen has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, subject to customary assumptions and exceptions, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, AmerisourceBergen has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exceptions, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which AmerisourceBergen or any of its Subsidiaries is a party or by which AmerisourceBergen or any of its Subsidiaries is bound;

     (6) AmerisourceBergen must deliver to the trustee an officers' certificate stating that the deposit was not made by AmerisourceBergen with the intent of preferring the Holders of notes over the other creditors of AmerisourceBergen with the intent of defeating, hindering, delaying or defrauding creditors of AmerisourceBergen or others; and

     (7) AmerisourceBergen must deliver to the trustee an officers' certificate and an opinion of counsel, subject to customary assumptions and exceptions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

     (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of Interest on any note;

     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

     (5)  make any note payable in money other than that stated in the notes;

     (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

     (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

     (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

     (9)  make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of notes, AmerisourceBergen, the Guarantors and the trustee may amend or supplement the indenture, the Guarantees or the notes:

     (1)  to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated notes in addition to or in place of certificated notes;

     (3) to provide for the assumption of AmerisourceBergen's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of AmerisourceBergen's assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     (1)  either:

          (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to AmerisourceBergen, have been delivered to the trustee for cancellation; or

          (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and AmerisourceBergen or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which AmerisourceBergen or any Guarantor is a party or by which AmerisourceBergen or any Guarantor is bound;

     (3) AmerisourceBergen or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

     (4) AmerisourceBergen has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, AmerisourceBergen must deliver an officers' certificate and an opinion of counsel, subject to customary assumptions and exceptions, to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

     If the trustee becomes a creditor of AmerisourceBergen or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to specified exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to AmerisourceBergen Corporation, Attention: Secretary.

Book-Entry, Delivery and Form

     The new notes will be in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Participants and Indirect Participants (as defined below).

     The Global Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for notes in certificated form in certain limited circumstances.

     Initially, the Trustee will act as Paying Agent and Registrar. The notes may be presented for registration or transfer and exchange at the offices of the Registrar.

Depository Procedures

     The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. AmerisourceBergen takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised AmerisourceBergen that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised AmerisourceBergen that, pursuant to procedures established by it:

     (1) upon deposit of the Global Notes, DTC credits the accounts of Participants designated by the Initial Purchasers of the old notes with portions of the principal amount of the Global Notes; and

     (2) ownership of these interests in the Global Notes is shown on, and the transfer of ownership of these interests is effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Cedel. Euroclear and Cedel will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, AmerisourceBergen and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither AmerisourceBergen, the trustee nor any agent of AmerisourceBergen or the trustee has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised AmerisourceBergen that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or AmerisourceBergen. Neither AmerisourceBergen nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and AmerisourceBergen and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     DTC has advised AmerisourceBergen that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither AmerisourceBergen nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

     (1) DTC (a) notifies AmerisourceBergen that it is unwilling or unable to continue as depositary for the Global Notes and AmerisourceBergen fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

     (2) AmerisourceBergen, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

     (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.


Same Day Settlement and Payment

     AmerisourceBergen will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. AmerisourceBergen will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. AmerisourceBergen expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a Business Day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised AmerisourceBergen that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the Business Day for Euroclear or Cedel following DTC's settlement date.

Registration Rights; Liquidated Damages

     AmerisourceBergen, the Guarantors and the Initial Purchasers entered into a registration rights agreement on August 14, 2001. AmerisourceBergen has filed this Exchange Offer Registration Statement (the "Exchange Offer Registration Statement") pursuant to the registration rights agreement, offering to exchange the old notes for publicly tradable the new notes having identical terms to those of the old notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders other old notes who are able to make certain representations the opportunity to exchange their old notes for the new notes.

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as Holders of these notes. See "--Additional Information."

     Upon the effectiveness of the Exchange Offer Registration Statement, AmerisourceBergen and the Guarantors will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes.

          If:

     (1)  AmerisourceBergen and the Guarantors are not

          (a)  required to file the Exchange Offer Registration Statement; or

          (b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

     (2)  any Holder of Transfer Restricted Securities notifies
          AmerisourceBergen prior to the 20th day following consummation of the Exchange Offer that:

          (a) it is prohibited by law or SEC policy from participating in the Exchange Offer; or

          (b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

          (c) it is a broker-dealer and owns notes acquired directly from AmerisourceBergen or an affiliate of AmerisourceBergen,

AmerisourceBergen and the Guarantors will file with the SEC a Shelf Registration Statement to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

     AmerisourceBergen and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

     For purposes of the preceding, "Transfer Restricted Securities" means each note until:

          the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

     (1) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

     (2) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

     (3) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The registration rights agreement provides that:

          AmerisourceBergen and the Guarantors will file an Exchange Offer Registration Statement with the SEC on or prior to 90 days after the closing of this offering;

     (4) AmerisourceBergen and the Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the closing of this offering;

     (5) unless the Exchange Offer would not be permitted by applicable law or SEC policy, AmerisourceBergen and the Guarantors will

          (a)  commence the Exchange Offer; and

          (b) use all commercially reasonable efforts to issue on or prior to 30 Business Days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

     (6) if obligated to file the Shelf Registration Statement, AmerisourceBergen and the Guarantors will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 120 days after such obligation arises.

     If:

          AmerisourceBergen and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

     (1) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

     (2) AmerisourceBergen and the Guarantors fail to consummate the Exchange Offer within 30 Business Days or longer if required by federal securities laws, of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

     (3) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then AmerisourceBergen and the Guarantors will pay Liquidated Damages to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.25% per annum of the principal amount of notes held by such Holder.

     The amount of the Liquidated Damages will increase by an additional 0.25% per annum of the principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.0% per annum of the principal amount of notes.

     All accrued Liquidated Damages will be paid by AmerisourceBergen and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of notes will be required to make certain representations to AmerisourceBergen (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify AmerisourceBergen and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from AmerisourceBergen.


Certain Definitions

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, provided that Indebtedness of such other Person that is redeemed, defeased, retired or otherwise repaid immediately upon consummation of the transaction by which such other Person is merged with or into or became a Restricted Subsidiary of such Person shall not be Acquired Debt; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 50 basis points.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than AmerisourceBergen or any Subsidiary of AmerisourceBergen) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of AmerisourceBergen or any of its Subsidiaries solely by reason of such Investment.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales or returns of inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of AmerisourceBergen and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance of Equity Interests in any of AmerisourceBergen's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be Asset Sales:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

     (2) a transfer of assets between or among AmerisourceBergen and its Subsidiaries;

     (3) an issuance of Equity Interests by a Subsidiary to AmerisourceBergen or to another Subsidiary;

     (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business including dispositions of assets that are obsolete or no longer useful in the business;

     (5)  the sale or other disposition of cash or Cash Equivalents;

     (6) sales of accounts receivable or inventory and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (6), notes received in exchange for the transfer of accounts receivable or inventory and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of AmerisourceBergen entered into as part of a Qualified Receivables Transaction;

     (7) transfers of accounts receivable or inventory and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction;

     (8) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants-- Restricted Payments;"

     (9) the sale or other disposition of distribution centers or warehouse facilities and related assets that are sold or contracted for sale within 18 months of the consummation of the Merger; and

     (10) the creation of security interests otherwise permitted by the indenture, including, without limitation, a pledge of assets otherwise permitted by the indenture.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d) (3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation;

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     (2)  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

     (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Borrowing Base" means, as of any date, an amount equal to 50% of the book value of the consolidated inventory of AmerisourceBergen and its Restricted Subsidiaries as of the date of the most recently ended fiscal month prior to such date, determined in accordance with GAAP.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, other than earnouts.

     "Cash Equivalents" means:

     (1)  United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and at the time of acquisition, having one of the two highest ratings obtainable from either Moody's or S&P;

     (6) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition; and

     (7) money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

     "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of AmerisourceBergen and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) (3) of the Exchange Act) other than AmerisourceBergen or one of its Restricted Subsidiaries;

     (2) the adoption of a plan relating to the liquidation or dissolution of AmerisourceBergen (other than in a transaction that complies with the covenant described under "--Merger, Consolidation or Sale of Assets");

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of AmerisourceBergen, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of AmerisourceBergen are not Continuing Directors.

     "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or
(B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

     (5) all nonrecurring and unusual charges (including, without limitation, restructuring, shutdown, severance, facility consolidation and merger integration costs) taken by AmeriSource Health Corporation or Bergen Brunswig Corporation on or before three years following the date of the indenture to the extent that such charges were deducted in computing such Consolidated Net Income; minus

     (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income or loss of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

     (4) the cumulative effect of a change in accounting principles will be excluded;

     (5) non-recurring charges taken by AmerisourceBergen in connection with the Merger within three years after the date of the indenture will be excluded; and

     (6) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded (except to the extent distributed to AmerisourceBergen or one of its Restricted Subsidiaries).

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of AmerisourceBergen who:

     (1)  was a member of such Board of Directors on the date of the indenture;
          or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facilities" means, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Non-Guarantors" means those certain Domestic Subsidiaries that have been designated by AmerisourceBergen in an officers' certificate delivered to the trustee as being Designated Non-Guarantors; provided that (i) in no event may the Designated Non-Guarantors taken as a whole hold more than 5% of the consolidated assets, or account for more than 5% of the consolidated revenues or Consolidated Cash Flow, of AmerisourceBergen and its Restricted Subsidiaries, calculated at the end of each fiscal quarter in accordance with GAAP on a trailing four-quarter basis and (ii) in no event may any Restricted Subsidiary be designated as a Designated Non-Guarantor at a time when a default has occurred and is continuing under any indenture or Credit Facility of AmerisourceBergen or any of its Restricted Subsidiaries. In the event that following any fiscal quarter end, the Restricted Subsidiaries that have been previously designated as Designated Non-Guarantors, when taken as a whole, account for more than 5% of such consolidated assets of such fiscal quarter end or more than 5% of such consolidated revenues or Consolidated Cash Flow during such fiscal quarter, calculated in accordance with GAAP on a trailing four-quarter basis, then AmerisourceBergen will cause any one or more of such Restricted Subsidiaries to become Guarantors within 45 days of such fiscal quarter end so that the Designated Non-Guarantors will not, when taken as a whole, account for more than 5% of any such measures.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require AmerisourceBergen to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such repurchase or redemption rights are not more favorable to the holders of such Capital Stock than the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary of AmerisourceBergen that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of AmerisourceBergen; provided that a Restricted Subsidiary with assets having an aggregate fair market value of less than $100,000 will not be deemed to be a Domestic Subsidiary unless and until it acquires assets having an aggregate fair market value in excess of that amount. "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) and beneficial interests and trusts created by a Receivables Subsidiary.

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of AmerisourceBergen and its Restricted Subsidiaries (other than Indebtedness under Credit Facilities) in existence on the date of the indenture.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding amortization of debt issuance costs incurred prior to the date of the indenture; plus

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of AmerisourceBergen (other than Disqualified Stock) or to AmerisourceBergen or a Restricted Subsidiary of AmerisourceBergen times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, foreign currency translation and commodity prices.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1)  in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3)  in respect of banker's acceptances;

     (4)  representing Capital Lease Obligations;

     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

     (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Independent Investment Banker" means the Reference Treasury Dealers appointed by the trustee after consultation with AmerisourceBergen.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commissions, travel, moving and similar advances to officers and employees and loans and advances to customers and suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If AmerisourceBergen or any Subsidiary of AmerisourceBergen sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of AmerisourceBergen such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of AmerisourceBergen, AmerisourceBergen will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by AmerisourceBergen or any Subsidiary of AmerisourceBergen of a Person that holds an Investment in a third Person will be deemed to be an Investment by AmerisourceBergen or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Merger" means the merger contemplated by the Agreement and Plan of Merger among AABB Corporation (now known as AmerisourceBergen Corporation), AmeriSource Health Corporation, Bergen Brunswig Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. dated March 16, 2001.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by AmerisourceBergen or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means the Credit Agreement to be dated the date of the Merger, among AmerisourceBergen, The Chase Manhattan Bank, Bank of America, N.A., Credit Suisse First Boston Corporation and the several lenders named therein entered into pursuant to that certain Commitment Letter dated as of July 17, 2001.

     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither AmerisourceBergen nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute

          Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of AmerisourceBergen or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of AmerisourceBergen or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means any business that derives a majority of its revenues from the business engaged in by AmerisourceBergen and its Restricted Subsidiaries on the date of original issuance of the notes and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which AmerisourceBergen and its Restricted Subsidiaries are engaged on the date of original issuance of the notes.

     "Permitted Investments" means:

     (1) any Investment in AmerisourceBergen or in a Restricted Subsidiary of AmerisourceBergen;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of AmerisourceBergen;
               or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, AmerisourceBergen or a Restricted Subsidiary of AmerisourceBergen;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales;"

     (5) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of AmerisourceBergen;

     (6) any Investments received in compromise of, or in respect of, obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including, but not limited to, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

     (7)  Hedging Obligations;

     (8) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by AmerisourceBergen or a Subsidiary of AmerisourceBergen in a Receivables Subsidiary or any

          Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of AmerisourceBergen entered into as part of a Qualified Receivables Transaction;

     (9)  Investments existing on the date of the indenture;

     (10) loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business not to exceed $10.0 million at any one time outstanding;

     (11) loans and advances to officers, directors, members and employees in connection with the award of convertible bonds or stock under a stock incentive plan, stock option plan or other equity-based compensation plan arrangement not to exceed $10.0 million in any one year;

     (12) or guarantees for the benefit of, customers or suppliers that do not in the aggregate exceed $20.0 million at any one time outstanding; and

     (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed $25.0 million.

     "Permitted Liens" means any of the following:

     (1)  Liens securing Indebtedness under Credit Facilities;

     (2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with AmerisourceBergen or the Restricted Subsidiary;

     (3) Liens on property existing at the time of acquisition of the property by AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen, provided that such Liens were in existence prior to the contemplation of such acquisition;

     (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (5)  Liens existing on the date of the indenture;

     (6)  Liens in favor of AmerisourceBergen or the Restricted Subsidiaries;

     (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

     (8) Liens on assets of AmerisourceBergen or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

     (9) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

     (10) Liens to secure Indebtedness of a Restricted Subsidiary to AmerisourceBergen or another of its Restricted Subsidiaries;

     (11) Liens on any property or asset acquired by AmerisourceBergen or any of its Restricted Subsidiaries in favor of the seller of such property or asset and construction mortgages on real property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by AmerisourceBergen or such Restricted Subsidiary to secure the purchase price or other obligation of AmerisourceBergen or such Restricted Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case, such Lien does not extend to any other property or asset of AmerisourceBergen and its Restricted Subsidiaries;

     (12) Liens incurred or pledges and deposits made in connection with workers' compensation, unemployment insurance and other social security benefits;

     (13) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

     (14) financing statements granted with respect to personal property leased by AmerisourceBergen and its Restricted Subsidiaries pursuant to leases considered operating leases in accordance with GAAP, provided that such financing statements are granted solely in connection with such leases; and Liens to secure Capital Lease Obligations permitted by clause (15) of the second paragraph of the covenant entitled "-- Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

     (15) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default;

     (16) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under the indenture; provided that any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and that such refinancing does not, directly or indirectly, result in an increase in the aggregate amount of secured Indebtedness of AmerisourceBergen and its Restricted Subsidiaries; and

     (17) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses
          (1) through (16) provided that no such extension or renewal Lien shall
          (A) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (B) extend to any property or assets not subject to the Lien being so extended or renewed; and

     (18) Liens incurred in the ordinary course of business of AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen with respect to obligations that do not exceed $25.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of AmerisourceBergen or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of AmerisourceBergen or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith) (the "Original Principal Amount"); provided, however, if the Indebtedness exceeds the Original Principal Amount, the Permitted Refinancing Indebtedness shall be limited to the Original Principal Amount;

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by AmerisourceBergen or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Qualified Receivables Transaction" means any transaction or series of transactions entered into by AmerisourceBergen or any of its Subsidiaries pursuant to which AmerisourceBergen or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by AmerisourceBergen or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) or inventory of AmerisourceBergen or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable or inventory, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory except for Indebtedness used to extend, refinance, replace, defease or refund the Credit Facilities.

     "Receivables Subsidiary" means a Subsidiary of AmerisourceBergen which engages in no activities other than in connection with the financing of accounts receivable or inventory and which is designated by the Board of Directors of AmerisourceBergen (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which
(i) is guaranteed by AmerisourceBergen or any Subsidiary of AmerisourceBergen (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates AmerisourceBergen or any Subsidiary of AmerisourceBergen in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of AmerisourceBergen or any Subsidiary of

AmerisourceBergen (other than accounts receivable or inventory and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither AmerisourceBergen nor any Subsidiary of AmerisourceBergen has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (c) with which neither AmerisourceBergen nor any Subsidiary of AmerisourceBergen has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of AmerisourceBergen will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of AmerisourceBergen giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and its successors; provided, however, that if Credit Suisse First Boston Corporation shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), AmerisourceBergen shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary of AmerisourceBergen that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with AmerisourceBergen or any Restricted Subsidiary of AmerisourceBergen unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to AmerisourceBergen or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of AmerisourceBergen;

     (3) is a Person with respect to which neither AmerisourceBergen nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

     (4) is not guaranteeing or otherwise providing credit support for any Indebtedness of AmerisourceBergen or any of its Restricted Subsidiaries; and

     (5) has at least one director on its Board of Directors that is not a director or executive officer of AmerisourceBergen or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of AmerisourceBergen or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of AmerisourceBergen as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of AmerisourceBergen as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," AmerisourceBergen will be in default of such covenant. The Board of Directors of AmerisourceBergen may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of AmerisourceBergen of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote or readily convertible into Capital Stock of such Person that is entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2)  the then outstanding principal amount of such Indebtedness.

                CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

     The following discussion is a summary of the material United States federal income tax consequences relevant to the exchange offer and the ownership and disposition of the new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. In addition, this discussion is limited to persons who purchased the old notes for cash at original issue and at their "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash) who are exchanging old notes for new notes in the exchange offer. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion assumes that the old notes and the new notes are held as "capital assets" within the meaning of Section 1221 of the Code.

     As used herein, "United States Holder" means a beneficial owner of the notes who or that is:

     . a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

     . a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or political subdivision thereof;

     . an estate, the income of which is subject to United States federal income tax regardless of its source; or

     . a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, has elected to continue to be treated as a United States person.

     We have not sought and will not seek any rulings from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange offer, ownership or disposition of the new notes or that any such position would not be sustained. Tax consequences to a partner of a partnership holding the notes generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences.

          PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

United States Holders

Exchange Offer

     Interest

     Payments of stated interest on the new notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder's method of accounting for United States federal income tax purposes.

   Sale or Other Taxable Disposition of the Notes

     A United States Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a new note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income) and the United States Holder's adjusted tax basis in the new notes. A United States Holder who exchanged old notes for new notes in the exchange offer will have the same basis in the new note that the holder had in the old notes. Gain or loss recognized on the sale of a new note will generally be a capital gain or loss, and will be a long-term capital gain or loss if the United States Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Capital losses may generally only be deducted against capital gains. A holder's holding period for the old notes will be added to the holder's holding period for the new notes, if the holder participates in the exchange offer.

     The exchange of the old notes for new notes in the exchange offer should not constitute a taxable exchange because there should not be a significant modification of the notes. Instead, the new notes will be treated as a continuation of the old notes for federal income tax purposes. As a result, (i) a United States Holder should not recognize a taxable gain or loss as a result of exchanging such holder's notes; (ii) the holding period of the notes received should include the holding period of the notes exchanged therefor and (iii) the adjusted tax basis of the notes received should be the same as the adjusted tax basis of the notes exchanged therefor immediately before such exchange.

Backup Withholding

     A United States Holder may be subject to a backup withholding tax (at varying rates up to 31%) when such holder receives interest and principal payments on the new notes held or upon the proceeds received upon the sale or other disposition of such new notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

     . fails to furnish its taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

     .  furnishes an incorrect TIN;

     . is notified by the IRS that it has failed to properly report payments of interest or dividends; or

     . fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

     United States Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-United States Holders

Definition of Non-United States Holders; Interest Payments and Gains from Dispositions

     A Non-United States Holder is a beneficial owner of the notes who is not a United States Holder.

   Interest Payments

     Interest paid to a Non-United States Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

     . such holder does not directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all of our classes of stock;

     . such holder is not a controlled foreign corporation that is related to us through stock ownership and is not a bank that received the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

     . either (i) the Non-United States Holder certifies in a statement to us or our paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name or address or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-United States Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States Holder, has received from the Non-United States Holder a statement, under penalties of perjury, that such holder is not a "United States person" and provides us or our paying agent with a copy of such statement.

     The certification requirement described above may require a Non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that:

     .  the certification described above be provided by the partners; and

     .  the partnership provide certain information.

     Further, a look-through rule will apply in the case of tiered partnerships. Special rules are applicable to intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

   Gains from Dispositions

     A Non-United States Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a new note. However, a Non-United States Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain. Also, the Non-United States Holder may be subject to tax if the Non-United States Holder was a citizen or resident of the United States and is subject to special rules that apply to certain expatriates.

   Income or Gain Effectively Connected With a United States Trade or Business

     If interest or gain from a disposition of the new notes is effectively connected with a Non-United States Holder's conduct of a United States trade or business, or if an income tax treaty applies and the Non-United States Holder maintains a United States "permanent establishment" to which the interest or gain is generally attributable, the Non-United States Holder may be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a new note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a new note or gain recognized on the disposition of a new note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup Withholding and Information Reporting

     Backup withholding will generally not apply to payments made by us or our paying agents, in their capacities as such, to a Non-United States Holder of a new note if the holder has provided the required certification that it is not a United States person as described above. Payments of the proceeds from a disposition by a Non-United States Holder of a new note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

     .  a United States person;

     . a controlled foreign corporation for United States federal income tax purposes;

     . a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

     . a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

     Payment of the proceeds from a disposition by a Non-United States Holder of a new note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

     Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury regulations. In this regard, the current Treasury regulations provide for certain reliance standards with respect to certifications under which a certification may not be relied on if we or our agent (or other payor) knows or has reasons to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a credit against the holder's United States federal income tax liability or may claim a refund, provided the required information is furnished timely to the IRS.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
such resale. In addition, until          , 2001 (90 days after the date of this
prospectus), all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Each of AmeriSource and Bergen was previously subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and filed periodic reports and other information with the SEC. These documents include specific information regarding AmerisourceBergen.

     AmerisourceBergen is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and files periodic reports and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC's website at www.sec.gov. Copies of such material can also be obtained from us upon request.

     While any notes remain outstanding, we will make available, on request, to any holder and any prospective purchaser of the notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act.

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, covering the notes to be issued in the exchange offer (Registration No. 333- ). This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding our company and the notes to be issued in the exchange offer, please reference the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

     Copies of the registration statement, including all related exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC. In addition, you may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address:
AmerisourceBergen Corporation 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087; the telephone number at that address is (610) 727-7000.

                                 LEGAL MATTERS

     Certain legal matters in connection with the new notes being offered will be passed upon for us by Dechert, Philadelphia, Pennsylvania.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated balance sheet of AmerisourceBergen Corporation as of March 31, 2001, as set forth in their report which is incorporated by refence in this prospectus and elsewhere in this registration statement. AmerisourceBergen's consolidated balance sheet is incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of AmeriSource Health Corporation included in AmeriSource's Annual Report on Form 10-K for the year ended September 30, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. AmeriSource's consolidated financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference from the Bergen Brunwig Corporation Annual Report on Form 10-K as of September 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     We have elected to "incorporate by reference" into this prospectus certain of the information we file with the SEC under the Securities Exchange Act of 1934. This means that we are disclosing important information to you by referring you to those filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supercede this information. Any information which is subsequently modified or superseded will not constitute a part of this prospectus, except as so modified or superceded. We incorporate by reference the "Security Ownership of Certain Beneficial Owners and Management," "Compensation of Directors," "Management" and "Certain Relationships and Transactions" sections from the proxy statement of AmeriSource filed on Form DEF 14A on January 26, 2001, the annual report of AmeriSource filed on Form 10-K on December 20, 2000, the quarterly reports of AmeriSource filed on Form 10-Q on February 13, 2001, May 14, 2001 and August 14, 2001, respectively, the "Director Compensation," "Beneficial Ownership of Securities," "Compensation of Executive Officers" and "Certain Transactions" sections from the proxy statement of Bergen filed on Form DEF 14A on January 12, 2001, the annual report of Bergen filed on Form 10-K on December 29, 2000, the quarterly reports of Bergen filed on Form 10-Q on February 14, 2001, May 14, 2001 and August 14, 2001, respectively, the AmerisourceBergen's Registration Statement filed on Form S-4/A on July 27, 2001 and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the Exchange Offer to which this prospectus relates is terminated.

     Upon written or oral request, we will provide you with a copy of any of the incorporated documents without charge (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents). You may submit such a request for this material at the following address and telephone number:

                              Investor Relations
                         AmerisourceBergen Corporation
                         1300 Morris Drive, Suite 100
                       Chesterbrook, Pennsylvania 19087
                                (610) 727-7000

                         AMERISOURCEBERGEN CORPORATION

                      INDEX TO CONSOLIDATED BALANCE SHEET

Consolidated Balance Sheet as of June 30, 2001........................     F-2
Note to Consolidated Balance Sheet....................................     F-3

                         AMERISOURCEBERGEN CORPORATION

                          CONSOLIDATED BALANCE SHEET
                                 June 30, 2001
                                  (unaudited)

                                  Assets
Total assets...............................................................      $        --
                                                                                 ===========
                    Liabilities and Stockholders' Equity
Liabilities................................................................      $        --
Stockholders' equity:
  Common stock, $.01 par value, 100 shares authorized, issued
     and outstanding.......................................................                1
  Subscriptions receivable.................................................               (1)
                                                                                  ----------
Total stockholders' equity.................................................               --
Total liabilities and stockholders' equity.................................       $       --
                                                                                  ==========

                            See accompanying note.

                         AMERISOURCEBERGEN CORPORATION

                      NOTE TO CONSOLIDATED BALANCE SHEET

NOTE 1.    Organization and Basis of Presentation.

     AmerisourceBergen Corporation (formerly AmeriSource-Bergen Corporation) (the "Company") was incorporated in the state of Delaware on March 16, 2001. The Company was formed in connection with the merger (the "Merger") of AmeriSource Health Corporation ("AmeriSource") and Bergen Brunswig Corporation ("Bergen"). Upon completion of the Merger on August 29, 2001, AmeriSource and Bergen each became wholly owned subsidiaries of the Company. Other than its formation, the Company and its subsidiaries had not conducted any activities as of June 30, 2001.

     The consolidated balance sheet includes the accounts of the Company and its two wholly-owned subsidiaries, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. Intercompany accounts have been eliminated.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet.

     The accompanying unaudited consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and Rule 10-01 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to present fairly the financial position as of June 30, 2001 have been included. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principals generally accepted in the United States, but which are not required for interim reporting purposes, have been omitted.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Bylaws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law.
Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          The directors and officers of the Company are insured against certain liabilities under the registrant's directors' and officers' liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a)  Exhibits

          The following exhibits are filed herewith unless otherwise indicated:

(1)                *2.1  Agreement and Plan of Merger dated as of March 16, 2001 by and among AABB Corporation, AmeriSource Health Corporation, Bergen Brunswig Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp.

                   *4.1 Indenture dated as of August 16, 2001 governing 8 1/8% Senior Notes Due 2008 among the Company, certain of the Company's subsidiaries signatories thereto and Chase Manhattan Bank and Trust Company, National Association as trustee

                   *4.2  Form of 8 1/8% Senior Note Due 2008 (included in
                         Exhibit 4.1)

                   *4.3 Registration Rights Agreement, dated August 14, 2001, by and among the Company, the Subsidiaries Guarantors Named Therein, Credit Suisse First Boston Corporation, Banc of America Securities LLC and JP Morgan Securities.

                   *4.4 Pledge and Escrow Agreement, dated Augst 14, 2001, by and among the Company, the Subsidiaries Guarantors Named Therein, Credit Suisse First Boston Corporation, Banc of America Securities LLC and JP Morgan Securities.

                    5.1  Opinion of Dechert

                   *12   Computation of Ratio of Earnings to Fixed Charges

                    23.1 Consent of Ernst & Young LLP

                    23.2 Consent of Deloitte and Touche LLP

                    23.3 Consent of Dechert (included in Exhibit 5.1)

                   *24   Powers of Attorney (included on signature pages)

                   *25.1 Statement of Eligibility and Qualification of Chase
                         Manhattan Bank and Trust Company, National Association on Form T-1

                   *99.1 Form of Letter of Transmittal

                   *99.2 Form of Notice of Guaranteed Delivery

                   *99.3 Letter to Holders of 8 1/8% Senior Notes Due 2008
                         Concerning Offer For All Outstanding 8 1/8% Senior Subordinated Notes Due 2008 in Exchange for 8 1/8% Senior Notes Due 2008 of AmerisourceBergen Corporation Which Have Been Registered Under the Securities Act of 1933, as amended

                   *99.4 Letter to Brokers, Dealers, Commercial Banks, Trust
                         Companies and Other Nominees Concerning Offer For All Outstanding 8 1/8% Senior Notes Due 2008 in Exchange for 8 1/8% Senior Notes Due 2008 of AmerisourceBergen Corporation Which Have Been Registered Under the Securities Act of 1933, as amended

                   *99.5 Letter to Clients Concerning Offer For All Outstanding
                         8 1/8% Senior Notes Due 2008 in Exchange for 8% Senior Notes Due 2008 of AmerisourceBergen Corporation Which Have Been Registered Under the Securities Act of 1933, as amended

                   *99.6 Guidelines for Certification of Taxpayer Identification
                         Number on Substitute Form W-9

_________________________________
(1) Incorporated by reference to the Annex A of the Joint
    Proxy Statement -Prospectus on Amendment No. 2 to Form
    S-4 filed by the Company on July 27, 2001 (the "Joint
    Proxy Statement- Prospectus")

* previously filed

               (b) Financial Statement Schedules:

          Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

               (a)  The undersigned registrants hereby undertake:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (d) The undersigned registrants hereby undertake to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                         AMERISOURCEBERGEN CORPORATION


                                         By:  /s/ Neil F. Dimick
                                              --------------------------
                                              Neil F. Dimick
                                              Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                  SIGNATURES                                             TITLE
                  ----------                                             -----
                                                      President, Chief Executive Officer and Director
                         *                            (principal executive officer)
          ---------------------------------
                   R. David Yost

                                                      Chief Financial Officer
                         *                            (principal financial and accounting officer)
          ---------------------------------
                   Neil F. Dimick


                         *                            Director
          ---------------------------------
                  Rodney H. Brady


                         *                            Director
          ---------------------------------
                   Richard C. Gozon


                         *                            Director
          ---------------------------------
                Edward E. Hagenlocker


                         *                            Chairman and Director
          ---------------------------------
                  Robert E. Martini


                         *                            Director
          ---------------------------------
                   James R. Mellor


                         *                            Director
          ---------------------------------
                 Francis G. Rodgers


                         *                            Director
          ---------------------------------
                 J. Lawrence Wilson

          * Attorney-in-Fact

          By:/s/ William D. Sprague
             -------------------------------------
             William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                         AMERISOURCE HEALTH CORPORATION


                                         By:  /s/ Neil F. Dimick
                                              ------------------------------
                                              Neil F. Dimick
                                              Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                      SIGNATURES                                       TITLE
                     -----------                                       -----
                                                      President and Director
                         *                            (principal executive officer)
          ---------------------------------
                     R. David Yost

                                                      Chief Financial Officer and Director
                         *                            (principal financial and accounting officer)
          ---------------------------------
                    Neil F. Dimick

                         *                            Director
          ---------------------------------
                 Kurt J. Hilzinger


                         *                            Director
          ---------------------------------
                 Robert E. Martini

          * Attorney-in-Fact


          By:/s/ William D. Sprague
             -------------------------------------
             William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                        AMERISOURCE CORPORATION


                                        By:  /s/ Neil F. Dimick
                                             ------------------------------
                                             Neil F. Dimick
                                             Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


                      SIGNATURES                                       TITLE
                     -----------                                       -----
                                                      President and Director
                         *                            (principal executive officer)
          ---------------------------------
                   Brent R. Martini

                                                      Chief Financial Officer and Director
                         *                            (principal financial and accounting officer)
          ---------------------------------
                    Neil F. Dimick

                         *                            Director
          ---------------------------------
                 Kurt J. Hilzinger

                         *                            Director
          ---------------------------------
                 Robert E. Martini

                         *                            Director
          ---------------------------------
                   R. David Yost

          * Attorney-in-Fact


          By: /s/ William D. Sprague
              -------------------------------------
              William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                         BERGEN BRUNSWIG CORPORATION


                                         By:  /s/ Neil F. Dimick
                                              --------------------------
                                              Neil F. Dimick
                                              Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


                      SIGNATURES                                        TITLE
                     -----------                                        -----
                                                      President and Director
                         *                            (principal executive officer)
          ---------------------------------
                   R. David Yost

                                                      Chief Financial Officer and Director
                         *                            (principal financial and accounting officer)
          ---------------------------------
                   Neil F. Dimick

                         *                            Director
          ---------------------------------
                 Kurt J. Hilzinger


                         *                            Director
          ---------------------------------
                 Robert E. Martini

          * Attorney-in-Fact


          By:/s/ William D. Sprague
             -------------------------------------
             William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                         AMERISOURCE HEALTH SERVICES
                                         CORPORATION


                                         By:  /s/ Neil F. Dimick
                                              --------------------------
                                              Neil F. Dimick
                                              Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                      SIGNATURES                                         TITLE
                     -----------                                         -----
                                                      President
                         *                            (principal executive officer)
          ---------------------------------
                    Ed Hancock

                                                      Chief Financial Officer
                         *                            (principal financial and accounting officer)
          ---------------------------------
                   Neil F. Dimick


                         *                            Director
          ---------------------------------
                   R. David Yost


                         *                            Director
          ---------------------------------
                 Kurt J. Hilzinger

          * Attorney-in-Fact


          By:/s/ William D. Sprague
             ------------------------------------
             William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    AMERISOURCE HERITAGE CORPORATION


                                    By:  /s/ Daniel T. Hirst
                                         -------------------------------
                                         DanieT. Hirst
                                         Treasurer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                     SIGNATURES                                   TITLE
                    -----------                                   -----
                                                  President and Director
                          *                       (principal executive officer)
          ---------------------------------
                  William Bechstein

                                                  Treasurer and Director
                          *                       (principal financial and accounting officer)
          ---------------------------------
                   Daniel T. Hirst

                          *                       Director
          ---------------------------------
                   Donna E. Dasher

          * Attorney-in-Fact


          By: /s/ William D. Sprague
              ------------------------------------
              William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.


                                         AMERISOURCE SALES CORPORATION


                                         By:  /s/ Neil F. Dimick
                                              --------------------------
                                              Neil F. Dimick
                                              Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25th, 2001.

                     SIGNATURES                                           TITLE
                     ----------                                           -----

                                                     President and Director
                           *                         (principal executive officer)
           -------------------------------------
                      R. David Yost

                                                     Chief Financial Officer
                           *                         (principal financial and accounting officer)
           -------------------------------------
                     Neil F. Dimick

                           *                         Director
           -------------------------------------
                   Kurt J. Hilzinger

           *  Attorney-in-Fact


           By: /s/ William D. Sprague
              ------------------------------------------
              William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October 2001.

                                         ALLIANCE HEALTH SERVICE, INC.


                                         By:  /s/ Neil F. Dimick
                                              --------------------------
                                              Neil F. Dimick
                                              Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                     SIGNATURES                                           TITLE
                     ----------                                           -----

                                                     President
                           *                         (principal executive officer)
           -------------------------------------
                   Charles J. Carpenter

                                                     Chief Financial Officer
                           *                         (principal financial and accounting officer)
           -------------------------------------
                     Neil F. Dimick

                           *                         Director
           -------------------------------------
                   William D. Sprague

           *  Attorney-in-Fact


           By: /s/ William D. Sprague
               ----------------------------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                         ALLIANCE HOME HEALTH CARE, INC.


                                         By:  /s/ Neil F. Dimick
                                              --------------------------
                                              Neil F. Dimick
                                              Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                     SIGNATURES                                           TITLE
                     ----------                                           -----
                                                     President
                           *                         (principal executive officer)
           -------------------------------------
                   Charles J. Carpenter

                                                     Chief Financial Officer
                           *                         (principal financial and accounting officer)
           -------------------------------------
                     Neil F. Dimick

                           *                         Director
           -------------------------------------
                    William D. Sprague

           *  Attorney-in-Fact

           By: /s/ William D. Sprague
               --------------------------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                               ASD HEMOPHILIA PROGRAM, L.P.



                               By:  /s/ Neil F. Dimick
                                    -------------------------------------------
                                    Neil F. Dimick
                                    Chief Financial Officer of ASD Hemophilia
                                    Management, LLC, General Partner



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                     SIGNATURES                                           TITLE
                     ----------                                           -----
                                                     General Partner
                           *                         (principal executive officer)
           -------------------------------------
                   Kurt J. Hilzinger

                                                     Chief Financial Officer
                           *                         (principal financial and accounting officer)
           -------------------------------------
                     Neil F. Dimick

           *  Attorney-in-Fact


           By:  /s/ William D. Sprague
                ---------------------------------------
                William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    ASD HEMOPHILIA MANAGEMENT, LLC



                                    By:  /s/ Neil F. Dimick
                                         ----------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                         TITLE
               ----------                         -----
                                    President
                   *                (principal executive officer)
       ----------------------------
            Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By: /s/ William D. Sprague
           ----------------------------------
           William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    ASD SPECIALTY HEALTHCARE, INC.



                                    By:  /s/ Neil F. Dimick
                                         ----------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                         TITLE
                ----------                         -----
                                    Chief Executive Officer and Director
                    *               (principal executive officer)
       ----------------------------
              R. David Yost
                                    Chief Financial Officer and Director
                    *               (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                    *               Director
       ----------------------------
            Kurt J. Hilzinger

                    *               Director
       ----------------------------
             Steven H. Collis

       * Attorney-in-Fact


       By  /s/ Neil F. Dimick
           ---------------------------
           Neil F. Dimick

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    BBC LABORATORIES



                                    By:  /s/ Neil F. Dimick
                                         ----------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                      TITLE
                ----------                      -----
                                    President
                    *               (principal executive officer)
       ----------------------------
            Kurt J. Hilzinger
                                    Chief Financial Officer
                    *               (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                    *               Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            -----------------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    BBC PACKING CORPORATION



                                    By:  /s/ Neil F. Dimick
                                         ----------------------------------
                                         Neil F Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                        TITLE
                ----------                        -----
                                    President
                    *               (principal executive officer)
       ----------------------------
            Kurt J. Hilzinger
                                    Chief Financial Officer
                    *               (principal financial and accounting officer)
       ----------------------------
              Neil F. Dimick

                    *               Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            ------------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    BBC SPECIAL PACKAGING, INC.



                                    By:  /s/ Neil F. Dimick
                                         ----------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                        TITLE
                ----------                        -----
                                    President
                   *                (principal executive officer)
       ----------------------------
             Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
           William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            ----------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    BBC TRANSPORTATION COMPANY



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                      TITLE
                ----------                      -----
                                    President
                   *                (principal executive officer)
       ----------------------------
             Brent R. Martini
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            ------------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    BERGEN BRUNSWIG DRUG COMPANY



                                    By:  /s/ Neil F. Dimick
                                         ----------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                      TITLE
                ----------                      -----
                                    President and Director
                   *                (principal executive officer)
       ----------------------------
            Brent R. Martini
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
              John McAlpine

                   *                Director
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            Kurt J. Hilzinger

                   *                Director
       ----------------------------
              R. David Yost

       * Attorney-in-Fact


       By:  /s/ John McAlpine
            ------------------------------
            John McAlpine

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    BERGEN BRUNSWIG REALTY SERVICES, INC.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                       TITLE
                ----------                       -----
                                    President
                   *                (principal executive officer)
       ----------------------------
            Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
      -----------------------------
            William D. Sprague

       * Attorney-in-Fact


       By:  /s/ William D. Sprague
            ------------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    BBC OPERATING SUB, INC.



                                    By:  /s/ Neil F. Dimick
                                         ----------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                       TITLE
                ----------                       -----
                                    President
                   *                (principal executive officer)
       ----------------------------
            Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            ------------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    BEVERLY ACQUISITION CORPORATION



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                      TITLE
                ----------                      -----
                                    President
                   *                (principal executive officer)
       ----------------------------
           Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

     *  Attorney-in-Fact


     By:  /s/ William D. Sprague
          --------------------------------
         William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    BROWNSTONE PHARMACY, INC.



                                    By:  /s/ Neil F. Dimick
                                         ------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                  SIGNATURES                              TITLE
                  ----------                              -----
                                        President
                       *                (principal executive officer)
          ----------------------------
              Charles J. Carpenter
                                        Chief Financial Officer
                       *                (principal financial and accounting officer)
          ----------------------------
                 Neil F. Dimick

                       *                Director
          ----------------------------
               William D. Sprague

           *  Attorney-in-Fact


           By:  /s/ William D. Sprague
                ----------------------------
                William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    CAPSTONE MED, INC.



                                    By:  /s/ Charles J. Carpenter
                                         ---------------------------------------
                                         Charles J. Carpenter
                                         President

                               POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Charles J. Carpenter and William D. Sprague, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                  SIGNATURES                       TITLE
                  ----------                       -----
                                            President
           /s/ Charles J. Carpenter         (principal executive officer)
          --------------------------------
           Charles J. Carpenter
                                            Chief Financial Officer
           /s/ Neil F. Dimick               (principal financial and accounting officer)
          --------------------------------
           Neil F. Dimick

           /s/ William D. Sprague           Director
          --------------------------------
           William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    CAPSTONE PHARMACY OF DELAWARE, INC.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                      SIGNATURES                                     TITLE
                      ----------                                     -----
                                                   President
                           *                       (principal executive officer)
          ----------------------------------------
                  Charles J. Carpenter
                                                   Chief Financial Officer
                           *                       (principal financial and accounting officer)
          ----------------------------------------
                    Neil F. Dimick

                           *                       Director
          ----------------------------------------
                 William D. Sprague

           *  Attorney-in-Fact


           By:  /s/ William D. Sprague
               --------------------------------------
               William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    CD SMITH HEALTHCARE, INC.



                                    By:  /s/ Neil F. Dimick
                                         --------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                      SIGNATURES                                  TITLE
                      ----------                                  -----
                                                President and Director
                           *                    (principal executive officer)
          ------------------------------------
                     R. David Yost
                                                Chief Financial Officer
                           *                    (principal financial and accounting officer)
          ------------------------------------
                    Neil F. Dimick

                           *                    Director
          ------------------------------------
                   Kurt J. Hilzinger

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               -------------------------------------
               William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    CENTURY ADVERTISING, INC.


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                  SIGNATURES                         TITLE
                  ----------                         -----
                                      President
                      *               (principal executive officer)
          -------------------------
              Brent R. Martini
                                      Chief Financial Officer
                      *               (principal financial and accounting officer)
          -------------------------
               Neil F. Dimick

                      *               Director
          -------------------------
              William D. Sprague

           * Attorney-in-Fact


           By:  /s/ William D. Sprague
                ---------------------------
                William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    CHOICE MEDICAL, INC.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                     SIGNATURES                                TITLE
                     ----------                                -----
                                             President
                          *                  (principal executive officer)
          --------------------------------
                    Linda Burkett
                                             Chief Financial Officer
                          *                  (principal financial and accounting officer)
          --------------------------------
                    Neil F. Dimick

                          *                  Director
          --------------------------------
                  William D. Sprague

           * Attorney-in-Fact


           By:  /s/ William D. Sprague
                --------------------------------
                William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    COMPUTRAN SYSTEMS, INC.


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                      SIGNATURES                              TITLE
                      ----------                              -----
                                                 President
                           *                     (principal executive officer)
          ------------------------------------
                  Charles J. Carpenter
                                                 Chief Financial Officer
                           *                     (principal financial and accounting officer)
          ------------------------------------
                     Neil F. Dimick

                           *                     Director
          ------------------------------------
                   William D. Sprague

           *  Attorney-in-Fact


           By:  /s/ William D. Sprague
                -------------------------------------
                William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    COMPUSCRIPT, INC.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                      SIGNATURES                                      TITLE
                      ----------                                      -----
                                                  President
                           *                      (principal executive officer)
          -----------------------------------
                   Charles J. Carpenter
                                                  Chief Financial Officer
                           *                      (principal financial and accounting officer)
          ------------------------------------
                     Neil F. Dimick

                           *                      Director
          ------------------------------------
                  William D. Sprague

           * Attorney-in-Fact


           By:  /s/ William D. Sprague
                ------------------------------------
                William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    CORRECTIONS PHARMACIES

                                    OF CALIFORNIA, L.P.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer of Corrections
                                         Pharmacies, LLC,
                                         General Partner

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                      SIGNATURES                       TITLE
                      ----------                       -----
                                              General Partner
                           *                  (principal executive officer)
          -----------------------------------
                   Kurt J. Hilzinger
                                              Chief Financial Officer
                           *                  (principal financial and accounting officer)
          -----------------------------------
                    Neil F. Dimick

           * Attorney-in-Fact


            By:  /s/ Neil F. Dimick
                 -----------------------------------
                 Neil F. Dimick

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    CORRECTIONS PHARMACIES L.L.C.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                      SIGNATURES                            TITLE
                      ----------                            -----
                                                  President
                           *                      (principal executive officer)
          --------------------------------------
                    Steven H. Collis
                                                  Chief Financial Officer
                           *                      (principal financial and accounting officer)
          --------------------------------------
                     Neil F. Dimick

                           *                      Director
          --------------------------------------
                    William D. Sprague

           *  Attorney-in-Fact


           By:  /s/ William D. Sprague
                --------------------------------------
                William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    CORRECTIONS PHARMACIES
                                    OF HAWAII, LP


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer of Corrections
                                         Pharmacies LLC,
                                         General Partner

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                       TITLE
                ----------                       -----
                                    General Partner
                   *                (principal executive officer)
       ----------------------------
            Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            -------------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    CORRECTIONS PHARMACIES LICENSING
                                    COMPANY, LLC


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

                               POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                       TITLE
                ----------                       -----
                                    President
                   *                (principal executive officer)
       ----------------------------
            Steven H. Collis
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            ------------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    DD WHOLESALE, INC.


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                    TITLE
                ----------                    -----
                                    President
                   *                (principal executive officer)
       ----------------------------
           Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
              Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            -------------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    DRUG SERVICE, INC.


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                     TITLE
                ----------                     -----
                                    President
                   *                (principal executive officer)
       ----------------------------
            Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            -----------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    DUNNINGTON DRUG, INC.


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                      TITLE
                ----------                      -----
                                    President
                   *                (principal executive officer)
       ----------------------------
           Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
            Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            --------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    DUNNINGTON RX SERVICES OF
                                    MASSACHUSETTS, INC.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                       TITLE
                ----------                       -----
                                    President
                   *                (principal executive officer)
       ----------------------------
            Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
              Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            -----------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    DUNNINGTON RX SERVICES OF RHODE
                                    ISLAND, INC.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                        TITLE
                ----------                        -----
                                    President
                   *                (principal executive officer)
       ----------------------------
          Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            -----------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    DURR-FILLAUER MEDICAL, INC.


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                       TITLE
                ----------                       -----
                                    Chief Executive Officer and Director
                   *                (principal executive officer)
       ----------------------------
              R. David Yost
                                    Chief Financial Officer and Director
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            Kurt J. Hilzinger

       *  Attorney-in-Fact


       By:  /s/ Neil F. Dimick
            -------------------------
            Neil F. Dimick

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    EXPRESS PHARMACY SERVICES, INC.


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                    TITLE
                ----------                    -----
                                    President
                   *                (principal executive officer)
       ----------------------------
           Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            -----------------------------
            William D. Sprague

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    FAMILY CENTER PHARMACY, INC.


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                SIGNATURES                     TITLE
                ----------                     -----
                                    President
                   *                (principal executive officer)
       ----------------------------
           Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
       ----------------------------
             Neil F. Dimick

                   *                Director
       ----------------------------
            William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            -----------------------------
            William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    GENERAL DRUG COMPANY



                                    By:  /s/ Neil F. Dimick
                                         --------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

            SIGNATURES                        TITLE
            ----------                        -----

                                    President
                   *                (principal executive officer)
       -------------------------
           R. David Yost
                                    Chief Financial Officer
                   *                (principal financial and accounting officer
       -------------------------
           Neil F. Dimick

                   *                Director
       -------------------------
           Kurt J. Hilzinger


        *  Attorney-in-Fact


        By: /s/ Kurt J. Hilzinger
            -------------------------
            Kurt J. Hilzinger

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    GOOT NURSING HOME PHARMACY, INC.



                                    By:  /s/ Neil F. Dimick
                                         -----------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


           SIGNATURES                             TITLE
           ----------                             -----
                                    President
                 *                  (principal executive officer)
       ---------------------
       Charles J. Carpenter
                                    Chief Financial Officer
                 *                  (principal financial and accounting officer)
       ---------------------
        Neil F. Dimick

                 *                  Director
       ---------------------
        William D. Sprague


          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               ----------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    GOOT WESTBRIDGE PHARMACY, INC.



                                    By:  /s/ Neil F. Dimick
                                         -----------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

           SIGNATURES                             TITLE
           ----------                             -----
                                    President
                *                   (principal executive officer)
       ---------------------
       Charles J. Carpenter
                                    Chief Financial Officer
                *                   (principal financial and accounting officer)
       ---------------------
        Neil F. Dimick

                *                   Director
       ---------------------
        William D. Sprague


          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               ----------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                       GOOT'S GOODIES, INC.



                                       By:  /s/ Neil F. Dimick
                                            --------------------------------
                                            Neil F. Dimick
                                            Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

           SIGNATURES                             TITLE
           ----------                             -----
                                    President
                *                   (principal executive officer)
       ---------------------
       Charles J. Carpenter
                                    Chief Financial Officer
                *                   (principal financial and accounting officer)
       ---------------------
        Neil F. Dimick

                *                   Director
       ---------------------
        William D. Sprague


          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               ----------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    GOOT'S PHARMACY AND ORTHOPEDIC
                                    SUPPLY, INC.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

            SIGNATURES                            TITLE
            ----------                            -----
                                    President
                 *                  (principal executive officer)
       ---------------------
       Charles J. Carpenter
                                    Chief Financial Officer
                 *                  (principal financial and accounting officer)
       ---------------------
          Neil F. Dimick

                 *                  Director
       ---------------------
        William D. Sprague


          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               ----------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    GREEN BARN, INC.



                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


           SIGNATURES                             TITLE
           ----------                             -----
                                    President
                *                   (principal executive officer)
       ---------------------
          Brent R. Martini

                                    Chief Financial Officer
                *                   (principal financial and accounting officer)
       ---------------------
           Neil F. Dimick


                *                   Director
       ---------------------
        William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            ----------------------
            William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    HEALTH SERVICES CAPITAL CORPORATION



                                    By:  /s/ William R. Bechstein
                                         ----------------------------------
                                         William R. Bechstein
                                         President

                               POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

           SIGNATURES                             TITLE
           ----------                             -----
                                    President and Director
                *                   (principal executive officer)
       ----------------------
        William R. Bechstein

                                    Chief Financial Officer
                *                   (principal financial and accounting officer)
       ----------------------
         Allen E. Zimmerman

                *                   Director
       ----------------------
          R. David Yost

       *  Attorney-in-Fact


       By:  /s/  William R. Bechstein
            -------------------------
            William R. Bechstein

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    HEALTHCARE PRESCRIPTION

                                    SERVICES, INC.



                                    By:  /s/ Neil F. Dimick
                                         ----------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

           SIGNATURES                             TITLE
           ----------                             -----
                                    President
                *                   (principal executive officer)
       ----------------------
        Charles J. Carpenter

                                    Chief Financial Officer
                *                   (principal financial and accounting officer)
       ----------------------
           Neil F. Dimick

                *                   Director
       ----------------------
         William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            ----------------------
            William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    HOME MEDICAL EQUIPMENT HEALTH COMPANY



                                    By:  /s/ Neil F. Dimick
                                         ------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


           SIGNATURES                             TITLE
           ----------                             -----
                                    President
                *                   (principal executive officer)
       ----------------------
         Kurt J. Hilzinger

                                    Chief Financial Officer
                *                   (principal financial and accounting officer)
       ----------------------
           Neil F. Dimick

                *                   Director
       ----------------------
         William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            ----------------------
            William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    INSTA-CARE HOLDINGS, INC.



                                    By:  /s/ Neil F. Dimick
                                         ----------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

           SIGNATURES                             TITLE
           ----------                             -----
                                    President
                *                   (principal executive officer)
       ----------------------
        Charles J. Carpenter

                                    Chief Financial Officer
                *                   (principal financial and accounting officer)
       ----------------------
           Neil F. Dimick

                *                   Director
       ----------------------
         William D. Sprague

       *  Attorney-in-Fact


       By:  /s/ William D. Sprague
            ----------------------
            William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    INSTA-CARE PHARMACY SERVICES CORPORATION



                                    By:  /s/ Neil F. Dimick
                                         --------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
               Charles J. Carpenter

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                William D. Sprague

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               -------------------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                INTEGRATED COMMERCIALIZATION SOLUTIONS, INC.



                                By:  /s/ Neil F. Dimick
                                     ------------------------------------------
                                     Neil F. Dimick
                                     Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
                Kurt J. Hilzinger

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                William D. Sprague

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               -------------------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                       INTEPLEX, INC.



                                       By:  /s/ Neil F. Dimick
                                            -----------------------------------
                                            Neil F. Dimick
                                            Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
                Kurt J. Hilzinger

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                William D. Sprague

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               --------------------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    JAMES BRUDNICK COMPANY, INC.



                                    By:  /s/ Neil F. Dimick
                                         -----------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
                  R. David Yost

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                Kurt J. Hilzinger

          *  Attorney-in-Fact

          By:  /s/ Kurt J. Hilzinger
               -------------------------------
               Kurt J. Hilzinger

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                     K/S INSTRUMENT CORP.



                                     By:  /s/ Neil F. Dimick
                                          ----------------------------------
                                          Neil F. Dimick
                                          Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
                Kurt J. Hilzinger

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                William D. Sprague

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               ----------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    LAD DRUG CORPORATION


                                    By:  /s/ Neil F. Dimick
                                         ---------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
                Kurt J. Hilzinger

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                William D. Sprague

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               ---------------------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    LOS ANGELES DRUG CORPORATION


                                    By:  /s/ Neil F. Dimick
                                         -------------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
                Kurt J. Hilzinger

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                William D. Sprague

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               ------------------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    MANAGEMENT SYSTEMS OF AMERICA, INC.



                                    By:  /s/ Neil F. Dimick
                                         -----------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
                Kurt J. Hilzinger

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                William D. Sprague

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               -------------------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    MDP PROPERTIES, INC.



                                    By:  /s/ Neil F. Dimick
                                         --------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
                Kurt J. Hilzinger

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                William D. Sprague

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               ---------------------------------
               William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    MEDICAL HEALTH INDUSTRIES, INC.



                                    By:  /s/ Neil F. Dimick
                                         --------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

                    SIGNATURES                               TITLE
                    ----------                               -----
                                            President
                        *                   (principal executive officer)
          ------------------------------
               Charles J. Carpenter

                                            Chief Financial Officer
                        *                   (principal financial and accounting officer)
          ------------------------------
                  Neil F. Dimick

                        *                   Director
          ------------------------------
                William D. Sprague

          *  Attorney-in-Fact


          By:  /s/ William D. Sprague
               -------------------------------
               William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    MEDICAL INITIATIVES, INC.


                                    By:  /s/ Neil F. Dimick
                                         -----------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


                     SIGNATURES                         TITLE
                     ----------                         -----
                                         President
                         *               (principal executive officer)
             --------------------------
                  Steven H. Collis
                                         Chief Financial Officer
                         *               (principal financial and accounting
                                         officer)
             --------------------------
                   Neil F. Dimick

                         *               Director
             --------------------------
                 William D. Sprague


           *  Attorney-in-Fact


           By:  /s/ William D. Sprague
                -----------------------
                William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    MEDIDYNE, CORP.


                                    By:  /s/ Neil F. Dimick
                                         ------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


                      SIGNATURES                       TITLE
                      ----------                       -----
                                            President
                           *                (principal executive officer)
                 -------------------------
                    Charles J. Carpenter
                                            Chief Financial Officer
                           * (principal financial and accounting ------------------------- officer)
                      Neil F. Dimick

                           *                Director
                 -------------------------
                      William D. Sprague

                 *  Attorney-in-Fact


                 By:  /s/ William D. Sprague
                      ----------------------
                      William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    OMNI MED B, INC.



                                    By:  /s/ Neil F. Dimick
                                         -----------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.



                      SIGNATURES                       TITLE
                      ----------                       -----
                                           President
                           *               (principal executive officer)
                ------------------------
                   Charles J. Carpenter
                                           Chief Financial Officer
                           *               (principal financial and accounting
                ------------------------   officer)
                      Neil F. Dimick

                           *               Director
                ------------------------
                    William D. Sprague


               * Attorney-in-Fact


               By:  /s/ William D. Sprague
                    ----------------------
                    William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    PHARMACY DYNAMICS GROUP, INC.



                                    By:  /s/ Neil F. Dimick
                                         ------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.



                      SIGNATURES                       TITLE
                      ----------                       -----
                                          President
                           *              (principal executive officer)
                -------------------------
                   Charles J. Carpenter
                                          Chief Financial Officer
                           * (principal financial and accounting ------------------------- officer)
                      Neil F. Dimick

                           *              Director
                --------------------------
                    William D. Sprague


               * Attorney-in-Fact


               By:  /s/ William D. Sprague
                    ----------------------
                    William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    PHARMACY CORPORATION OF
                                    AMERICA, INC.



                                    By:  /s/ Neil F. Dimick
                                         ----------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.



                      SIGNATURES                       TITLE
                      ----------                       -----
                                            President
                          *                 (principal executive officer)
              ----------------------------
                  Charles J. Carpenter
                                            Chief Financial Officer
                          * (principal financial and accounting ---------------------------- officer)
                     Neil F. Dimick

                          *                 Director
              ----------------------------
                   William D. Sprague


             * Attorney-in-Fact

             By:  /s/ William D. Sprague
                  ----------------------
                  William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    PHARMACY CORPORATION OF AMERICA-
                                    MASSACHUSETTS, INC.



                                    By:  /s/ Neil F. Dimick
                                         -------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.



                      SIGNATURES                       TITLE
                      ----------                       -----
                                           President
                           *               (principal executive officer)
               ---------------------------
                  Charles J. Carpenter
                                           Chief Financial Officer
                           * (principal financial and accounting --------------------------- officer)
                      Neil F. Dimick

                           *               Director
               ---------------------------
                     William D. Sprague


                *  Attorney-in-Fact


                By:  /s/ William D. Sprague
                     ----------------------
                     William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    PHARMACY HEALTHCARE SOLUTIONS, LTD.



                                    By:  /s/ Neil F. Dimick
                                         --------------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer of AmeriSource
                                         Corporation,
                                         General Partner

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.



                      SIGNATURES                       TITLE
                      ----------                       -----
                                            President
                           *                (principal executive officer)
               -------------------------
                    Brent R. Martini
                                            Chief Financial Officer
                           *                (principal financial and accounting
               -------------------------    officer)
                     Neil F. Dimick


                *  Attorney in Fact


                By:  /s/ Neil F. Dimick
                     --------------------
                     Neil F. Dimick

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    PHARMERICA, INC.



                                    By:  /s/ R. David Yost
                                         ----------------------
                                         R. David Yost
                                         Chief Financial Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints R. David Yost and Neil F. Dimick, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


                      SIGNATURES                       TITLE
                      ----------                       -----
                                           President and Director
                 /s/ R. David Yost         (principal executive officer)
                 ------------------------
                 R. David Yost
                                           Chief Financial Officer
                 /s/ Neil F. Dimick        (principal financial and accounting
                 ------------------------  officer)
                 Neil F. Dimick

                 /s/ Charles J. Carpenter  Director
                 ------------------------
                 Charles J. Carpenter

                 /s/ Kurt J. Hilzinger     Director
                 ------------------------
                 Kurt J. Hilzinger

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    PHARMERICA DRUG SYSTEMS, INC.



                                    By:  /s/ Neil F. Dimick
                                         --------------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


                      SIGNATURES                       TITLE
                      ----------                       -----
                                             President
               /s/ Charles J. Carpenter      (principal executive officer)
           ------------------------------
                 Charles J. Carpenter
                                             Chief Financial Officer
               /s/ Neil F. Dimick            (principal financial and accounting
           ------------------------------    officer)
                  Neil F. Dimick

               /s/ William D. Sprague        Director
           ------------------------------
                  William D. Sprague


           *  Attorney-in-Fact


           By: /s/ William D. Sprague
               ---------------------------
                William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    PREMIER PHARMACY, INC.



                                    By:  /s/ Neil F. Dimick
                                         -----------------------
                                         Neil F. Dimick
                                         Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.



                      SIGNATURES                       TITLE
                      ----------                       -----
                                            President
                           *                (principal executive officer)
               --------------------------
                 Charles J. Carpenter
                                            Chief Financial Officer
                           *                (principal financial and accounting
               --------------------------   officer)
                     Neil F. Dimick

                           *                Director
               --------------------------
                   William D. Sprague


               *  Attorney-in-Fact


               By:  /s/ William D. Sprague
                    ------------------------
                    William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    RIGHTPAK, INC.



                                    By: /s/ Neil F. Dimick
                                        --------------------------------------
                                        Neil F. Dimick
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.


               SIGNATURES                        TITLE
               ----------                        -----
                                    President
                   *                (principal executive officer)
     ------------------------------
            Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     ------------------------------
             Neil F. Dimick

                   *                Director
     ------------------------------
          William D. Sprague

     *  Attorney-in-Fact


     By:  /s/ William D. Sprague
          ----------------------
          William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    ROMBRO'S DRUG CENTER, INC.



                                    By: /s/ Neil F. Dimick
                                        ---------------------------------------
                                        Neil F. Dimick
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                        TITLE
               ----------                        -----
                                    President
                   *                (principal executive officer)
     -----------------------------
         Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     -----------------------------
            Neil F. Dimick

                   *                Director
     -----------------------------
          William D. Sprague


     *  Attorney-in-Fact


     By:  /s/ William D. Sprague
          ----------------------
          William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    SBS PHARMACEUTICALS, INC.



                                    By: /s/ Neil F. Dimick
                                        --------------------------------------
                                        Neil F. Dimick
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                        TITLE
               ----------                        -----
                                    President and Director
                   *                (principal executive officer)
     -----------------------------
             R. David Yost
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     -----------------------------
            Neil F. Dimick

                   *                Director
     -----------------------------
           Kurt J. Hilzinger

     *  Attorney-in-Fact


     By:  /s/ William D. Sprague
          ----------------------
          William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    SOUTHWEST PHARMACIES, INC.



                                    By: /s/ Neil F. Dimick
                                        ---------------------------------------
                                        Neil F. Dimick
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                        TITLE
               ----------                        -----
                                    President
                   *                (principal executive officer)
     -----------------------------
           Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     -----------------------------
            Neil F. Dimick

                   *                Director
     -----------------------------
          William D. Sprague

     *  Attorney-in-Fact


     By:  /s/ William D. Sprague
          ----------------------
          William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    SOUTHWESTERN DRUG CORPORATION



                                    By: /s/ Neil F. Dimick
                                        ---------------------------------------
                                        Neil F. Dimick
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                        TITLE
               ----------                        -----
                                    President
                   *                (principal executive officer)
     -----------------------------
          Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     -----------------------------
            Neil F. Dimick

                   *                Director
     -----------------------------
           William D. Sprague

     * Attorney-in-Fact


     By:  /s/ William D. Sprague
          ----------------------
          William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    STADT SOLUTIONS, LLC



                                    By: /s/ Neil F. Dimick
                                        ---------------------------------------
                                        Neil F. Dimick
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                        TITLE
               ----------                        -----
                                    President
                   *                (principal executive officer)
     -----------------------------
           Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     -----------------------------
            Neil F. Dimick

                   *                Director
     -----------------------------
           William D. Sprague

     *  Attorney-in-Fact


     By:  /s/ William D. Sprague
          ----------------------
          William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 25th day of October, 2001.

                                    TMESYS, INC.



                                    By: /s/ Neil F. Dimick
                                        ---------------------------------------
                                        Neil F. Dimick
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                        TITLE
               ----------                        -----
                                    President
                   *                (principal executive officer)
     -----------------------------
          Charles J. Carpenter
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     -----------------------------
            Neil F. Dimick

                   *                Director
     -----------------------------
           William D. Sprague

     *  Attorney-in-Fact


     By:  /s/ William D. Sprague
          ----------------------
          William D. Sprague

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    THE ALLEN COMPANY



                                    By: /s/ Neil F. Dimick
                                        ---------------------------------------
                                        Neil F. Dimick
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                        TITLE
               ----------                        -----
                                    President
                   *                (principal executive officer)
     -----------------------------
           Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     -----------------------------
            Neil F. Dimick

                   *                Director
     -----------------------------
          William D. Sprague

     * Attorney-in-Fact


     By:  /s/ William D. Sprague
          ----------------------
          William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    THE LASH GROUP



                                    By: /s/ Neil F. Dimick
                                        ---------------------------------------
                                        Neil F. Dimick
                                        Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                        TITLE
               ----------                        -----
                                    President
                   *                (principal executive officer)
     -----------------------------
           Kurt J. Hilzinger
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     -----------------------------
            Neil F. Dimick

                   *                Director
     -----------------------------
          William D. Sprague

     *  Attorney-in-Fact


     By:  /s/ William D. Sprague
          ----------------------
          William D. Sprague

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on the 25th day of October, 2001.

                                    VALUE APOTHECARIES, INC.



                                    By: /s/ Allen E. Zimmerman
                                        ---------------------------------------
                                        Allen E. Zimmerman
                                        President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 25, 2001.

               SIGNATURES                        TITLE
               ----------                        -----
                                    President
                   *                (principal executive officer)
     -----------------------------
           Allen E. Zimmerman
                                    Chief Financial Officer
                   *                (principal financial and accounting officer)
     -----------------------------
            Neil F. Dimick

                   *                Director
     -----------------------------
           Kurt J. Hilzinger

                   *                Director
     -----------------------------
             R. David Yost

     *  Attorney-in-Fact


     By:  /s/ Allen E. Zimmerman
          ----------------------
          Allen E. Zimmerman